Pricing supplement No. 1459/A† To underlying supplement No. 5 dated May 5, 2011 prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated April 11, 2012; Rule 424(b)(3)
Deutsche Bank AG, London Branch
$18,423,000 Rebalancing Tracker Notes Linked to a Basket due April 4, 2017

General
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The Rebalancing Tracker Notes (the “securities”) are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a weighted basket of twelve components (each, a “Basket Component” and, collectively, the “Basket Components”): the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”), the Deutsche Bank Commodity Apex 14 Net USD Index (the “Apex 14 Index”), the Deutsche Bank Commodity Curve Alpha 10 ERAC Index (the “Curve Alpha Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets ( “EMERALD EM”), the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Muni Trends Plus Index (the “Muni Trends Index”), the Deutsche Bank Global Ascent II USD (Series 2) Index (the “Global Ascent Index”), the Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index (the “Muni Arbitrage Index,” together with the Harvest Index, the Momentum Index, the Apex 14 Index, the Curve Alpha Index, EMERALD, EMERALD EM, the X-Alpha Index, the Haven Index, the Muni Trends Index and the Global Ascent Index, each, a “Rebalancing Index” and, collectively, the “Rebalancing Indices”) and the iShares® Barclays Aggregate Bond Fund (“AGG”). The return of each Basket Component is reduced by its applicable Adjustment Factor. Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Weights, and will have notional exposure to AGG that is one fifth of the aggregate notional exposures to the Rebalancing Indices.

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The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to AGG will not be adjusted on any quarterly Observation Date.

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Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right (the “early redemption right”) to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from (and excluding) the Trade Date to (and excluding) the Final Valuation Date, less the deduction of an investor early redemption fee of 0.50% of the Redemption Amount. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

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In addition to any cash payment investors receive at maturity or upon an early redemption, investors will also receive a quarterly cash payment reflecting the amount of dividends declared and paid by AGG to its shareholders, as set forth below.

•	Senior unsecured obligations of Deutsche Bank AG due April 4, 2017.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities priced on March 30, 2012 (the “Trade Date”) and are expected to settle on April 4, 2012 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
(Key Terms continued on next page)
†This amended and restated pricing supplement amends and restates pricing supplement No. 1459 in its entirety. We refer to this amended and restated pricing supplement as “pricing supplement.”
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-16 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement No. 5, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$2.50	$997.50
Total	$18,423,000.00	$16,749.00	$18,406,251.00
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The agents for this offering are affiliates of ours. For more information see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities	Deutsche Bank Trust Company Americas
April 11, 2012

(Key Terms continued from previous page)
Basket:
The securities are linked to the performance of twelve Basket Components, as set forth below. We refer to each Basket Component that is an index as a “Basket Index” and each Basket Component that is an exchange traded fund as a “Basket ETF.”

Basket Component	Ticker Symbol	Initial Notional Exposure	Rebalancing Weight	Initial Reference Level††
iShares® Barclays Aggregate Bond Fund (“AGG”)	AGG UP	$1,000.00	N/A	$109.85
Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”)	DBCMHVEG	$500.00	10.00%	519.9998
Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”)	DBCMMOUE	$250.00	5.00%	481.78
Deutsche Bank Commodity Apex 14 Net USD Index (the “Apex 14 Index”)	DBCMA14N	$500.00	10.00%	979.0013
Deutsche Bank Commodity Curve Alpha 10 ERAC Index (the “Curve Alpha Index”)	DBRCOCUE	$500.00	10.00%	1,666.0638
Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	$500.00	10.00%	207.28
Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets ( “EMERALD EM”)	DBVEMREM	$500.00	10.00%	210.19
Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”)	DBGLXAE	$250.00	5.00%	2,012.57
Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”)	DBHVPER	$500.00	10.00%	304.09
Deutsche Bank Muni Trends Plus Index (the “Muni Trends Index”)	DBMUNTRP	$500.00	10.00%	1,429.9711
Deutsche Bank Global Ascent II USD (Series 2) Index (the “Global Ascent Index”)	DBACIIU2	$500.00	10.00%	873.5863
Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index (the “Muni Arbitrage Index”)	DBDMA2PL	$500.00	10.00%	345.1838

Redemption Amount:	(i) You will receive a cash payment on the Maturity Date or the Redemption Trigger Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
Total Notional Exposure – $5,000

(ii) You will receive a cash payment on an Investor Redemption Payment Date per $1,000 Face Amount of securities, calculated as follows:
(Total Notional Exposure – $5,000) × (1 – Investor Redemption Fee)
The Redemption Amount will not be less than zero. Your investment will be fully exposed to any depreciation in the Basket Components.

Total Notional Exposure:	The sum of the Notional Exposure for each Basket Component
Notional Exposure:
Investors’ notional exposure to each Basket Component on the Trade Date is specified in the table above.

On any Observation Date, the Final Valuation Date, Investor Redemption Valuation Date or the Redemption Trigger Valuation Date (each, a “Valuation Date”), the Notional Exposure for each of the Rebalancing Indices is calculated as follows:

•      If the Reference Level for the relevant Rebalancing Index on such Valuation Date is greater than zero, (a) (i) the sum of the Notional Exposure for each of the Rebalancing Indices on the immediately preceding Observation Date* plus (ii) the sum of the Additional Amount for each of the Rebalancing Indices on such Valuation Date, multiplied by (b) the Rebalancing Weight of the applicable Rebalancing Index, divided by (c) the sum of the Rebalancing Weights of all the Rebalancing Indices for which the respective Reference Level on such Valuation Date is greater than zero.

•       If the Reference Level for the relevant Rebalancing Index on such Valuation Date is equal to zero, $0.

On the Final Valuation Date, Investor Redemption Valuation Date or the Redemption Trigger Valuation Date, the Notional Exposure for AGG is calculated as follows:

$1,000 x (AGG Return + 1)

(Key Terms continued from previous page)
Additional Amount:
On any Valuation Date, the Additional Amount for each of the Rebalancing Indices is calculated as follows:

•     If the Notional Exposure for the relevant Rebalancing Index on the immediately preceding Observation Date* is greater than zero, the product of (i) such Notional Exposure and (ii) the Period Return for such Rebalancing Index.

•     If the Notional Exposure for the relevant Rebalancing Index on the immediately preceding Observation Date* is equal to zero, $0.

Depending on the performance of the relevant Rebalancing Index, the Additional Amount could be positive, negative or zero.

Period Return:	On any Valuation Date, the Period Return for each of the Rebalancing Indices is calculated as follows:

(	Reference Level on such Valuation Date x Adjustment Factor	)	– 1
Reference Level on the immediately preceding Observation Date*

AGG Return:	(	Final Reference Level x AGG Adjustment Factor	)	– 1
Initial Reference Level

Initial Reference Level††:	For each Basket Component, as set forth in the table above.
Final Reference Level††:
For purposes of calculating the Redemption Amount payable on the Maturity Date, the Redemption Trigger Payment Date or the Investor Redemption Payment Date, the Reference Level for the respective Basket Component on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable.

Reference Level††:
For AGG, on any trading day, the last reported sale price of one share of AGG on the Relevant Exchange, as determined by the Calculation Agent, multiplied by the then-current Share Adjustment Factor.
For the Rebalancing Indices, the closing level of such Rebalancing Index on the applicable trading day.

Share Adjustment Factor:	Initially 1.0 for AGG, subject to adjustment for certain actions affecting the fund. See “General Terms of the Securities – Anti-dilution Adjustments for Funds” in this pricing supplement.
Adjustment Factors:	AGG Adjustment Factor	=	0.999 - (0.001 x (Days / 365))
	Harvest Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Momentum Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Apex 14 Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Curve Alpha Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	EMERALD Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	EMERALD EM Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	X-Alpha Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Haven Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Muni Trends Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Global Ascent Adjustment Factor	=	1 - (0.0093 x (Days / 365))
	Muni Arbitrage Adjustment Factor	=	1 - (0.0093 x (Days / 365))

For the Rebalancing Indices, on each Valuation Date, “Days” equals the number of calendar days from, and including, the immediately preceding Observation Date* to, but excluding, such Valuation Date.

For AGG, on each Valuation Date, “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, such Valuation Date.

Redemption Trigger Amount:	$600
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from, but excluding, the Trade Date to, and including, the second trading day immediately preceding the Final Valuation Date, calculated as if such trading day were the Redemption Trigger Valuation Date, is less than the Redemption Trigger Amount (such trading day, the “Redemption Trigger Valuation Date”†††). The securities will be redeemed by the Issuer for the Redemption Amount calculated as of the Redemption Trigger Valuation Date, with payment made on the date that is five business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date”††††).

(Key Terms continued from previous page)

Investor Early Redemption:
You will have the right, on any day during the Election Period, to cause us to redeem your securities, in whole or in part, for the Redemption Amount, by submitting a notice of your intention, indicating the aggregate Face Amount of securities to be redeemed (in integrals of the Face Amount), to your broker in accordance with your broker’s instructions.  An investor early redemption shall be effective on the date on which such notice is actually received by the Issuer if such note is received on a trading day at or before 11:00 a.m. New York City time, or the next trading day if such notice is not received on a trading day or is received after 11:00 a.m. New York City Time.

Investor Redemption Fee:	0.50%
Election Period:	Any trading day from (and excluding) the Trade Date to (and excluding) the Final Valuation Date
Investor Redemption Valuation Dates†††:
The Investor Redemption Valuation Date for each Investor Early Redemption will be the next trading day after an Investor Early Redemption is effective.  If you exercise your early redemption right, the Redemption Amount payable on the applicable Investor Redemption Payment Date will be calculated as of the corresponding Investor Redemption Valuation Date using the relevant Final Reference Levels and Adjustment Factors on such Investor Redemption Valuation Date, and will be subject to the deduction of the Investor Redemption Fee.  See "General Terms of the Securities — Investor Early Redemption" herein.

Investor Redemption Payment Dates††††:	Three business days after the applicable Investor Redemption Valuation Date.
AGG Dividend Pass-Thru Payments††:
On each AGG Dividend Pass-Thru Payment Date, if you are the beneficial owner of the securities as of the close of business on the applicable Record Date, you will receive a cash payment per $1,000 Face Amount of securities that equals the total amount of dividends declared and paid by AGG to its shareholders during the applicable AGG Dividend Pass-Thru Payment Period on the number of AGG shares, as determined by the Calculation Agent by dividing the Initial Notional Exposure of AGG by the Initial Reference Level of AGG, and multiplying the result by the then-applicable Share Adjustment Factor on the trading day immediately preceding such AGG Dividend Pass-Thru Payment Date.  No AGG Dividend Pass-Thru Payments will be made after the occurrence of a Redemption Trigger Event or Investor Early Redemption.

AGG Dividend Pass-Thru Payment Period:
With respect to each AGG Dividend Pass-Thru Payment Date, the period from and including the last AGG Dividend Pass-Thru Payment Date (or the Trade Date, in the case of the first AGG Dividend Pass-Thru Payment Date) to but excluding such AGG Dividend Pass-Thru Payment Date.

AGG Dividend Pass-Thru Payment Dates††††:
July 5, 2012, October 3, 2012, January 4, 2013, April 3, 2013, July 3, 2013, October 3, 2013, January 3, 2014, April 2, 2014, July 3, 2014, October 3, 2014, January 5, 2015, April 2, 2015, July 6, 2015, October 5, 2015, January 5, 2016, April 4, 2016, July 6, 2016, October 5, 2016, January 5, 2017 and April 4, 2017 (the Maturity Date)

Record Dates:	With respect to each AGG Dividend Pass-Thru Payment Date, the third business day preceding such AGG Dividend Pass-Thru Payment Date
Observation Dates†††:
June 29, 2012, September 28, 2012, December 28, 2012, March 28, 2013, June 28, 2013, September 30, 2013, December 30, 2013, March 28, 2014, June 30, 2014, September 30, 2014, December 30, 2014, March 30, 2015, June 30, 2015, September 30, 2015, December 30, 2015, March 30, 2016, June 30, 2016, September 30, 2016, December 30, 2016 and March 30, 2017.

Trade Date:	March 30, 2012
Settlement Date:	April 4, 2012
Final Valuation Date†††:	March 30, 2017
Maturity Date††††:	April 4, 2017
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	2515A1H87 / US2515A1H873
* If there is no Observation Date prior to the relevant Observation Date or Redemption Trigger Valuation Date, the Trade Date.
†† Subject to adjustment for non-trading days and certain Market Disruption Events as described under “General Terms of the Securities – Market Disruption Events” herein.
††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” herein.
†††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” and acceleration as described under “General Terms of the Securities – Commodity Hedging Disruption Events” herein.

TABLE OF CONTENTS

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES	PS-1
HYPOTHETICAL EXAMPLES	PS-2
SUMMARY	PS-12
SELECTED PURCHASE CONSIDERATIONS	PS-15
RISK FACTORS	PS-16
RISKS RELATING TO THE SECURITIES	PS-16
RISKS RELATING TO THE BASKET COMPONENTS	PS-20
HISTORICAL INFORMATION	PS-31
GENERAL TERMS OF THE SECURITIES	PS-37
U.S. FEDERAL INCOME TAX CONSEQUENCES	PS-47
USE OF PROCEEDS; HEDGING	PS-50
UNDERWRITING (CONFLICTS OF INTEREST)	PS-51
ANNEX:	PS-53
THE BASKET COMPONENTS	PS-53
AGG	PS-53
THE HARVEST INDEX	PS-54
THE MOMENTUM INDEX	PS-61
THE APEX 14 INDEX	PS-69
THE CURVE ALPHA INDEX	PS-84
THE X-ALPHA INDEX	PS-98
THE HAVEN INDEX	PS-110
THE MUNI TRENDS INDEX	PS-115
THE GLOBAL ASCENT INDEX	PS-119
THE MUNI ARBITRAGE INDEX	PS-128

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the underlying supplement No. 5 dated May 5, 2011, prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated May 5, 2011: http://www.sec.gov/Archives/edgar/data/1159508/000119312511129115/d424b21.pdf

•	Prospectus supplement dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement No. 5 and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

Redemption Amount at Maturity

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Components, payable on the Maturity Date. These examples illustrate that you will lose some or all of your initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors over the term of the securities. Due to the leverage feature of the securities, resulting from the combined Notional Exposure of $6,000 on the Trade Date, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. As a result, a small decrease in the levels of the Basket Components could result in a significant loss of your initial investment at maturity.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 1,826 calendar days from the Trade Date to the Final Valuation Date. The actual amount payable on the Maturity Date will be the Redemption Amount on the Final Valuation Date, determined based on the performances of the Basket Components over the term of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis.

These examples are based on hypothetical performances of the Rebalancing Indices from the 19th Observation Date to the Final Valuation Date and on the hypothetical performance of AGG from the Trade Date to the Final Valuation Date. For purposes of the following four examples, it is assumed that (i) there are 90 calendar days from the 19th Observation Date to the Final Valuation Date, (ii) a Redemption Trigger Event does not occur and (iii) you do not exercise your early redemption right. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.

	Previous Notional Exposure	Return Excluding Adjustment Factors	Return Including Adjustment Factors	Additional Amount	Final Notional Exposure
Harvest Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
Momentum Index	$250.00	0.20%	-0.03%	-$0.07	$249.93
Apex 14 Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
Curve Alpha Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
EMERALD	$500.00	0.20%	-0.03%	-$0.15	$499.85
EMERALD EM	$500.00	0.20%	-0.03%	-$0.15	$499.85
X-Alpha Index	$250.00	0.20%	-0.03%	-$0.07	$249.93
Haven Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
Muni Trends Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
Global Ascent Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
Muni Arbitrage Index	$500.00	0.20%	-0.03%	-$0.15	$499.85
AGG	$1,000.00	0.00%	-0.60%	N/A	$994.00
Total Notional Exposure					$5,992.51
Redemption Amount					$992.51
Return on Securities					-0.75%

Example 1: The return of AGG from the Trade Date to the Final Valuation Date is 0.00%. The return of each Rebalancing Index from the 19th Observation Date to the Final Valuation Date is 0.20%. This example assumes that the Notional Exposure of each Basket Component on the 19th Observation Date is equal to its Initial Notional Exposure as of the Trade Date. In this case, even though the Final Reference Level of each Rebalancing Index is higher than its applicable Reference Level on the 19th Observation Date, you would receive a payment at maturity that is less than $1,000.00 Face Amount of securities because the increases in the Final Reference Levels are not sufficient to offset the effect of the Adjustment Factors.

As an illustration of the calculation of the Additional Amount for each of the Rebalancing Indices in this example, the Additional Amount for the Harvest Index is calculated as follows:

Additional Amount for the Harvest Index	=	previous Notional Exposure of the Harvest Index x Period Return of the Harvest Index
	=	$500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1)
	=	-$0.15

Notional Exposure of the Harvest Index	=	(sum of the previous Notional Exposures of the Rebalancing Indices + sum of the Additional Amounts) x 10.00% / 100.00%
	=
[$500.00 + $250.00 + $500.00 + $500.00 + $500.00 + $500.00 + $250.00 + $500.00 + $500.00 + $500.00 + $500.00 + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $250.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 - 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $250.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1) + $500.00 x (100.20% x (1 – 0.0093 x (90 / 365)) – 1)] x 10.00% / 100.00%

	=	$499.85

The Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Notional Exposure for the Harvest Index, using their respective Rebalancing Weights.

The Notional Exposure for AGG would be calculated as follows:

Notional Exposure	=	$1,000.00 x (AGG Return + 1)
	=	$1,000.00 x ((100% x (0.999 – (0.001 x (1,826 / 365))) – 1) + 1)
	=	$994.00

Accordingly, you would receive a Redemption Amount of $992.51 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Notional Exposure – $5,000.00
	=	$499.85 + $249.93 + $499.85 + $499.85 + $499.85 + $499.85 + $249.93 + $499.85 + $499.85 + $499.85 + $499.85 + $994.00 – $5,000.00
	=	$5,992.51 – $5,000 = $992.51

	Previous Notional Exposure	Return Excluding Adjustment Factors	Return Including Adjustment Factors	Additional Amount	Final Notional Exposure
Harvest Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
Momentum Index	$245.00	-2.50%	-2.72%	-$6.67	$238.33
Apex 14 Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
Curve Alpha Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
EMERALD	$490.00	-2.50%	-2.72%	-$13.35	$476.65
EMERALD EM	$490.00	-2.50%	-2.72%	-$13.35	$476.65
X-Alpha Index	$245.00	-2.50%	-2.72%	-$6.67	$238.33

Haven Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
Muni Trends Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
Global Ascent Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
Muni Arbitrage Index	$490.00	-2.50%	-2.72%	-$13.35	$476.65
AGG	$1,000.00	-2.50%	-3.09%	N/A	$969.15
Total Notional Exposure					$5,735.66
Redemption Amount					$735.66
Return on Securities					-26.43%

Example 2: The return of AGG from the Trade Date, and the return of each Rebalancing Index from the 19th Observation Date, to the Final Valuation Date is -2.50%. In this case, even though the Notional Exposure for each of the Rebalancing Indices on the 19th Observation Date is less than its Notional Exposure on the Trade Date by only 2.00% and the Final Reference Level of each Rebalancing Index is less than its applicable Reference Level on the 19th Observation Date by only 2.50%, you would receive a payment at maturity that is 26.43% less than $1,000.00 per $1,000.00 Face Amount of securities, because of your leveraged exposure to the Basket Components.

As an illustration of the calculation of the Additional Amount for each of the Rebalancing Indices in this example, the Additional Amount for the Harvest Index is calculated as follows:

Additional Amount for the Harvest Index	=	previous Notional Exposure of the Harvest Index x Period Return of the Harvest Index
	=	$490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1)
	=	-$13.35

Notional Exposure of the Harvest Index	=	(sum of the previous Notional Exposures of the Rebalancing Indices + sum of the Additional Amounts) x 10.00% / 100.00%
	=
[$490.00 + $245.00 + $490.00 + $490.00 + $490.00 + $490.00 + $245.00 + $490.00 + $490.00 + $490.00 + $490.00 + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $245.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $245.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1) + $490.00 x (97.50% x (1 – 0.0093 x (90 / 365)) – 1)] x 10.00% / 100.00%

	=	$476.65

The Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Notional Exposure for the Harvest Index, using their respective Rebalancing Weights.

The Notional Exposure for AGG would be calculated as follows:

Notional Exposure	=	$1,000.00 x (AGG Return + 1)
	=	$1,000.00 x ((97.50% x (0.999 – (0.001 x (1,826 / 365))) – 1) + 1)
	=	$969.15

Accordingly, you would receive a Redemption Amount of $735.66 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Notional Exposure – $5,000.00

=	$476.65 + $238.33 + $476.65 + $476.65 + $476.65 + $476.65 + $238.33 + $476.65 + $476.65 + $476.65 + $476.65 + $969.15 – $5,000.00
=	$5,735.66 – $5,000 = $735.66

	Previous Notional Exposure	Return Excluding Adjustment Factors	Return Including Adjustment Factors	Additional Amount	Final Notional Exposure
Harvest Index	$510.00	10.00%	9.75%	$49.71	$559.71
Momentum Index	$255.00	10.00%	9.75%	$24.86	$279.86
Apex 14 Index	$510.00	10.00%	9.75%	$49.71	$559.71
Curve Alpha Index	$510.00	10.00%	9.75%	$49.71	$559.71
EMERALD	$510.00	10.00%	9.75%	$49.71	$559.71
EMERALD EM	$510.00	10.00%	9.75%	$49.71	$559.71
X-Alpha Index	$255.00	10.00%	9.75%	$24.86	$279.86
Haven Index	$510.00	10.00%	9.75%	$49.71	$559.71
Muni Trends Index	$510.00	10.00%	9.75%	$49.71	$559.71
Global Ascent Index	$510.00	10.00%	9.75%	$49.71	$559.71
Muni Arbitrage Index	$510.00	10.00%	9.75%	$49.71	$559.71
AGG	$1,000.00	10.00%	9.34%	N/A	$1,093.40
Total Notional Exposure					$6,690.51
Redemption Amount					$1,690.51
Return on Securities					69.05%

Example 3: The return of AGG from the Trade Date, and the return of each Rebalancing Index from the 19th Observation Date, to the Final Valuation Date is 10.00% In this case, since the Notional Exposure for each of the Rebalancing Indices on the 19th Observation Date is more than its Notional Exposure on the Trade Date and the Final Reference Level of each Rebalancing Index is higher than its applicable Reference Level on the 19th Observation Date by 10.00%, you will receive a return on the securities of 69.05%, significantly greater than the 10% return of the Basket Components, because of your leveraged exposure to such Basket Components.

As an illustration of the calculation of the Additional Amount for each of the Rebalancing Indices in this example, the Additional Amount for the Harvest Index is calculated as follows:

Additional Amount for the Harvest Index	=	previous Notional Exposure of the Harvest Index x Period Return of the Harvest Index
	=	$510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1)
	=	$49.71

Notional Exposure of the Harvest Index	=	(sum of the previous Notional Exposures of the Rebalancing Indices + sum of the Additional Amounts) x 10.00% / 100.00%

=
[$510.00 + $255.00 + $510.00 + $510.00 + $510.00 + $510.00 + $255.00 + $510.00 + $510.00 + $510.00 + $510.00 + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $255.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $255.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (110.00% x (1 – 0.0093 x (90 / 365)) – 1)] x 10.00% / 100.00%

=	$599.71

The Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Notional Exposure for the Harvest Index, using their respective Rebalancing Weights.

The Notional Exposure for AGG would be calculated as follows:

Notional Exposure	=	$1,000.00 x (AGG Return + 1)
	=	$1,000.00 x ((110.00% x (0.999 – (0.001 x (1,826 / 365))) – 1) + 1)
	=	$1,903.40

Accordingly, you would receive a Redemption Amount of $1,690.51 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Notional Exposure – $5,000.00
	=	$599.71 + $279.86 + $599.71 + $599.71 + $599.71 + $599.71 + $279.86 + $599.71 + $599.71 + $599.71 + $599.71 + $1,903.40 – $5,000.00
	=	$6,690.51 – $5,000 = $1,690.51

	Previous Notional Exposure	Return Excluding Adjustment Factors	Return Including Adjustment Factors	Additional Amount	Final Notional Exposure
Harvest Index	$510.00	2.00%	1.77%	$9.01	$499.42
Momentum Index	$255.00	-75.00%	-75.06%	-$191.40	$249.71
Apex 14 Index	$510.00	2.00%	1.77%	$9.01	$499.42
Curve Alpha Index	$510.00	2.00%	1.77%	$9.01	$499.42
EMERALD	$510.00	2.00%	1.77%	$9.01	$499.42
EMERALD EM	$510.00	2.00%	1.77%	$9.01	$499.42
X-Alpha Index	$255.00	2.00%	1.77%	$4.50	$249.71
Haven Index	$510.00	2.00%	1.77%	$9.01	$499.42
Muni Trends Index	$510.00	2.00%	1.77%	$9.01	$499.42
Global Ascent Index	$510.00	2.00%	1.77%	$9.01	$499.42
Muni Arbitrage Index	$510.00	2.00%	1.77%	$9.01	$499.42
AGG	$1,000.00	1.00%	0.39%	N/A	$1,003.94
Total Notional Exposure					$5,998.14
Redemption Amount					$998.14
Return on Securities					-0.19%

Example 4: The return of each of the Harvest Index, the Momentum Index, the Apex 14 Index, the Curve Alpha Index, EMERALD, EMERALD EM, the X-Alpha Index, the Haven Index, the Muni Trends Index, the Global Ascent Index, the Muni Arbitrage Index and AGG from the Trade Date, or the 19th Observation Date, as applicable, to the Final Valuation Date is 2.00%, -75.00%, 2.00%, 2.00%, 2.00%, 2.00%, 2.00%, 2.00%, 2.00%, 2.00%, 2.00% and

1.00%, respectively. In this case, even though the Notional Exposure for each of the Rebalancing Indices on the 19th Observation Date is more than its Notional Exposure on the Trade Date and the Final Reference Level of each of the Harvest Index, the Apex 14 Index, the Curve Alpha Index, EMERALD, EMERALD EM, the X-Alpha Index, the Haven Index, the Muni Trends Index, the Global Ascent Index, the Muni Arbitrage Index and AGG is greater than its applicable Reference Level on the 19th Observation Date, or the Trade Date, as applicable, you would receive a payment at maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the levels of the Harvest Index, the Apex 14 Index, the Curve Alpha Index, EMERALD, EMERALD EM, the X-Alpha Index, the Haven Index, the Muni Trends Index, the Global Ascent Index, the Muni Arbitrage Index and AGG are not sufficient to offset the Adjustment Factors and a significantly greater decrease in the level of the Momentum Index.

As an illustration of the calculation of the Additional Amount for each of the Rebalancing Indices in this example, the Additional Amount for the Harvest Index is calculated as follows:

Additional Amount for the Harvest Index	=	previous Notional Exposure of the Harvest Index x Period Return of the Harvest Index
	=	$510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1)
	=	$9.01

Notional Exposure of the Harvest Index	=	(sum of the previous Notional Exposures of the Rebalancing Indices + sum of the Additional Amounts) x 10.00% / 100.00%
	=
[$510.00 + $255.00 + $510.00 + $510.00 + $510.00 + $510.00 + $255.00 + $510.00 + $510.00 + $510.00 + $510.00 + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) +$255.00 x (25% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $255.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1) + $510.00 x (102.00% x (1 – 0.0093 x (90 / 365)) – 1)] x 10.00% / 100.00%

	=	$499.42

The Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Notional Exposure for the Harvest Index, using their respective Rebalancing Weights.

The Notional Exposure for AGG would be calculated as follows:

Notional Exposure	=	$1,000.00 x (AGG Return + 1)
	=	$1,000.00 x ((101% x (0.999 – (0.001 x (1,826 / 365))) – 1) + 1)
	=	$1,003.94

Accordingly, you would receive a Redemption Amount of $998.14 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Notional Exposure – $5,000.00
	=	$499.42 + $249.71 + $499.42 + $499.42 + $499.42 + $499.42 + $249.71 + $499.42 + $499.42 + $499.42 + $499.42 + $1,003.94 – $5,000.00
	=	$5,998.14 – $5,000 = $998.14

Basket Rebalancing on Observation Dates

The following table illustrates the reset of the Notional Exposures for the Rebalancing Indices on each quarterly Observation Date by using four hypothetical indices (Index A, Index B, Index C and Index D) and AGG. The Notional Exposure for each of Index A, Index B, Index C and Index D will be adjusted on each Observation Date as if it were a Rebalancing Index. The Notional Exposure of AGG will not be adjusted. The hypothetical Notional Exposures set forth below are for illustrative purposes only and assume that the Rebalancing Weights for Index A, Index B, Index C and Index D to be 12.50%, 25.00%, 50.00% and 12.50%, respectively. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and the following examples, it is assumed that a Redemption Trigger Event does not occur and that you do not exercise your early redemption right. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.
	Previous Notional Exposure	Return Including Adjustment Factors	Additional Amount	New Notional Exposure
Index A	$250.00	5.00%	$12.50	$262.50
Index B	$500.00	5.00%	$25.00	$525.00
Index C	$1,000.00	5.00%	$50.00	$1,050.00
Index D	$250.00	5.00%	$12.50	$262.50
AGG	$1,000.00	1.00%	N/A	$1,000.00

Example 1: On a hypothetical Observation Date, the return for each of the four hypothetical indices from the previous Observation Date to the current Observation Date is 5.00%. Since the Reference Level for each index on the current Observation Date is higher than its applicable Reference Level on the previous Observation Date by 5.00%, the Notional Exposure for Index A would be calculated as follows:

Notional Exposure of Index A	=	(sum of the previous Notional Exposures of Indices A, B, C and D + sum of the Additional Amounts) x 12.50% / 100.00%
	=	[$250 + $500 +$1,000 + $250 + $250 x (105% – 1) + $500 x (105% – 1) + $1,000 x (105% – 1) + $250 x (105% – 1)] x 12.50% / 100.00%
	=	$262.50

The Notional Exposure for Index B, Index C and Index D above has been calculated in the same manner as the Notional Exposure for Index A using their respective Rebalancing Weights.

	Previous Notional Exposure	Return Including Adjustment Factors	Additional Amount	New Notional Exposure
Index A	$250.00	5.00%	$12.50	$262.50
Index B	$500.00	5.00%	$25.00	$525.00
Index C	$1,000.00	5.00%	$50.00	$1,050.00
Index D	$250.00	-100.00%	-$250.00	$0.00
AGG	$1,000.00	1.00%	N/A	$1,000.00

Example 2: On a hypothetical Observation Date, the return for each of Index A, Index B and Index C from the previous Observation Date to the current Observation Date is 5.00%. The return for Index D is -100.00%. Because the Reference Level of Index D on the current Observation Date is zero, the Notional Exposure for Index D is reduced to zero. The Notional Exposure of each of Index A, Index B and Index C will be adjusted based on the sum of the Rebalancing Weights of Index A, Index B and Index C. The Notional Exposure for Index A would be calculated as follows:

Notional Exposure of Index A	=	(sum of the previous Notional Exposures of Indices A, B, C and D + sum of the Additional Amounts) x 12.50% / 87.50%

=	[$250 + $500 +$1,000 + $250 + $250 x (105% – 1) + $500 x (105% – 1) + $1,000 x (105% – 1) + $250 x (-100% – 1)] x 12.50% / 87.50%
=	$262.50

The Notional Exposure for Index B and Index C above has been calculated in the same manner as the Notional Exposure for Index A using their respective Rebalancing Weights.

	Previous Notional Exposure	Return Including Adjustment Factors	Additional Amount	New Notional Exposure
Index A	$250.00	5.00%	$12.50	$229.69
Index B	$500.00	5.00%	$25.00	$459.38
Index C	$1,000.00	5.00%	$50.00	$918.75
Index D	$0.00	N/A	$0.00	$229.69
AGG	$1,000.00	1.00%	N/A	$1,000.00

Example 3: On a hypothetical Observation Date, the return for each of Index A, Index B and Index C from the previous Observation Date to the current Observation Date is 5.00%. The level of Index D has increased from zero on the previous Observation Date to a level greater than zero on the current Observation Date. Because the Reference Level of Index D on the current Observation Date is above zero, it will receive its normal allocation of the Notional Exposure. The Notional Exposure for Index D would be calculated as follows:

Notional Exposure of Index D	=	(sum of the previous Notional Exposures of Indices A, B, C and D + sum of the Additional Amounts) x 12.50% / 100.00%
	=	[$250 + $500 +$1,000 + $0 + $250 x (105% – 1) + $500 x (105% – 1) + $1,000 x (105% – 1)] x 12.50% / 100.00%
	=	$229.69

The Notional Exposure for Index A, Index B and Index C above has been calculated in the same manner as the Notional Exposure for Index D using their respective Rebalancing Weights.

	Previous Notional Exposure	Return Including Adjustment Factors	Additional Amount	New Notional Exposure
Index A	$250.00	-5.00%	-$12.50	$237.50
Index B	$500.00	-5.00%	-$25.00	$475.00
Index C	$1,000.00	-5.00%	-$50.00	$950.00
Index D	$250.00	-5.00%	-$12.50	$237.50
AGG	$1,000.00	1.00%	N/A	$1,000.00

Example 4: On a hypothetical Observation Date, the return for each of the four hypothetical indices from the previous Observation Date to the current Observation Date is -5.00%. Since the Reference Level for each index on the current Observation Date is lower than its applicable Reference Level on the previous Observation Date by 5.00%, the Notional Exposure for Index A would be calculated as follows:

Notional Exposure of Index A	=	(sum of the previous Notional Exposures of Indices A, B, C and D + sum of the Additional Amounts) x 12.50% / 100.00%
	=	[$250 + $500 +$1,000 + $250 + $250 x (95% – 1) + $500 x (95% – 1) + $1,000 x (95% – 1) + $250 x (95% – 1)] x 12.50% / 100.00%
	=	$237.50

The Notional Exposure for Index B, Index C and Index D above has been calculated in the same manner as the Notional Exposure for Index A using their respective Rebalancing Weights.

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Redemption Trigger Payment Date for hypothetical performances of the Basket Components. A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from but excluding the Trade Date to and including the second trading day immediately preceding the Final Valuation Date is less than the Redemption Trigger Amount of $600.

The hypothetical Redemption Amount set forth below assumes (i) the Initial Reference Levels for the Basket Components reflected below, (ii) the Redemption Amount is greater than or equal to $600 on each trading day prior to May 29, 2012, (iii) a Redemption Trigger Event occurs on May 29, 2012, which is the Redemption Trigger Valuation Date, (iv) June 5, 2012 is the Redemption Trigger Payment Date, and (v) a period of 60 calendar days from the Trade Date to the Redemption Trigger Valuation Date. The Initial Reference Levels used in this example are not the actual Initial Reference Levels as determined on the Trade Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The numbers appearing in the following table and examples have been rounded for ease of analysis.

	Initial Notional Exposure	Initial Reference Level	Final Reference Level (May 29, 2012)	Return Excluding Adjustment Factors	Return Including Adjustment Factors	Additional Amount	Final Notional Exposure
Harvest Index	$500.00	530	451	-15.00%	-15.13%	-$75.65	$424.35
Momentum Index	$250.00	480	408	-15.00%	-15.13%	-$37.82	$212.18
Apex 14 Index	$500.00	1,000	850	-15.00%	-15.13%	-$75.65	$424.35
Curve Alpha Index	$500.00	1,700	1,445	-15.00%	-15.13%	-$75.65	$424.35
EMERALD	$500.00	207	176	-15.00%	-15.13%	-$75.65	$424.35
EMERALD EM	$500.00	207	176	-15.00%	-15.13%	-$75.65	$424.35
X-Alpha Index	$250.00	2,020	1,717	-15.00%	-15.13%	-$37.82	$212.18
Haven Index	$500.00	307	261	-15.00%	-15.13%	-$75.65	$424.35
Muni Trends Index	$500.00	1,420	1,207	-15.00%	-15.13%	-$75.65	$424.35
Global Ascent Index	$500.00	890	757	-15.00%	-15.13%	-$75.65	$424.35
Muni Arbitrage Index	$500.00	342	291	-15.00%	-15.13%	-$75.65	$424.35
AGG	$1,000.00	110	113	3.00%	2.88%	N/A	$1,028.80
Total Notional Exposure							$5,272.31
Redemption Amount							$272.31
Return on Securities							-72.77%

On May 29, 2012, the levels of the Rebalancing Indices decrease by 15.00% from their respective Initial Reference Levels, and the price of AGG increases 3.00% from its Initial Reference Level.  In this case, even though the Final Reference Level for AGG is greater than its Initial Reference Level, such increase in the price of AGG is significantly outweighed by the significantly greater decreases in the levels of the Rebalancing Indices. Assuming a period of 60 calendar days from the Trade Date to May 29, 2012, the Notional Exposure for the Harvest Index on May 29, 2012 would be calculated as follows:

Notional Exposure	=	(sum of the previous Notional Exposures of the Rebalancing Indices + sum of the Additional Amounts) x 10.00% / 100.00%

=
[$500.00 + $250.00 + $500.00 + $500.00 + $500.00 + $500.00 + $250.00 + $500.00 + $500.00 + $500.00 + $500.00 + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $250.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $250.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1) + $500.00 x (85.00% x (1 – 0.0093 x (60 / 365)) – 1)] x 10.00% / 100.00%

=	$424.35

The Notional Exposure for the other Rebalancing Indices will be calculated in the same manner as the Notional Exposure for the Harvest Index, using their respective Rebalancing Weights.

The Notional Exposure for AGG on May 29, 2012 would be calculated as follows:

Notional Exposure	=	$1,000.00 x (AGG + 1)
	=	$1,000.00 x ((103.00% x (0.999 – (0.001 x (60 / 365))) – 1) + 1)
	=	$1,028.80

Redemption Amount	=	Total Notional Exposure – $5,000.00
	=	$424.35 + $212.18 + $424.35 + $424.35 + $424.35 + $424.35 + $212.18 + $424.35 + $424.35 + $424.35 + $424.35 + $1,028.80 – $5,000
	=	$5,272.31 – $5,000 = $272.31

In this case, assuming the Redemption Amount was never less than the Redemption Trigger Amount prior to May 29, 2012, a Redemption Trigger Event would occur on May 29, 2012, making May 29, 2012 the Redemption Trigger Valuation Date and June 5, 2012 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Redemption Amount is less than the Redemption Trigger Amount of $600.00 on May 29, 2012. Accordingly, you would receive a Redemption Amount of $272.31 per $1,000.00 Face Amount of securities on the Redemption Trigger Payment Date.

SUMMARY

The securities are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a weighted basket of twelve components (each, a “Basket Component” and, collectively, the “Basket Components”): the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”), the Deutsche Bank Commodity Apex 14 Net USD Index (the “Apex 14 Index”), the Deutsche Bank Commodity Curve Alpha 10 ERAC Index (the “Curve Alpha Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”), the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Muni Trends Plus Index (the “Muni Trends Index”), the Deutsche Bank Global Ascent II USD (Series 2) Index (the “Global Ascent Index”), the Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index (the “Muni Arbitrage Index,” together with the Harvest Index, the Momentum Index, the Apex Index, the Curve Alpha Index, EMERALD, EMERALD EM, the X-Alpha Index, the Haven Index, the Muni Trends Index and the Global Ascent Index, each, a “Rebalancing Index” and, collectively, the “Rebalancing Indices”) and the iShares® Barclays Aggregate Bond Fund (“AGG”). The return of each Basket Component is reduced by its applicable Adjustment Factor. Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Weights, and will have notional exposure to AGG that is one fifth of the aggregate notional exposures to the Rebalancing Indices.

The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to AGG will not be adjusted on any quarterly Observation Date.

Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right (the “early redemption right”) to cause us to redeem their securities, in whole or in part, for the Redemption Amount on any trading day from (and excluding) the Trade Date to (and excluding) the Final Valuation Date, less the deduction of an investor early redemption fee of 0.50% of the Redemption Amount. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

In addition to any cash payment investors receive at maturity or upon an early redemption, investors will also receive a quarterly cash payment reflecting the amount of dividends declared and paid by AGG to its shareholders.

The iShares® Barclays Aggregate Bond Fund (AGG)

The iShares® Barclays Aggregate Bond Fund (“AGG”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the total United States investment grade bond market as defined by the Barclays Capital U.S. Aggregate Bond Index (the “AGG Index”). The AGG Index measures the performance of the U.S. investment grade bond market, which includes investment-grade U.S. Treasury securities, investment-grade U.S. agency securities, investment-grade corporate bonds, mortgage pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the United States. Dividends from net investment income, if any, generally are declared and paid monthly by AGG. Distributions of net realized securities gains, if any, generally are declared and paid once a year, but AGG may make distributions on a more frequent basis. Dividends and other distributions on shares of AGG are distributed on a pro rata basis to beneficial owners of such shares. This is just a summary of AGG. For additional information about AGG, please see the section entitled “AGG” in the Annex.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Harvest Base Index”) based on the realized volatility of the Harvest Base Index over a defined period. The Harvest Base Index is intended to reflect the performance of a notional funded investment in the Deutsche Bank

Commodity Harvest Excess Return Index (the “Harvest ER Index”) after deduction of running cost of 0.60% per annum. The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index – Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and the extent to which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Harvest Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.  This is just a summary of the Harvest Index. For additional information about the Harvest Index, please see the section entitled “The Harvest Index” in the Annex.

The Deutsche Bank Liquid Commodity Momentum IndexTM

The Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”) is intended to reflect the performance of 14 commodities: aluminum, copper, corn, crude oil, gold, heating oil, natural gas, nickel, silver, RBOB gasoline, soybeans, sugar, wheat, and zinc, with each commodity given a weight that is adjusted monthly based on trends in the prices of each commodity and of the commodities as a group. These fourteen commodities are from four commodity sectors – agriculture, energy, industrial metals, and precious metals. The Momentum Index tracks these commodities by investing in the relevant S&P GSCITM (described below) individual commodity sub-indices (each, a “Momentum Base Index,” and together the “Momentum Base Indices”). The weight of each sub-index in the Momentum Index is systematically adjusted based on the momentum of each commodity it represents relative to the momentum of commodities represented by the other sub-indices. If the overall commodity environment, as measured by the momentum of the 14 underlying commodities over a defined period, is deemed to be bullish, the Momentum Index invests into those sub-indices that show positive momentum, and if the overall commodity environment is deemed to be bearish, the Momentum Index shorts those sub-indices that show negative momentum. This is just a summary of the Momentum Index. For additional information about the Momentum Index, please see the section entitled “The Momentum Index” in the Annex.

The Deutsche Bank Commodity Apex 14 Net USD Index

The Deutsche Bank Liquid Commodity Apex 14 Net USD Index (the “Apex 14 Index”) is intended to reflect the effect of a target volatility strategy in respect of the Deutsche Bank Liquid Commodity Apex IndexTM (the “Apex 14 Base Index”), after the deduction of a running cost of 1.00% per annum from the Apex 14 Base Index. The target volatility strategy is based on a fixed target volatility level of 14% and the realized volatility of the Apex 14 Base Index over a defined period. The Apex 14 Base Index is intended to reflect the performance of a basket of three underlying indices (each, an “Apex 14 Underlying Index” and collectively, the “Apex 14 Underlying Indices”). The Apex 14 Underlying Indices are weighted according to a dynamic allocation strategy which aims to achieve equal risk contribution of each Apex 14 Underlying Index. The Apex 14 Underlying Indices are the Deutsche Bank Liquid Commodity Mean Reversion Enhanced IndexTM (the “MRE Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”) and the Deutsche Bank Commodity Leveraged Harvest IndexTM (the “Leveraged Harvest Index”). The Index’s closing level is calculated on an excess return after-cost basis. This is just a summary of the Apex 14 Index. For additional information about the Apex 14 Index, please see the section entitled “The Apex 14 Index” in the Annex.

The Deutsche Bank Commodity Curve Alpha 10 ERAC Index

The Deutsche Bank Commodity Curve Alpha 10 ERAC Index (the “Curve Alpha Index”) is a target volatility index that seeks to achieve a 10% volatility level by dynamically adjusting exposure to the Deutsche Bank Commodity Curve Alpha Excess Return After Cost Index (the “Curve Alpha Base Index”), based on the realized volatility of the Curve Alpha Base Index over a defined period. The Curve Alpha Base Index is intended to reflect the effect of a deduction of running costs of 0.75% per annum in respect of a notional investment in the Deutsche Bank Commodity Curve Alpha Excess Return Index (the “Curve Alpha ER Index”). The Curve Alpha ER Index is currently comprised of 24 Deutsche Bank Commodity Long Short Indices (each, a “Long Short Index”) in respect of each commodity currently included in the S&P GSCI® Light Energy Index. Each Long Short Index (other than the Long Short Indices with respect to Feeder Cattle, Lean Hogs and Live Cattle) represents a long position in the Deutsche Bank Commodity Optimum Yield Enhanced Index with respect to an index commodity and a short position in the S&P GSCI® single commodity sub-index with respect to the same index commodity. The Curve Alpha ER Index is intended to reflect a market neutral investment in the returns from the long positions in excess of the returns from the short positions and seeks to generate stable returns without taking directional exposure to the Index Commodities using Deutsche Bank's proprietary "Optimum Yield Enhanced" methodology. The Curve Alpha ER Index will appreciate if the long positions related to the index commodities on a weighted aggregate basis outperform the volatility adjusted short positions related to the corresponding index commodities. The Curve Alpha Base Index will appreciate if the Curve Alpha ER Index appreciates by more than 0.75% per annum and will depreciate otherwise. This is just a summary of the Curve Alpha Index.  For additional information about the Curve Alpha Index, please see the section entitled “The Curve Alpha Index” in the Annex.

The Deutsche Bank Equity Mean Reversion Alpha Index

The Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG, London Branch (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in underlying supplement No. 5 dated May 5, 2011.

The Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets

The Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the iShares® MSCI Emerging Markets Index Fund on a weekly rolling basis. EMERALD EM was created by Deutsche Bank AG (the “Index Sponsor”) on January 13, 2011 and is calculated, maintained and published by the Index Sponsor. EMERALD EM is denominated in U.S. dollars and its closing level was set to 100 on December 30, 2005, the Index Base Date. This is just a summary of EMERALD EM. For additional information about EMERALD EM, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)” in the accompanying underlying supplement No. 5 dated May 5, 2011.

The Deutsche Bank X-Alpha USD Excess Return® Index

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by the Index Sponsor relative to the performance of four regional equity benchmark indices maintained by third-party sponsors. The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom.  The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the above-referenced geographic regions. This is just a summary of the X-Alpha Index. For additional information about the X-Alpha Index, please see the section entitled “The X-Alpha Index” in the Annex.

The Deutsche Bank Haven Plus Excess Return Index

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Haven Base Index”), with adjustments made to the level of exposure to the Haven Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Haven Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Haven Base Index, and therefore the Haven Index. This is just a summary of the Haven Index. For additional information about the Haven Index, please see the section entitled “The Haven Index” in the Annex.

The Deutsche Bank Muni Trends Plus Index

The Deutsche Bank Muni Trends Plus Index (the “Muni Trends Index”) is intended to reflect the economic performance over time, less costs, of a strategy that takes long and/or short positions in interest rate swaps to capture returns generated by (i) the over-prediction of future interest rates observed in the U.S. municipal market and (ii) the relative value between the yield curve of U.S. municipal interest rates and the yield curve of USD LIBOR interest rates in a rising interest rate environment. This is just a summary of the Muni Trends Index.  For additional information about the Muni Trends Index, please see the section entitled “The Muni Trends Index” in the Annex.

The Deutsche Bank Global Ascent II USD (Series 2) Index

The Deutsche Bank Global Ascent II USD (Series 2) Index (the “Global Ascent Index”) is intended to reflect the economic performance over time, less costs, of a strategy that dynamically allocates exposure between (i) a notional investment in the Deutsche Bank Ascent Broad EUR Index (the “Ascent Broad Index”) and (ii) a notional investment in the Deutsche Bank FRB Basket Hedged into USD Index (the “FRB Basket Index”), using a risk-based algorithm based on the Deutsche Bank Full Risk Monitor Signal (the “Risk Monitor Signal”) that seeks to increase returns from such investments by increasing the allocation to the Ascent Broad Index and reducing the allocation to the FRB Basket Index when the markets appear relatively stable and investors are disposed to risk-taking, and by reducing the allocation to the Ascent Broad Index and increasing the allocation to the FRB Basket Index when the markets are in periods of risk aversion. In addition, any allocation to the Ascent Broad Index or the FRB Basket Index will be dynamically adjusted to achieve a 12% volatility level based on the realized volatility of the relevant index over defined periods. This is just a summary of the Global Ascent Index.  For additional information about the Global Ascent Index, please see the section entitled “The Global Ascent Index” in the Annex.

The Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index

The Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index (the “Muni Arbitrage Index”) is intended to reflect the economic performance over time, less costs, of a strategy that takes weighted long and short positions in interest rate swaps to capture returns generated by the observed tendency of the yield curve of U.S. municipal interest rates to be steeper than the yield curve of USD LIBOR interest rates.  This is just a summary of the Muni Arbitrage Index.  For additional information about the Muni Arbitrage Index, please see the section entitled “The Muni Arbitrage Index” in the Annex.

SELECTED PURCHASE CONSIDERATIONS

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APPRECIATION POTENTIAL — The securities are designed for investors who seek a leveraged return at maturity by providing a total notional exposure of $6,000 on the Trade Date for each $1,000 Face Amount of securities. Because the securities are our senior obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the Basket Components, with the return of each reduced by its applicable Adjustment Factor. Because the securities provide a total notional exposure of $6,000 on the Trade Date for each $1,000 Face Amount of securities, any negative return of the Basket Components will be combined resulting in a leveraged loss on your investment. Your payment at maturity or upon an early redemption will be further reduced by the applicable Adjustment Factor of each Basket Component. You may lose some or all of your investment in the securities if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

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QUARTERLY REBALANCING OF THE REBALANCING INDICES TO MAINTAIN EXPOSURES REFLECTING THEIR RESPECTIVE REBALANCING WEIGHTINGS — Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Weights. The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to AGG will not be adjusted on any quarterly Observation Date. The quarterly rebalancing of the notional exposure to each of the Rebalancing Indices provides higher exposure to those Rebalancing Indices that have fallen in index levels and lower exposure to those Rebalancing Indices that have risen in index levels.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Redemption Trigger Payment Date based on the Redemption Amount on the Redemption Trigger Valuation Date, even if the Basket Components subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced by the Adjustment Factors. The Adjustment Factors of the applicable Rebalancing Indices are applied to the Period

Returns for the applicable Rebalancing Indices on each Observation Date, the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The AGG Adjustment Factor is applied to the AGG Return on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Reference Level on the immediately preceding Observation Date (or, in the case of the AGG Adjustment Factor, on the Trade Date). Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

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EARLY REDEMPTION RIGHT — You will have the right to cause us to redeem the securities in whole or in part for the Redemption Amount, on any trading day during the Election Period, less the deduction of an investor early redemption fee of 0.50% of the Redemption Amount, as set forth under “General Terms of the Securities — Investor Early Redemption.”

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QUARTERLY CASH PAYMENTS LINKED TO AGG DIVIDENDS — In addition to any cash payment you receive on the Maturity Date, the Redemption Trigger Payment Date or the Investor Redemption Payment Date, as applicable, you will also receive a quarterly cash payment per $1,000 Face Amount of securities that equals the total amount of dividends declared and paid by AGG to its shareholders during the applicable AGG Dividend Pass-Thru Payment Period on the number of AGG shares, as determined by the Calculation Agent by dividing the Initial Notional Exposure of AGG by the Initial Reference Level of AGG, and multiplying the result by the then-applicable Share Adjustment Factor on the trading day immediately preceding such AGG Dividend Pass-Thru Payment Date. No AGG Dividend Pass-Thru Payments will be made after the occurrence of a Redemption Trigger Event or Investor Early Redemption.

•	TAX CONSIDERATIONS — You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

RISK FACTORS

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON A LEVERAGED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Basket Components. Because the securities provide a total notional exposure of $6,000 on the Trade Date for each $1,000 Face Amount of securities, your investment will be fully exposed to any decline in the Basket Components on a combined basis, resulting in a leveraged loss on your investment. In particular, any positive performance of a Basket Component may be offset by negative performance of other Basket Components, and the Redemption Amount could decline very rapidly if all Basket Components decline simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Component is positive or negative. You will lose some or all of your initial investment if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

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QUARTERLY REBALANCING OF THE REBALANCING INDICES MAY MAGNIFY YOUR EXPOSURES TO DECREASES IN THESE BASKET INDICES AND REDUCE YOUR EXPOSURE TO INCREASES IN THESE BASKET INDICES — Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Weights. The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to AGG will not be adjusted on any quarterly Observation Date. The quarterly rebalancing of investors' notional exposures to the Rebalancing Indices to reflect their respective Rebalancing Weights provides higher exposure to those Rebalancing Indices that have decreased since the prior Observation Date and lower exposure to those Rebalancing Indices that have increased since the prior Observation Date. Therefore, you may be exposed to any decrease in the Reference Levels of certain Basket Components on an enhanced basis, and your participation in any increases in the Reference Levels of certain otherBasket Components may be on a reduced basis.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount on the Redemption Trigger Payment Date. The Redemption Amount payable on the Redemption Trigger Payment Date will be calculated using the Redemption Amount on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If the Redemption Amount is less than the Redemption Trigger Amount on any trading day from the Trade Date to the second trading day immediately prior to the Final Valuation Date, a Redemption Trigger Event has occurred, your Redemption Amount will be determined on the Redemption Trigger Valuation Date and you will lose a significant portion of your initial investment and you may lose your entire initial investment. In addition, you will not benefit from any increase in the Redemption Amount that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON AN EARLY REDEMPTION, AND THE DEDUCTION OF AN INVESTOR EARLY REDEMPTION FEE REDUCES THE PAYMENT UPON INVESTOR EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Component. The Adjustment Factor for each of the Rebalancing Indices reduces its Period Return by approximately 23.25 basis points (0.2325%) each quarter the securities remain outstanding. The Adjustment Factor for AGG reduces the AGG Return by 10 basis points (0.10%) plus 10 basis points (0.10%) each year the securities remain outstanding. The dollar amount by which the Adjustment Factors reduce the Notional Exposures, and therefore the Redemption Amount, increases as the Reference Levels of the Basket Compoennts increase on the relevant Valuation Dates. In addition, because of the leveraged exposure to the Basket Components, the Adjustment Factors will reduce the Redemption Amount on a leveraged basis. The Adjustment Factor of each of the Rebalancing Indices is applied to the Period Return for each of the Rebalancing Indices, respectively, on each Observation Date, the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The AGG Adjustment Factor is applied to the AGG Return on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Reference Level on the immediately preceding Observation Date (or, in the case of the AGG Adjustment Factor, on the Trade Date).  In addition, when you cause us to redeem your securities prior to the Final Valuation Date, you will be charged an Investor Redemption Fee of 0.50% of the Redemption Amount. The Investor Redemption Fee is irrespective of, and in addition to, the Adjustment Factors. At maturity or upon an early redemption, you will receive less than your initial investment unless the Redemption Amount, after taking into account the Adjustment Factors and, in the case of an investor early redemption, the Investor Redemption Fee, is equal to or greater than $1,000 per $1,000 Face Amount of securities.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments unless otherwise specified herein.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon an early redemption, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive the payment at maturity or upon an early redemption owed to you under the terms of the securities.

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THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Components, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

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THE BASKET COMPONENTS ARE UNEQUALLY WEIGHTED — The Basket Components are unequally weighted. Accordingly, performances by the Basket Components with higher weightings will influence the Redemption Amount to a greater degree than the performances of Basket Components with lower weightings. If one or more of the Basket Components with higher weightings perform poorly, that poor performance could negate or diminish the effect on the Redemption Amount of any positive performance by the lower-weighted Basket Components.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — The Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

•	the volatility of the Basket Components;

•	the time remaining to maturity of the securities;

•	the commodity markets generally;

•	trends of supply and demand for the commodities reflected in the applicable Base Indices;

•	the composition of the Basket Components and any changes to the component stocks underlying the applicable Basket Components;

•	the equity markets generally and any stock prices and dividend rates reflected in the applicable Basket Components;

•	the financial condition and results of operations of any companies whose shares comprise the applicable Basket Components and conditions generally in the industries in which such companies operate;

•	the value of Treasury Bills;

•	interest rates and yields generally;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	inflation and expectations concerning inflation;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates expect to hedge our exposure from the securities by entering into equity, commodity, currency or derivative transactions, such as over-the-counter options or exchange-traded instruments. We and our affiliates are also active participants in the relevant markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more equity, commodity or currency transactions.  In addition, we or one or more of our affiliates may hedge our equity, commodity or currency exposure from the securities by entering into various hedging transactions. Such trading and hedging activities may have material adverse effect on the equity, commodity or currency prices and consequently have a negative impact on the performance of the Basket Components and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE INDEX SPONSOR OF THE BASKET INDICES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of each of the Basket Indices (the “Index Sponsor”). We, as the Calculation Agent, will determine whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Index. In the event of any such Market Disruption Event, we can postpone the determination of, or under some circumstances, use an alternate method to calculate the closing level of the Basket Index affected by such Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the Index Sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon an early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Redemption Amounts and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities.  The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Reference Level, the returns of the Basket Components, and the Redemption Amount.  The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether a Basket Component has been discontinued and whether there has been a material change in the method of calculation of the Basket Components.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The determination of a Market Disruption Event by the Calculation Agent could adversely affect the amount of payment you receive at maturity or upon an early redemption.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, with associated payments by us to you of the AGG Dividend Pass-Thru Payments, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities could be materially and adversely affected. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should focus in particular on the potential imposition of withholding tax on an investment in the securities, as described below in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders.” Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

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THE ANTI-DILUTION PROTECTION IS LIMITED — The Calculation Agent will make adjustments to the Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the shares of AGG. See “General Terms of the Securities – Anti-Dilution Adjustments for Funds” in this pricing supplement. The Calculation Agent is not required, however, to make such adjustments in response to all events that could affect the shares of AGG. If an event occurs that does not require the Calculation Agent to make an adjustment, the value of the securities may be materially and adversely affected.

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FLUCTUATION OF NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The market price of AGG may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of AGG may differ from its NAV per share; AGG may trade at, above or below its NAV per share.

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ADJUSTMENTS TO AGG OR TO THE UNDERLYING INDEX COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES — Blackrock Fund Advisors (“BFA”) is the investment advisor to AGG, which seeks investment results that correspond generally to the level and yield performance, before fees and expenses, of the AGG Index (as defined below). The bonds included in the AGG Index are selected by Barclays Capital Inc. (“Barclays”). The AGG Index is calculated and published by Barclays. Barclays can add, delete or substitute the bonds underlying the AGG Index, which could change the value of AGG. Pursuant to its investment strategy or otherwise, BFA may add, delete, or substitute the bonds composing AGG. Any of these actions could cause or contribute to large movements in the prices of the component securities held by AGG, which could cause the price of AGG shares to decline.

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AN INVESTMENT LINKED TO THE PRICES OF FIXED-INCOME SECURITIES IS SUBJECT TO SIGNIFICANT RISKS, INCLUDING INTEREST RATE-RELATED AND CREDIT-RELATED RISKS — Because the performance of the securities is linked to the price of AGG, the securities are exposed to fluctuations of U.S. dollar-denominated fixed-income securities. That exposure differs significantly from investing directly in fixed-income securities to be held to maturity because the value of the AGG shares changes, at times significantly, during each trading day based upon current market prices of the fixed-income securities underlying the AGG shares. The market prices of these fixed-income securities are volatile and significantly influenced by a number of factors, particularly the yields on these fixed-income securities as compared to current market interest rates and the actual or perceived credit quality of the issuers of these fixed-income securities.

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the AGG shares, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

In addition, the prices of the fixed-income securities underlying the AGG shares are significantly influenced by the creditworthiness of the issuers of those fixed-income securities. The fixed-income securities underlying the

AGG shares may have their credit ratings downgraded, including a downgrade from investment grade to non-investment grade status, or credit spreads widened significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the fixed-income securities may suffer significant and rapid price declines. These events may affect only a few or a large number of the fixed-income securities.

AGG may invest in mortgage-backed securities, some of which may not be backed by the full faith and credit of the U.S. government. Mortgage-backed securities are subject to prepayment risk and extension risk. Because of these risks, mortgage-backed securities react differently to change in interest rates than other bonds. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

AGG may also invest in U.S. dollar-denominated fixed-income securities of foreign corporations. Investing in U.S. dollar-denominated fixed-income securities issued by non-U.S. companies has different risks than investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital.

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AGG AND THE AGG INDEX ARE DIFFERENT — The performance of AGG may not exactly replicate the performance of the AGG Index because AGG will reflect transaction costs and fees that are not included in the calculation of the AGG Index. It is also possible that AGG may not fully replicate or may in certain circumstances diverge significantly from the performance of the AGG Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in AGG or due to other circumstances. BFA may invest up to 10% of AGG’s assets in bonds not included in the AGG Index, as well as in cash and high-quality, liquid short-term instruments, including shares of money market funds advised by BFA. For example, AGG may invest in securities not included in the AGG Index in order to reflect various corporate actions (such as mergers) and other changes in the AGG Index (such as reconstitutions, additions and deletions).

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THERE IS NO AFFILIATION BETWEEN AGG AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY AGG — We are not affiliated with AGG or the issuers of the component securities held by AGG or underlying the AGG Index replicated by AGG. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component securities held by AGG or underlying the AGG Index. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the component securities held by AGG or the component securities underlying the AGG Index or any of the issuers of the component securities held by AGG or underlying the AGG Index. You, as an investor in the securities, should make your own investigation into the component securities held by AGG or underlying the AGG Index and the issuers of the component securities held by AGG or underlying the AGG Index. Neither AGG nor any of the issuers of the component securities held by AGG or underlying the AGG Index are involved in this offering of your securities in any way and none of them has any obligation of any sort with respect to your securities. Neither AGG nor any of the issuers of the component securities held by AGG or underlying the AGG Index has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the Calculation Agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this pricing supplement.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index, consequently the levels of the Harvest Index, the Momentum Index, the Curve Alpha Index and the Apex 14 Index and the value of your securities in varying ways, and different factors may cause the values of the constituents of the Harvest Index, the Momentum Index, the Curve Alpha Index and the Apex 14 Index, and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date or the Redemption Trigger Valuation Date, the per-unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index could be adversely affected and the levels of the Harvest Index, the Momentum Index, the Curve Alpha Index and the Apex 14 Index could be reduced, which will have an adverse effect on your payment at maturity or upon an early redemption.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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EMERGING MARKETS COUNTRIES OFTEN SUFFER FROM POLITICAL AND ECONOMIC INSTABILITY — The components included in the Harvest Base Index, each Momentum Base Index, the Apex 14 Index, the Curve Alpha Index, the Haven Base Index and the Ascent Broad Index may include or be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and in some cases, instability and reaction against market reforms has occurred. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation or social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging or developing market nation. Political or economic instability is likely to have an adverse effect on the performance of the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index, the Apex 14 Base Index, the Haven Base Index and the Ascent Broad Index and, consequently, the levels of the Harvest Index, the Momentum Index, the Curve Alpha Index and the Apex 14 Index, the Haven Index, the Global Ascent Index and the return on your investment.

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IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE BASE INDICES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date, the Redemption Trigger Valuation Date  or the Investor Redemption Valuation Date would likely have an adverse effect on the closing levels of the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index and, therefore, on the levels of the Harvest Index, the

Momentum Index, the Curve Alpha Index and the Apex 14 Index, and the return on your securities. Limited liquidity relating to the commodities included in the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index may also result in the Index Sponsor being unable to determine the levels of the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index, the Apex 14 Base Index, the Harvest Index, the Momentum Index, the Curve Alpha Index or the Apex 14 Index using its normal means.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Harvest Base Index, each Momentum Base Index, the Curve Alpha Base Index and the Apex 14 Base Index, and, therefore, the levels of the Harvest Index, the Momentum Index, the Curve Alpha Index and the Apex 14 Index and the value of your securities.

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THE HARVEST INDEX IS SUBJECT TO STRATEGY RISK — The Harvest Index seeks to achieve a realized volatility of 10% in the Harvest Base Index. Adjustments are made to the level of participation of the Harvest Index in the Harvest Base Index based on the historical realized volatility of the Harvest Base Index. The realized volatility of the Harvest Base Index could differ significantly from its historical realized volatility. It is therefore possible for the Harvest Index to achieve realized volatility that differs, perhaps significantly, from its target volatility. This could have an adverse effect on the performance of the Harvest Index and consequently on the return on the securities.

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THE HARVEST BASE INDEX IS SUBJECT TO STRATEGY RISK — The Harvest Base Index reflects a strategy that takes a long position in the Benchmark Booster Index and a short position in the S&P GSCI Light Energy Index. With respect to certain of its constituent commodity futures contracts, the Benchmark Booster Index employs a rule-based approach when it replaces constituent futures contracts approaching expiration with futures contracts having a later expiration (a process referred to as “rolling”). Rather than select new futures contracts for certain constituent commodities based on a predefined schedule (e.g., monthly), as does the S&P GSCI Light Energy Index, the Benchmark Booster Index rolls to those futures contracts (from the list of tradable futures which expire in the next thirteen months), that seek to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). The Benchmark Booster Index aims to maximize the potential roll benefits in backwardated markets (where futures contracts prices are less than spot prices) and minimize losses in contango markets (where futures contracts prices are greater than spot prices). This strategy may not be successful. The value of the Harvest Base Index will be adversely affected if the Harvest Base Index does not outperform the benchmark S&P GSCI Light Energy Index.

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THE ALLOCATION FEATURE OF THE HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE HARVEST BASE INDEX AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE HARVEST BASE INDEX —  The Harvest Index adjusts the level of its investment in the Harvest Base Index on a monthly basis.  The level of participation by the Harvest Index in the Harvest Base Index in any given month will depend on the volatility experienced by the Harvest Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the levels of the Harvest Base Index on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the Harvest Base Index may be less than 100%.

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THE LEVERAGE FEATURE OF THE HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Harvest Index” in this pricing supplement, the Harvest Base Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Harvest Base Index. Because the level of participation of the Harvest Index in the Harvest Base Index may be greater than 100%, the effect of the embedded fee of the Harvest Base Index may be magnified in the Harvest Index. The maximum exposure of the Harvest Index to the Harvest Base Index, on a Rebalancing Date, is 500%. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

•	THE MOMENTUM INDEX IS SUBJECT TO STRATEGY RISK — The Momentum Index rebalances the weights given to each of the Momentum Base Indices based on signals of the overall commodity environment on the

Momentum Index’s Monthly Observation Date (as defined below), as measured by the momentum of the 14 underlying commodities of the Momentum Index. If the overall commodity environment is deemed to be bullish, the Momentum Index invests into those Momentum Base Indices that show positive momentum and if the overall commodity environment is deemed to be bearish, the Momentum Index takes a short position in those Momentum Base Indices that show negative momentum. If the environment is trending sideways without clear momentum signals, the Momentum Index stays neutral and does not invest in any of the Momentum Base Indices.

The momentum strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate. If the commodity environment is deemed to be neutral, the Momentum will not invest in any of the Momentum Base Indices and will not participate in any potential gains in these indices until the next rebalancing. If a Momentum Base Index’s momentum is different from that of the overall commodity environment, the Momentum Index will not invest in such Momentum Base Index until the next rebalancing, even though such Momentum Base Index may increase significantly in the relevant period. The historical momentum of the underlying commodities, as determined on the Momentum Index’s Monthly Observation Date, may not be indicative of their future momentum. If the momentum strategy is not successful, the level of the Momentum Index, and consequently the return on your securities, may be adversely affected.

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THE APEX 14 INDEX AND THE APEX 14 BASE INDEX ARE SUBJECT TO STRATEGY RISKS — The Apex 14 Index seeks to achieve a volatility of 14% in the Apex 14 Base Index. Adjustments are made to the level of participation of the Apex 14 Index in the Apex 14 Base Index based on the historical realized volatility of the Apex 14 Base Index. The realized volatility of the Apex 14 Base Index could differ significantly from its historical realized volatility. It is therefore possible for the Apex 14 Index to achieve realized volatility that differs, perhaps significantly, from its target volatility. This could have an adverse effect on the performance of the Apex 14 Index, and consequently on the return on the securities.

The Apex 14 Base Index reflects the performance of a basket of three Apex 14 Underlying Indices weighted according to a dynamic allocation strategy, with greater weight being given to Apex 14 Underlying Indices with lower historical realized volatility relative to the other Apex 14 Underlying Indices calculated over a three-month period. The dynamic allocation strategy seeks to achieve equal “risk contribution” of the Apex 14 Underlying Indices but may not be successful. The dynamic allocation strategy may result in greater weight being given to the Apex 14 Underlying Indices that do not perform as well as the other Apex 14 Underlying Indices with lower weight. The level of the Apex 14 Base Index, and consequently the level of the Apex 14 Index and the return on the securities may be adversely affected.

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THE ALLOCATION FEATURE OF THE APEX 14 INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE APEX 14 BASE INDEX AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE APEX 14 BASE INDEX —  The Apex 14 Index adjusts the level of its participation in the Apex 14 Base Index on a monthly basis. The level of participation of the Apex 14 Index in the Apex 14 Base Index in any given month will depend on the volatility experienced by the Apex 14 Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the levels of the Apex 14 Base Index on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the levels of the Apex 14 Base Index may be less than 100%. The return on the securities, which may be positive, zero or negative, is linked to the performance of the Apex 14 Index, which is based on the performance of the Apex 14 Base Index. Your return, therefore, will depend primarily on whether, and the extent to which, the level of the Apex 14 Base Index increases or decreases during the term of the securities.

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THE LEVERAGE FEATURE OF THE APEX 14 INDEX MAY MAGNIFY THE EFFECT OF THE ANNUAL RUNNING COST— As described in more detail under “The Apex 14 Index” in pricing supplement, the Apex 14 Index seeks to achieve a target volatility level of 14% in the Apex 14 Base Index, after the deduction of a running cost of 1.00% per annum from the Apex 14 Base Index, which applies regardless of the performance of the Apex 14 Base Index. Because the level of participation of the Apex 14 Index in the Apex 14 Base Index may be greater than 100%, the effect of the running cost may be magnified in the Apex 14 Index. The maximum participation level of the Apex 14 Index in the Apex 14 Base Index for any given period is 200%. Therefore, the Apex 14 Index may be subject to a running cost of up to 2.00% per annum for a given period. This fee is in addition to, and irrespective of, the Adjustment Factor.

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THE LEVERAGE FEATURE OF THE LEVERAGED HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE DEUTSCHE BANK COMMODITY HARVEST INDEXTM — The Leveraged Harvest Index seeks to reflect a three times leveraged exposure to the performance of the Deutsche Bank Commodity Harvest IndexTM. Consequently, you may be exposed to any decreases in the level of the Deutsche Bank Commodity Harvest IndexTM on a three times leveraged basis. A decrease in the level of the Deutsche Bank Commodity Harvest IndexTM will result in an accelerated decrease in the level of the Leveraged Harvest Index.

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THE MRE INDEX IS SUBJECT TO STRATEGY RISK — Eleven of the twelve sub-indices included within MRE Index reflect the Optimum Roll Yield Strategy. The twelfth sub-index, the DBLCI Natural Gas Index, uses a fixed rolling methodology. The Optimum Roll Yield Strategy may not be successful, and the level of the MRE Index may decrease.

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THE CURVE ALPHA INDEX IS SUBJECT TO STRATEGY RISK — The Curve Alpha Index is intended to reflect a strategy of making a market neutral investment in certain commodities by taking a long position in futures contracts on such commodities using Deutsche Bank’s proprietary “Optimum Yield Enhanced” methodology (with the exception of futures contracts on Feeder Cattle, Lean Hogs and Live Cattle) and a corresponding short position in the same futures contracts through the relevant S&P GSCI® single commodity sub-indices.  The Curve Alpha Index seeks to generate stable returns without taking directional exposure to such commodities.  Because the market risk inherent in such long positions is designed to be offset by taking volatility-adjusted notional short positions in the same commodities, this long-short strategy is intended to result in a reduced amount of market risk compared with either a long exposure or a short exposure in isolation.  If this strategy is not successful, the level of the Curve Alpha Index, and consequently the return on your securities, may be adversely affected.

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THE VOLATILITY-BASED ALLOCATION FEATURE OF THE CURVE ALPHA INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE CURVE ALPHA BASE INDEX AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE CURVE ALPHA BASE INDEX — The Curve Alpha Index adjusts the level of its exposure to the Curve Alpha Base Index on a monthly basis with the goal of achieving a target volatility level.  The exposure of the Curve Alpha Index to the Curve Alpha Base Index in any given month will depend on the volatility experienced by the Curve Alpha Base Index over the previous three-month period, and may be less than or greater than 100%, with a maximum exposure of 600%. As a result, you may be exposed to any decrease in the level of the Curve Alpha Base Index on a leveraged (i.e., greater than 100%) basis, or, if the exposure to the Curve Alpha Base Index is deleveraged below 100%, your participation in any increase in the levels of the Curve Alpha Base Index may be less than 100%.  Furthermore, because any such adjustment occurs only on the last business day of each month while volatile market movement relating to the Curve Alpha Base Index may occur on a daily basis, such adjustment won’t be of any immediate help in a period of severe market volatility.

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THE LEVERAGE FEATURE OF THE CURVE ALPHA INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE CURVE ALPHA BASE INDEX — As described in more detail under “The Curve Alpha Index” in this pricing supplement, the Curve Alpha Base Index contains an embedded fee of 0.75% per annum, which applies regardless of the performance of the Curve Alpha Base Index. Because the exposure of the Curve Alpha Index to the Curve Alpha Base Index may be greater than 100%, the effect of the embedded fee in the Curve Alpha Base Index may be magnified in the Curve Alpha Index. The maximum exposure of the Curve Alpha Index to the Curve Alpha Base Index is 600%. As a result, the effect of the embedded fee can be magnified up to six times.

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EMERALD STRATEGY RISK — EMERALD reflects a strategy that aims to monetize the difference between daily volatility and weekly volatility exhibited by the S&P® 500 Index by periodically buying daily volatility and selling weekly volatility on the S&P® 500 Index in equal notional amounts.  EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, but will decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that EMERALD will appreciate during the term of the securities.  The strategy utilized by EMERALD may not be successful, and the level of EMERALD may decline during the term of the securities.

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EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period.  The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry.  The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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EMERALD EM STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an asset exhibiting negative serial correlation would under-represent the amount by which the asset moved during the week and realized volatility measured from daily returns of such an asset would exceed realized volatility measured from weekly returns. EMERALD EM reflects a strategy that aims to monetize any negative serial correlation exhibited by the shares of the iShares® MSCI Emerging Markets Index Fund (the “Fund Shares”) by periodically buying daily volatility and selling weekly volatility on the Fund Shares in equal notional amounts. EMERALD EM will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that any negative serial correlation of daily returns of the Fund Shares will exist at any time during the term of the securities and thus no assurance that EMERALD EM will appreciate during the term of the securities. EMERALD EM employs the methodology described in the accompanying underlying supplement to implement its underlying strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the Fund Shares. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD EM CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD EM represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the Fund Shares less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD EM is reset based on the realized daily volatility over the past 3 months. The daily-observation volatility of each sub-index is scaled by a factor of 0.97, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD EM.  Historically, this cost factor has been on average approximately 1.5 basis point (0.015%) per trading day.

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THE X-ALPHA INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL AND MAY OFFSET EACH OTHER — The X-Alpha Index uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight Deutsche Bank proprietary equity indices (collectively, the “DB Regional Style Indices“) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (collectively, the “Benchmark Indices” and, together with the DB Regional Style Indices, the “X-Alpha Liquid Alpha Constituents”). The closing level of the X-Alpha Index on any trading day will depend on the performance, in relation to each pair of X-Alpha Liquid Alpha Constituents which consists of a DB Regional Style Index and a Benchmark Index (each, an “X-Alpha Index Constituent Pair”), of each DB Regional Style Index compared to the Benchmark Index with which it is paired. The X-Alpha Index Constituent Pairs are assigned different weightings in the X-Alpha Index. Positive returns generated by one or more X-Alpha Index Constituent Pairs may be moderated by smaller positive returns or offset by negative returns generated by the other X-Alpha Index Constituent Pairs, particularly if the X-Alpha Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

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AN INVESTMENT LINKED OR RELATED TO THE X-ALPHA INDEX WILL NOT NECESSARILY BE THE SAME AS AN INVESTMENT IN ANY DB REGIONAL STYLE INDEX, THE BENCHMARK INDEX WITH WHICH IT IS PAIRED OR IN ANY OF THEIR UNDERLYING COMPONENTS — The X-Alpha Index closing level on any trading day will depend on the performance, in relation to an X-Alpha Index Constituent Pair, of each DB Regional Style Index compared to the Benchmark Index with which it is paired. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each X-Alpha Index Constituent Pair, is positive, the X-Alpha Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each X-Alpha Index Constituent Pair, is negative, the X-Alpha Index closing level will fall. Even if a DB Regional Style Index achieves a positive return, the X-Alpha Index Constituent Pair of which it is a member could achieve a negative return if the Benchmark Index included in such Index Constituent Pair achieves a greater positive return. Therefore, whether or not the X-Alpha Index closing level rises or falls depends not only on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall comparative performance of the DB Regional Style Indices to the relevant Benchmark Indices when measured by reference to each X-Alpha Index Constituent Pair. You should, therefore, carefully consider the composition and calculation of each DB Regional Style Index and each Benchmark Index which together form each X-Alpha Index Constituent Pair.

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THE RETURNS OF THE X-ALPHA INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN EXCHANGE RATES — For the purposes of determining the returns of the X-Alpha Index Constituent Pairs (each consisting of a DB Regional Style Index together with a Benchmark Index), the currency in which any DB Regional Style Index or Benchmark Index (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style Index and such Benchmark Index are publicly quoted.

•	THE ACTUAL EXPERIENCED VOLATILITY OF EACH X-ALPHA INDEX CONSTITUENT PAIR AND THE X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON

THE PERFORMANCE OF THE X-ALPHA INDEX — The weighting of the X-Alpha Model and each X-Alpha Index Constituent Pair in the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum participation of 50% and a maximum participation of 150%, the actual volatility realized on the X-Alpha Index Constituent Pairs and the X-Alpha Model will not necessarily equal the volatility target, which could have an adverse effect on the value of the X-Alpha Index.

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THE CALCULATION OF THE CLOSING LEVEL OF THE X-ALPHA INDEX WILL INCLUDE THE DEDUCTION OF A BORROW FEE — On each trading day, the calculation of the closing level of the X-Alpha Index will include the deduction of a borrow fee to defray the cost of hedging exposure to the X-Alpha Index on such day.

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HAVEN STRATEGY RISK — The Haven Index employs a volatility filter based on the comparison of the long-term and short-term moving averages of one-week implied volatility of EUR/USD at-the-money options to dynamically adjust its notional participation, up to a maximum of 100%, in the Haven Base Index.  If the short-term average exceeds the long-term average, the volatility filter will reduce the Haven Index’s notional participation in the Haven Base Index. Conversely, if the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Haven Base Index, up to the maximum of 100%.  Therefore, your exposure to any increase or decrease in the level of the Haven Base Index may be less than 100%. You may not be able to fully participate in the appreciation of the Haven Base Index if the volatility filter reduces the Haven Index’s notional participation in the Haven Base Index to less than 100%, and you may suffer a greater loss if the Haven Base Index depreciates while the volatility filter increases the notional participation in the Haven Base Index.

The Haven Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. The strategy reflected in the Haven Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential loss from currency rate risk. This strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies, and such risk aversion may lead investors to move out of such currencies rapidly, which will cause the currency to become volatile and lead to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

If the strategy of the Haven Index or the Haven Base Index is not successful, the level of the Haven Index, and consequently the return on your securities, may be adversely affected.

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GAINS IN CERTAIN COMPONENTS OF THE HAVEN BASE INDEX MAY BE OFFSET BY LOSSES IN OTHER COMPONENTS OF THE HAVEN BASE INDEX — The Haven Base Index reflects the performance of a basket of equally weighted notional long and short 3-month forward positions in certain Eligible Currencies (as defined below) against the U.S. dollar.  The Haven Base Index takes notional long forward positions in those Eligible Currencies with the highest 3-month interest rates for deposits in such currencies (the “Long Currencies”), and takes notional short forward positions in those Eligible Currencies with the lowest 3-month interest rates for deposits in such currencies (the “Short Currencies”).  The performance of the Haven Base Index, and consequently, the Haven Index will be based, in part, on the appreciation or depreciation of the basket of the Long Currencies and the Short Currencies as a whole.  An appreciation of the Long Currencies versus the dollar or a depreciation of the Short Currencies versus the dollar will result in positive returns of the Haven Base Index. Conversely, a depreciation of the Long Currencies versus the dollar or an appreciation of the Short Currencies versus the dollar will result in negative returns of the Haven Base Index. However, positive performance of one or more Eligible Currencies included in the basket may be offset, in whole or in part, by negative performance of one or more other Eligible Currencies in the basket of lesser, equal or greater magnitude, which in the aggregate may cause the return of the Haven Base Index to be equal to or less than zero.

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THE HAVEN BASE INDEX CONTAINS EMBEDDED COSTS — As described in more detail under “The Haven Index” in this pricing supplement, the Haven Base Index contains an embedded fee of 1.5% per annum, which applies regardless of the performance of the Haven Base Index. This fee will reduce the return of the Haven Base Index, and consequently, the Haven Index on an annual basis. This fee is in addition to, and irrespective of, the Haven Adjustment Factor.

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THE GLOBAL ASCENT INDEX IS SUBJECT TO STRATEGY RISK — The strategy of the Global Ascent Index is to allocate exposure between a notional investment in the Ascent Broad Index and a notional investment in the FRB Basket Index, using a Risk Monitor Signal that seeks to shift exposure to the Ascent Broad Index when the perceived level of risk in the markets is “risk taking” and shift exposure to the FRB Basket Index when the perceived level of risk in the markets is “risk averse.”

The strategy of the Global Ascent Index may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  For example, the Risk Monitor Signal does not track the performance of the Ascent Broad Index or the FRB Basket Index in determining its signal output.  Thus, the Risk Monitor Signal may allocate more exposure to the Ascent Broad Index or the FRB Basket Index while the respective index’s closing level is declining.  Conversely, the Risk Monitor Signal may allocate less exposure to the Ascent Broad Index or the FRB Basket Index while the respective index’s closing level is increasing.  In addition, the Risk Monitor Signal’s risk-based algorithm may not successfully detect a risk averse or a risk taking market and shift allocation to the appropriate index.

Furthermore, the closing level of the Global Ascent Index depends on the performance of the FRB Basket Index and the Ascent Broad Index, which provides investors with exposure to the notional performance of interest rate carry trades on certain developed and emerging market currencies. Currency markets may be highly volatile and exchange rates can change significantly, which could cause significant decreases in the closing level of the Ascent Broad Index. In addition, in an interest rising environment, forward rates also have the observed tendency to under-predict future interest rates. Thus, in an interest rising environment, the FRB Basket Index closing level may decrease.  If the strategy of the Global Ascent Index is not successful, the level of the Global Ascent Index, and consequently the return on your securities, may be adversely affected.

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THE ACTUAL EXPERIENCED VOLATILITY OF THE ASCENT BROAD INDEX AND THE FRB BASKET INDEX MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE PERFORMANCE OF THE GLOBAL ASCENT INDEX — The leverage applied to the notional allocation of the Ascent Broad Index or the FRB Basket Index is adjusted to a target volatility level of 12.00%.  Because this adjustment is based on a comparison of the target volatility with the greater of (i) the volatility experienced by the relevant index over the previous 30 business days and (ii) the volatility experienced by the relevant index over the previous 60 business days, the actual volatility realized on the Ascent Broad Index and the FRB Basket Index may not necessarily equal the volatility target, which could have an adverse effect on the Global Ascent Index and consequently the value of your securities.

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THE GLOBAL ASCENT INDEX CONTAINS EMBEDDED COSTS —In calculating the level of the Global Ascent Index, the index sponsor will charge an index fee of 2.5% per annum and a reconstitution cost on each Rebalancing Date (as defined in the description of the Global Ascent Index) as a result of changing the notional allocation to the Ascent Broad Index on each Rebalancing Date.  Furthermore, the Ascent Broad Index contains embedded flip and roll costs, which apply regardless of the performance of the Ascent Broad Index. These costs will reduce the return of the Ascent Broad Index, and consequently, the Global Ascent Index.  Furthermore, these costs may be magnified by up to 240% (2.4 times) depending on the amount of leverage applied to the notional allocation to the Ascent Broad Index. These flip and roll costs are in addition to, and irrespective of, the index fee and reconstitution costs included in the Global Ascent Index.

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CURRENCY MARKETS MAY BE VOLATILE — Both the Ascent Broad Index and the Haven Base Index are designed to capture cross-currency interest rate differentials in relation to certain developed and emerging market currencies by receiving the interest rates of the currencies in jurisdictions with high interest rates and paying the interest rates of the currencies in jurisdictions with low interest rates.  This strategy is expected to lead to increases when currency exchange rates are stable, but can experience significant losses if currency exchange rates change drastically.  Therefore, both the Ascent Broad Index and the Haven Base Index are subject to currency exchange rate risk.

Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time.  Foreign currency rate risks include, but are not limited to, convertibility risk, market volatility and the potential impact of actions taken by governments, which may include the regulation of exchange rates or foreign investments, the imposition of taxes, the issuance of a new currency to replace an existing currency or the devaluation or revaluation of a currency.  These factors may affect the values of the components reflected in the Ascent Broad Index and the Haven Base Index, the performance of the Global Ascent Index and the Haven Index, respectively, and the value of your securities in varying ways, and different factors may cause the values of the components of the Ascent Broad Index and the Haven Base Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE MUNI TRENDS INDEX IS SUBJECT TO STRATEGY RISK — The Muni Trends Index is intended to reflect a strategy of capturing returns generated by (i) the over-prediction of future interest rates observed in the

U.S. municipal market by taking a long position in one-year forward, one-year swaps on U.S. municipal interest rates in a stable or decreasing interest rate environment, and (ii) the relative value between the yield curve of U.S. municipal interest rates and the yield curve of USD LIBOR in a rising interest rate environment by taking both a long position in one-year forward, one-year swaps on U.S. municipal interest rates and a short position in one-year forward, one-year swaps on USD LIBOR.  However, the assumptions underlying the strategy of the Muni Trends Index may not be valid. If the U.S. municipal forward rates underpredict future interest rates in U.S. municipal market in a stable or decreasing interest rate environment or if the return from the short position taken by the Muni Trends Index fails to offset any loss from its long position in a rising interest rate environment, the level of the Muni Trends Index and consequently the return on your securities may be adversely affected.

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THE MUNI ARBITRAGE INDEX IS SUBJECT TO STRATEGY RISK — The Muni Arbitrage Index is intended to reflect a strategy of capturing returns generated by the observed tendency of the yield curve of U.S. municipal interest rates to be steeper than the yield curve of USD LIBOR interest rates by taking both a leveraged long position in a basket of forward-starting swaps on U.S. municipal interest rates and a leveraged short position in a basket of forward-starting swaps on USD LIBOR.  However, the assumptions underlying this strategy may not be valid.  If the yield curve of U.S. municipal interest rates ceases to be steeper than the yield curve of USD LIBOR interest rates, the level of the Muni Arbitrage Index and consequently the return on your securities may be adversely affected.

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BOTH THE MUNI TRENDS INDEX AND THE MUNI ARBITRAGE INDEX CONTAIN EMBEDDED COSTS — In calculating the closing levels of the Muni Trends Index and the Muni Arbitrage Index, the index sponsor will charge a roll cost of 3.00% or 2.50%, respectively, per annum.  These roll costs will reduce the return of the Muni Trends Index and the Muni Arbitrage Index, and consequently, will reduce the value of your securities.

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MANY FACTORS MAY CAUSE THE U.S. MUNICIPAL INTEREST RATES TO DECREASE AND, AS A RESULT, THE LEVELS OF THE MUNI TRENDS INDEX AND THE MUNI ARBITRAGE INDEX AND THE RETURN ON YOUR SECURITIES MAY BE ADVERSELY AFFECTED — The Muni Trends Index and the Muni Arbitrage Index both take notional long positions in forward-starting swaps on U.S. municipal interest rates with certain maturities.  There are various factors that can affect such U.S. municipal interest rates and consequently the levels of the Muni Trends Index and the Muni Arbitrage Index:

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Marginal tax rates: Since the U.S. municipal interest rates represent the rates payable on tax-exempt variable rate demand obligations, increases in the marginal tax rate may decrease the U.S. municipal interest rates (reflecting the increased after-tax benefits of the tax-exempt variable rate demand obligations used to determine such rates). Conversely, decreases in the marginal tax rate may increase the U.S. municipal interest rates (reflecting the lower after-tax benefits of the tax-exempt variable rate demand obligations used to determine such rates).

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Tax-exempt status of municipal securities: The U.S. municipal interest rates benefit from the tax-exempt status of U.S. municipal securities.  Any change in U.S. government policy relating to such tax-exempt status of municipal securities may adversely affect the U.S. municipal interest rates.

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Creditworthiness of municipal securities relative to corporate issuers: Any actual or anticipated increase in the actual or perceived creditworthiness of issuers of municipal securities relative to the creditworthiness of corporate issuers could significantly decrease the U.S. municipal swap rates due to increased demand for municipal securities (for example, in times of financial crisis). Conversely, any actual or anticipated decline in the actual or perceived creditworthiness of issuers of municipal securities could increase the U.S. municipal interest rates.

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The absolute level of interest rates: As market interest rates in general increase, municipal securities may become subject to increasing demand (as the positive tax effects of holding tax-exempt municipal securities increase on a relative basis) and decreasing supply (as municipal issuers issue fewer securities in light of higher interest rates). This demand and supply imbalance could decrease the U.S. municipal interest rates.

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Supply and demand for municipal securities; remarketing practices: In addition to all the above, other factors that can affect the U.S. municipal interest rates include supply and demand imbalances, any impact of the Dodd Frank Act, changes in the remarketing practices for variable rate demand obligations and technical trading factors.  Any of these factors may decrease the U.S. municipal interest rates.  Aside from changes in the tax law, demand and supply movements in the municipal securities market could result from fragmentation in the market, uncertainty with respect to the rights of holders of municipal securities and illiquidity generally in the market.

•	THE BASKET INDICES HAVE LIMITED PERFORMANCE HISTORY — Calculation of the levels of the Basket Indices began on the following dates:

Basket Index	Inception Date
Harvest Index	May 11, 2008
Momentum Index	October 18, 2010
Apex 14 Index	May 18, 2011
Curve Alpha Index	November 30, 2011
EMERALD	October 12, 2009
EMERALD EM	January 13, 2011
X-Alpha Index	October 31, 2007
Haven Index	October 15, 2010
Muni Trends Index	October 28, 2011
Global Ascent Index	October 18, 2011
Muni Arbitrage Index	June 21, 2011

Therefore, some of the Basket Indices have limited performance history, and no actual investment which allowed tracking of the performance of these Basket Indices was possible before these respective dates.

Historical Information

AGG

The following graph sets forth the historical performance of AGG from March 30, 2007 through March 30, 2012. The closing price of AGG on March 30, 2012 was $109.85. We obtained the historical closing prices of AGG from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of AGG should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of AGG. We cannot give you assurance that the performance of AGG will result in the return of any portion of your initial investment.

The Harvest Index

The publication of the Harvest Index began on May 11, 2008. The historical performance data below from May 11, 2008 through March 30, 2012 represent the actual performance of the Harvest Index. The performance data prior to May 11, 2008 reflect a retrospective calculation of the levels of the Harvest Index using archived data and the current methodology for the calculation of the Harvest Index. The closing level of the Harvest Index on March 30, 2012 was 522.06. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to May 11, 2008. The historical levels of the Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Harvest Index. We cannot give you assurance that the performance of the Harvest Index will result in the return of any of your initial investment.

The Momentum Index

The publication of the Momentum Index began on October 18, 2010. The historical performance data below from October 18, 2010 through March 30, 2012 represent the actual performance of the Momentum Index. The performance data prior to October 18, 2010 reflect a retrospective calculation of the levels of the Momentum Index using archived data and the current methodology for the calculation of the Momentum Index. The closing level of the Momentum Index on March 30, 2012 was 481.78. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Momentum Index was possible at any time prior to October 18, 2010. The historical levels of the Momentum Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Momentum Index. We cannot give you assurance that the performance of the Momentum Index will result in the return of any portion of your initial investment.

The Apex 14 Index

The publication of the Apex 14 Index began on May 18, 2011. The historical performance data below from May 18, 2011 through March 30, 2012 represent the actual performance of the Apex 14 Index. The performance data prior to May 18, 2011 reflect a retrospective calculation of the levels of the Apex 14 Index using archived data and the current methodology for the calculation of the Apex 14 Index. Index levels of the Apex 14 Index on and prior to March 12, 2012 were calculated based on the index methodology in effect on or prior to March 12, 2012 without taking into account the changes to the MRE Index following March 12, 2012 as described under the Annex. The closing level of the Apex 14 Index on March 30, 2012 was 978.88. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Apex 14 Index was possible at any time prior to May 18, 2011. The historical levels of the Apex 14 Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Apex 14 Index. We cannot give you assurance that the performance of the Apex 14 Index will result in the return of any portion of your initial investment.

The Curve Alpha Index

The publication of the Curve Alpha Index began on November 30, 2011. The historical performance data below from November 30, 2011 through March 30, 2012 represent the actual performance of the Curve Alpha Index. The performance data prior to November 30, 2011 reflect a retrospective calculation of the levels of the Curve Alpha Index using archived data and the current methodology for the calculation of the Curve Alpha Index. The closing level of the Curve Alpha Index on March 30, 2012 was 1,666.0593. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Curve Alpha Index was possible at any time prior to November 30, 2011. The historical levels of the Curve Alpha Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Curve Alpha Index. We cannot give you assurance that the performance of the Curve Alpha Index will result in the return of any portion of your initial investment.

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through March 30, 2012 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on March 30, 2012 was 207.28. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of EMERALD. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

EMERALD EM

EMERALD EM has existed only since January 13, 2011 and publication of EMERALD EM began on January 13, 2011. The historical performance data below from January 13, 2011 through March 30, 2012 represent the actual performance  of EMERALD EM. The performance data prior to January 13, 2011 reflect a retrospective calculation of the levels of  EMERALD EM using archived data and the current methodology for the calculation of EMERALD EM. The closing level of EMERALD EM on March 30, 2012 was 210.19. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD EM was possible at any time prior to January 13, 2011. The historical levels of EMERALD EM should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of EMERALD EM will result in the return of any portion of your initial investment.

The X-Alpha Index

The publication of the X-Alpha Index began on October 31, 2007. The historical performance data below from October 31, 2007 through March 30, 2012 represent the actual performance of the X-Alpha Index. The performance data prior to October 31, 2007 reflect a retrospective calculation of the levels of the X-Alpha Index using archived data and the current methodology for the calculation of the X-Alpha Index. The closing level of the X-Alpha Index on March 30, 2012 was 2,012.57. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the X-Alpha Index was possible at any time prior to October 31, 2007. The historical levels of the X-Alpha Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the X-Alpha Index. We cannot give you assurance that the performance of the X-Alpha Index will result in the return of any portion of your initial investment.

The Haven Index

The publication of the Haven Index began on October 15, 2010. The historical performance data below from October 15, 2010 through March 30, 2012 represent the actual performance of the Haven Index. The performance data prior to October 15, 2010 reflect a retrospective calculation of the levels of the Haven Index using archived data and the current methodology for the calculation of the Haven Index. The closing level of the Haven Index on March 30, 2012 was 304.09. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Haven Index was possible at any time prior to October 15, 2010. The historical levels of the Haven Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Haven Index. We cannot give you assurance that the performance of the Haven Index will result in the return of any portion of your initial investment.

The Muni Trends Index

The publication of the Muni Trends Index began on October 28, 2011. The historical performance data below from October 28, 2011 through March 30, 2012 represent the actual performance of the Muni Trends Index. The performance data prior to October 28, 2011 reflect a retrospective calculation of the levels of the Muni Trends Index using archived data and the current methodology for the calculation of the Muni Trends Index. The closing level of the Muni Trends Index on March 30, 2012 was 1,429.9711. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Muni Trends Index was possible at any time prior to October 28, 2011. The historical levels of the Muni Trends Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Muni Trends Index. We cannot give you assurance that the performance of the Muni Trends Index will result in the return of any portion of your initial investment.

The Global Ascent Index

The publication of the Global Ascent Index began on October 18, 2011. The historical performance data below from October 18, 2011 through March 30, 2012 represent the actual performance of the Global Ascent Index. The performance data prior to October 18, 2011 reflect a retrospective calculation of the levels of the Global Ascent Index using archived data and the current methodology for the calculation of the Global Ascent Index. The closing level of the Global Ascent Index on March 30, 2012 was 873.5863. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Global Ascent Index was possible at any time prior to October 18, 2011. The historical levels of the Global Ascent Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Global Ascent Index. We cannot give you assurance that the performance of the Global Ascent Index will result in the return of any portion of your initial investment.

The Muni Arbitrage Index

The publication of the Muni Arbitrage Index began on June 21, 2011. The historical performance data below from June 21, 2011 through March 30, 2012 represent the actual performance of the Muni Arbitrage Index. The performance data prior to June 21, 2011 reflect a retrospective calculation of the levels of the Muni Arbitrage Index using archived data and the current methodology for the calculation of the Muni Arbitrage Index. The closing level of the Muni Arbitrage Index on March 30, 2012 was 345.1838. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Muni Arbitrage Index was possible at any time prior to June 21, 2011. The historical levels of the Muni Arbitrage Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Muni Arbitrage Index. We cannot give you assurance that the performance of the Muni Arbitrage Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of twelve components: the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”), the Deutsche Bank Commodity Apex 14 Net USD Index (the “Apex 14 Index”), the Deutsche Bank Commodity Curve Alpha 10 ERAC Index (the “Curve Alpha Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”), the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank Muni Trends Plus Index (the “Muni Trends Index”), the Deutsche Bank Global Ascent II USD (Series 2) Index (the “Global Ascent Index”), the Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index (the “Muni Arbitrage Index”) and the iShares® Barclays Aggregate Bond Fund (“AGG”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this pricing supplement and in the subsections below.

Investor Early Redemption

You will have the right, on any day during the Election Period, to cause us to redeem your securities, in whole or in part, for the Redemption Amount by submitting a notice of your intention, indicating the aggregate Face Amounts of securities to be redeemed (in integrals of the Face Amount), to your broker in accordance with your broker’s instructions.  An Investor Early Redemption shall be effective on the date on which such notice is actually received by the Issuer if such note is received on a trading day at or before 11:00 a.m. New York City time, or the next trading day if such notice is not received on a trading day or is received after 11:00 a.m. New York City Time. The Election Period is any trading day from (and excluding) the Trade Date to (and excluding) the Final Valuation Date. The Investor Redemption Valuation Date for each such Investor Early Redemption will be the next trading day after an Investor Early Redemption is effective.  The related Investor Redemption Payment Date will be three business days after the applicable Investor Redemption Valuation Date. If you exercise your early redemption right, the Redemption Amount payable on the applicable Investor Redemption Payment Date will be calculated as of the corresponding Investor Redemption Valuation Date using the relevant Final Reference Levels and Adjustment Factors on such Investor Redemption Valuation Date, and will be subject to the deduction of the Investor Redemption Fee of 0.50%.

Because the securities are represented by a global security, The Depository Trust Company (the “DTC”) or the DTC’s nominee will be the holder of the securities and therefore will be the only entity that can exercise the early redemption right. In order to ensure that the DTC’s nominee will timely exercise the early redemption right on your behalf, you must instruct the broker or other direct or indirect participant through which you hold your securities to notify the DTC of your intention to exercise the early redemption right so we are notified of your intention by the required time. Different firms have different deadlines for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold your securities for the relevant deadline by which an instruction must be given in order for timely notice to be delivered to the DTC, which will in turn notify us of the exercise of your early redemption right. We take no responsibility for any failure by your broker or other direct or indirect participant to transmit such notice to the DTC in a timely manner on your behalf.

Market Disruption Events

With respect to AGG, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
the occurrence or existence of a suspension, absence or material limitation of trading in shares of AGG on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the AGG shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•
a suspension, absence or material limitation of trading of securities then constituting 20% or more of the market value of the portfolio investments of AGG on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20% or more of the market value of the portfolio investments of AGG during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to AGG for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event with respect to AGG exists at any time, if trading in a security included in AGG is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the market value of the total portfolio investments of AGG shall be based on a comparison of:

•	the market value of such a security, relative to

•	the total market value of the portfolio investments of AGG,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to AGG has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on AGG by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to AGG; and

•
a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to AGG are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to the Harvest Index, the Apex 14 Index and the Curve Alpha Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Harvest Index, the Apex 14 Index or the Curve Alpha Index (or the relevant Successor Index); or

•
the settlement price of any Exchange Traded Instrument within the Harvest Index, the Apex 14 Index or the Curve Alpha Index (or the relevant Successor Index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•
failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Harvest Index, the Apex 14 Index or the Curve Alpha Index Index (or the relevant Successor Index); or

•
failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Harvest Index, the Apex 14 Index or the Curve Alpha Index (or the relevant Successor Index); or

•	a Commodity Hedging Disruption Event (as defined below).

With respect to the Harvest Index and the Leveraged Harvest Index, if a Market Disruption Event occurs to an Exchange Traded Instrument relating to a commodity underlying the S&P GSCI Light Energy Index, and such commodity is also a DBLCI-OY constituent commodity, the Market Disruption Event shall be deemed to have also occurred to such DBLCI-OY constituent commodity underlying the Benchmark Booster Index and its related Exchange Traded Instrument. If a Market Disruption Event occurs to an Exchange Traded Instrument relating to a DBLCI-OY constituent commodity underlying the Benchmark Booster Index, the Market Disruption Event shall be deemed to have also occurred to the Exchange Traded Instrument relating to the same commodity underlying the S&P GSCI Light Energy Index.

With respect to the Curve Alpha Index, if a Market Disruption Event occurs to an Exchange Traded Instrument underlying a Short Base Index with respect to a constituent commodity, the Market Disruption Event shall be deemed to have also occurred to the Long Base Index for the same commodity.  If a Market Disruption Event occurs to an Exchanged Traded Instrument underlying a Long Base Index with respect to a constituent commodity, the Market Disruption Event shall be deemed to have also occurred to the Short Base Index for the same commodity.

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Component.

With respect to the Momentum Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of an “Index Commodity Disruption Event," "Limit Event," "Base Index Disruption Event" or "Force Majeure Event" as defined within the description of the Momentum Index in the Annex.

With respect to EMERALD and EMERALD EM, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” and “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)”, respectively, in the accompanying underlying supplement No. 5, if applicable to the relevant Basket Index.

With respect to the X-Alpha Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Market Disruption Event” as defined within the description of the X-Alpha Index in the Annex.

With respect to the Haven Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Force Majeure Event,” “Index Disruption Event” or “Base Index Disruption Event” as defined within the description of the Haven Index in the Annex.

With respect to the Muni Trends Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event” as defined within the description of the Muni Trends Index in the Annex.

With respect to the Global Ascent Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event” or “Underlying Index Disruption Event” as defined within the description of the Global Ascent Index in the Annex.

With respect to the Muni Arbitrage Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event” as defined within the description of the Muni Arbitrage Index in the Annex.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Currency Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

“Relevant Exchange” means, for each Basket Component, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Component, or (ii) any futures or options contract or fund related to such Basket Component or to any component then included in such Basket Component.

“Trading day” means, for each Basket Component separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Adjustments to Valuation Dates

A “Valuation Date” is any Observation Date, Redemption Trigger Valuation Date, Investor Redemption Valuation Date or Final Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Harvest Index, the Momentum Index, the Apex 14 Index and the Curve Alpha Index, and for the purposes of this section, a “Valuation Date” shall also include the Trade Date. If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying the Harvest Index, the Momentum Index, the Apex 14 Index or the Curve Alpha Index is in effect on a Valuation Date or if any Valuation Date is not a trading day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the relevant Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the relevant Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a trading day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not a trading day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled trading day after the Trade Date; or

(y)	the fifth scheduled trading day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the relevant Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled trading day after the Trade Date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

           With respect to AGG, EMERALD, EMERALD EM, the Muni Trends Index, the Global Ascent Index and the Muni Arbitrage Index, if a closing level for the relevant Basket Component is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day, then such Valuation Date for the relevant Basket Component will be postponed to the next trading day upon which a Market Disruption Event with respect to the relevant Basket Component is not occurring and a closing level for the relevant Basket Component is available; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date. If the closing level of the disrupted relevant Basket Component has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the X-Alpha Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day or a non-Currency Business Day, then such Valuation Date for the relevant Basket Index will be postponed to the next trading day that is a Currency Business Day upon which a Market Disruption Event with respect to relevant Basket Index is not occurring and a closing level for relevant Basket Index is available; provided that the determination of such closing level will not be postponed more than five trading days that are also Currency Business Days after the originally scheduled Valuation Date. If the closing level of the disrupted relevant Basket Index has not been determined as described in the previous sentence by the fifth trading day that is also a Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Haven Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Currency Business Day, then such Valuation Date for the Haven Index will be postponed to the immediately succeeding Currency Business Day upon which no Market Disruption Event with respect to the Haven Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Currency Business Days after the originally scheduled Valuation Date.  If the closing level of the disrupted Haven Index has not been determined as described in the previous sentence by the fifth Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

The closing level for a Basket Component not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Component will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Components not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date, the AGG Dividend Pass-Thru Payment Dates, the Investor Redemption Payment Date or the Redemption Trigger Payment Date and is subject to adjustment as described below.

If a scheduled Payment Date is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date.

If, due to a Market Disruption Event, non-trading day or non-Currency Business Day occurring with respect to any Basket Component, as applicable, a Valuation Date for any Basket Component or the date as of which the Calculation Agent determines the closing level of any Basket Component, is postponed, the relevant Payment Date will be adjusted in order to maintain the same number of business days that originally had been scheduled between the Valuation Date and the relevant Payment Date.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the Calculation Agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the Depository Trust Company (“DTC”) of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the Commodity Futures Trading Commission (“CFTC”) or any exchange or trading facility), in each case occurring on or after the Trade Date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities or contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security or contract most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Basket ETF is liquidated or otherwise terminated (a “Liquidation Event”), then any level of such Basket ETF required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the index which the Basket ETF seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a Closing Price of the Basket ETF was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the Sponsor or another entity publishes a successor or substitute index that Deutsche Bank AG, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent Closing Level following a Liquidation Event will be determined by reference to the published value of such Successor Tracked Index at the regular weekday close of trading on any trading day on which the Closing Level is relevant to the Payment at Maturity.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuation is continuing on, the Relevant Date following a Liquidation Event and Deutsche Bank AG, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuation, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuation. Notwithstanding these alternative arrangements, discontinuation of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

The Share Adjustment Factor, the Initial Reference Level, the Final Reference Level and the amount of a quarterly Dividend Pass-Thru Payment for any Basket ETF are subject to adjustment by the Calculation Agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Share Adjustment Factor for any Basket ETF after the close of business on the Business day immediately preceding each Valuation Date.

No adjustments to the Share Adjustment Factor for any Basket ETF will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing level of a Basket ETF on any trading day during the term of the securities.

Share Splits and Reverse Share Splits

If the shares of a Basket ETF are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
the number of shares which a holder of one share of the Basket ETF before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Basket ETF is subject to a share dividend, i.e., an issuance of additional shares of such Basket ETF that is given ratably to all or substantially all holders of shares of the Basket ETF, then, once the dividend or distribution has become effective and the shares of the Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of the Basket ETF.

Non-cash Distributions

If a Basket ETF distributes shares of capital stock, evidences of indebtedness or other assets or property of such Basket ETF to all or substantially all holders of shares of such Basket ETF (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the Current Market Price of one share of the Basket ETF and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Basket ETF means the arithmetic average of the closing prices of one share of a Basket ETF for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first trading day on which transactions in the shares of a Basket ETF trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Basket ETF will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the Basket ETF by an amount equal to at least 10% of the closing price of such Basket ETF on the first trading day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the closing price of the Basket ETF on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Notwithstanding the forgoing, if a beneficial owner of the securities as of the close of business on the applicable Record Date is entitled to receive the total amount of dividends declared and paid by a Basket ETF to its shareholders pursuant to the "AGG Dividend Pass-Thru Payments" set forth above, no adjustments to the Share Adjustment Factor, the Initial Reference Level or the Final Reference Level will be required to take into account such dividends or distributions.

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Component and whether there has been a material change in the method of calculating a Basket Component. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an early redemption on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the levels of the Basket Components will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon an early redemption will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle or conversion transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. Our special tax counsel believes that it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are not debt, with associated payments by us to you of the AGG Dividend Pass-Thru Payments, with the consequences described below. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. We do not plan to request a ruling from the IRS, and the IRS or a court may not agree with this treatment. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, some of which are discussed below, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt, with associated payments by us to you of the AGG Dividend Pass-Thru Payments.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as Prepaid Financial Contracts That Are Not Debt with Associated AGG Dividend Pass-Thru Payments

AGG Dividend Pass-Thru Payments. There is no direct authority under current law addressing the proper tax treatment of the AGG Dividend Pass-Thru Payments on the securities or comparable payments on instruments similar to the securities. The AGG Dividend Pass-Thru Payments may in whole or in part be treated as ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. To the extent that we may be required to file information returns, we expect to treat the AGG Dividend Pass-Thru Payments as ordinary income. You should consult your tax adviser concerning the treatment of the AGG Dividend Pass-Thru Payments.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement (other than payment of any AGG Dividend Pass-Thru Payment) and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them, subject to adjustment for any gain, loss or income (other than income on account of the AGG Dividend Pass-Thru Payments) that you recognize during the period you own the securities. See “—Uncertainties Regarding Treatment as Prepaid Financial Contracts That Are Not Debt with Associated AGG Dividend Pass-Thru Payments” below. Subject to the potential application of certain rules and regulations relating to foreign currency instruments and/or the “constructive ownership” regime, each discussed below, this gain or loss should generally be capital gain or loss (although the treatment of any sales proceeds attributable to accrued but unpaid AGG Dividend Pass-Thru Payments is unclear). Our special tax counsel believes it is reasonable to treat any such gain or loss as long-term capital gain or loss if you have held the securities for more than one year. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld. The deductibility of capital losses is subject to limitations.

Because part of the Redemption Amount is determined by reference to the Haven Base Index and the Ascent Broad Index, which are component indices, respectively, of the Haven Index and the Global Ascent Index, it is possible that certain rules and regulations relating to foreign currency instruments under Section 988 of the Code could apply to the securities. If these rules were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss.

In addition, because the iShares® Barclays Aggregate Bond Fund is a Basket Component, it is possible that the securities could be treated (in whole or part) as “constructive ownership transactions” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain” as defined in Section 1260. It is not clear how the “net underlying long-term capital gain” would be calculated in this case. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the security, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

Uncertainties Regarding Treatment as Prepaid Financial Contracts That Are Not Debt with Associated AGG Dividend Pass-Thru Payments

Due to the lack of direct legal authority, there remain substantial uncertainties regarding the U.S. federal income tax consequences of your ownership and disposition of the securities. For instance, you may be required to include in income amounts in addition to the AGG Dividend Pass-Thru Payments during the term of the securities and/or to treat all or a portion of your gain or loss on the sale or retirement of the securities as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition, change in methodology of, or substitution of a successor to, a Basket Component or a component index could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities. Your tax basis should be adjusted for any such gain, loss or income (other than income on account of the AGG Dividend Pass-Thru Payments) that you recognize during the period you own the securities.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Consequences if Securities Are Treated as Debt Instruments

If the securities are treated as debt instruments issued by us, they will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the securities you will be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though this amount may exceed the payments of the AGG Dividend Pass-Thru Payments in each year. In addition, any income recognized upon a sale or exchange or at maturity will be ordinary in character. Moreover, if you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. In reading the discussion below, please bear in mind that we will not pay additional amounts on account of any withholding tax imposed on you.

AGG Dividend Pass-Thru Payments. The U.S. federal income tax treatment of payments of the AGG Dividend Pass-Thru Payments is uncertain. Insofar as we have responsibility as a withholding agent, we expect to treat the payments of the AGG Dividend Pass-Thru Payments made to you as subject to withholding at a rate of 30% unless you provide a properly executed IRS Form W-8BEN claiming eligibility for a reduction of or an exemption from withholding under an applicable income tax treaty. You should consult your tax adviser regarding these certification requirements and the possibility of obtaining a refund of any amounts withheld.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Redemption Trigger Event or Investor Early Redemption) generally should not be subject to U.S. federal withholding or income tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below. Any amount attributable to accrued but unpaid AGG Dividend Pass-Thru Payments may be subject to withholding tax.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Possible Alternative Treatments. If the securities are treated as indebtedness, any income from the securities will not be subject to U.S. federal withholding or income tax if (i) you have provided a properly executed IRS Form W-8BEN and (ii) any income from the securities is not effectively connected with your conduct of a trade or business in the United States.

As described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as Prepaid Financial Contracts That Are Not Debt with Associated AGG Dividend Pass-Thru Payments,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income in excess of the AGG Dividend Pass-Thru Payments, subject to withholding tax, over the term of the securities, possibly on a retroactive basis.

Because part of the Redemption Amount is determined by reference to the X-Alpha Index, the performance of which depends in part on the DB Regional Style Indices, the performances of which in turn depend in part on dividends paid by the issuers of their component stocks, recently proposed regulations under Section 871(m) of the Code could adversely affect the tax consequences of owning and disposing of the securities after December 31, 2012. These proposed regulations would in certain circumstances impose a withholding tax at a rate of 30% (subject to reduction under an applicable treaty) on amounts, attributable to U.S.-source dividends, that are paid or "deemed paid" on certain financial instruments after December 31, 2012 (such amounts, “dividend equivalents”). While significant aspects of the application of these proposed regulations to the securities are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that securities beneficially owned by you after December 31, 2012 are subject to withholding tax with respect to dividend equivalents attributable to the X-Alpha Index, even during periods in which we make no payments with respect to these dividend equivalents, or that you must provide information to establish that withholding is not required with respect to dividend equivalents.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient. If you are a U.S. holder, we intend to treat payments of the AGG Dividend Pass-Thru Payments as subject to information reporting unless you are an exempt recipient. If you are a non-U.S. holder, we intend to treat payments of the AGG Dividend Pass-Thru Payments as subject to information reporting. These amounts may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon an early redemption. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No securityholder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the relevant pricing supplement.

DBSI may pay custodial fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 Face Amount of securities. Deutsche Bank AG will reimburse DBSI for such fees. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The Issue Price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement, prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Validity of Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of December 30, 2011, filed as an exhibit to our opinion, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the securities and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of such counsel dated December 30, 2011, which has been filed on Form 6-K by the Issuer on December 30, 2011.

ANNEX:

THE BASKET COMPONENTS

For a description of EMERALD or EMERALD EM, see the accompanying underlying supplement No. 5 dated May 5, 2011.

AGG

The iShares Barclays Aggregate Bond Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the total United States investment grade bond market as defined by the Barclays Capital U.S. Aggregate Bond Index (the “AGG Index”). AGG is an exchange traded fund that trades on the NYSE Arca stock exchange under the ticker symbol “AGG.” The Investment Advisor of AGG is BlackRock Fund Advisors (“BFA”). BFA manages AGG and receives for its investment advisory services a fee at the annual rate of 0.20% of AGG’s average daily net assets.

AGG generally invests at least 90% of its assets in the bonds that comprise the AGG Index and in securities that provide substantially similar exposure. The remainder of assets is invested in comparable bonds or in cash and high-quality, liquid short-term instruments, including shares of money market funds affiliated with BFA. AGG concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the AGG Index is concentrated.

The AGG Index is calculated and published by Barclays Capital Inc. The AGG Index measures the performance of the U.S. investment grade bond market, which includes investment-grade U.S. Treasury securities, investment-grade U.S. agency securities, investment-grade corporate bonds, mortgage pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the United States. The securities in the AGG Index must have $250 million or more of outstanding face value and must have at least one year remaining to maturity.  In addition, the securities must be denominated in U.S. dollars and must be fixed-rate, non-convertible and taxable. Certain types of securities, such as state and local government series bonds, structured notes with embedded swaps or other special features, private placements, floating-rate securities and Eurobonds are excluded from the AGG Index. The AGG Index is market capitalization weighted and the securities in the AGG Index are updated based on certain selection criteria on the last calendar day of each month.

We have derived all information regarding AGG contained herein from publicly available information. Such information is subject to change, and we make no representation as to its accuracy. As a prospective purchaser of the securities, you should undertake an independent investigation of AGG as in your judgment is appropriate to make an informed decision with respect to an investment in the securities. Information provided to or filed with the SEC by AGG pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. Such information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

THE HARVEST INDEX

The description below is just a summary of the rules applicable to the Harvest Index and the basis on which the Harvest Index will be calculated. The index rules described herein are subject to change at any time and may be superseded by any subsequent index rules.

General

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index- Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Harvest Index

The Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Harvest Index was May 11, 2008.

The Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Harvest Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 17, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Harvest Index uses an allocation strategy that seeks to maintain a target volatility  (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Harvest Index to the Base Index, on a Rebalancing Date, is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

If, at a TV Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of March 30, 2012, the participation level of the Harvest Index in the Base Index was 500.00%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Harvest Index, is intended to reflect the effect of a deduction in respect of running costs of 0.60% per annum in respect of a notional funded investment in the Harvest ER Index.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by the Index Sponsor on a “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

The Harvest ER Index

The Deutsche Bank Commodity Harvest Excess Return Index - Benchmark Light Energy is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the Benchmark Booster Index and a short position in the S&P GSCI Light Energy Index. The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the Benchmark Booster Index are set forth below.

For each index constituent in the Benchmark Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Benchmark Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the Benchmark Booster Index

The table below shows those sub-indices included in the Benchmark Booster Index, as well as their respective weights within the Benchmark Booster Index, as of March 30, 2012.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Benchmark Booster Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	17.10%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.03%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	10.64%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	5.70%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	8.60%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	6.28%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	5.46%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	4.29%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.31%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	4.26%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	3.01%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	4.56%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	2.45%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.86%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.75%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	0.88%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	1.59%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.21%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.71%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.07%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.76%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.99%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	1.06%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.45%

Methodology of the Harvest Index

Participation in the Base Index

The level of notional participation of the Harvest Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Min	(	Maximum Participation,	Target Volatility	)
3m Realized Volatility (T)

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Calculation Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). The “TV Calculation Date” for a particular Rebalancing Date is the date that is two Harvest Index Business Days prior to such Rebalancing Date.

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Commodity Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

TV(t)	=	TV(m(t))	x	[	1 + Allocation(m(t))	x	(	Index(t)	-1)	]
Index(m(t))

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Harvest Index Business Day following the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Harvest Index and the publication of the closing levels relating to the Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Harvest Index and the publication of the TV ERAC Closing Levels relating to the Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Harvest Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Harvest Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMHVEG <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMHVEG <Index> and the TV ERAC Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by each Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY sub-index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

THE MOMENTUM INDEX

The description below is just a summary of the rules applicable to the Momentum Index and the basis on which the Momentum Index will be calculated. The index rules described herein are subject to change at any time and may be superseded by any subsequent index rules.

General

The Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”) is intended to reflect the performance of 14 commodities: aluminum, copper, corn, crude oil, gold, heating oil, natural gas, nickel, silver, RBOB gasoline, soybeans, sugar, wheat, and zinc, with each commodity given a weight that is adjusted monthly based on trends in the prices of each commodity and of the commodities as a group. These fourteen commodities are from four commodity sectors – agriculture, energy, industrial metals, and precious metals. The Momentum Index tracks these commodities (the “Index Commodities”) by investing in the relevant S&P GSCITM (described below) individual commodity sub-indices, as set forth in the table below (each a “Base Index”, and together the “Base Indices”).  The inception date of the Momentum Index is October 18, 2010.

The weight of each Base Index in the Momentum Index is systematically adjusted based on the momentum of each commodity it represents relative to the momentum of commodities represented by the other Base Indices. The weighting is determined dynamically based on technical signals on the fifth from last Index Business Day (as defined below) of each calendar month (the “Monthly Observation Date”). If the overall commodity environment, as measured by the momentum of the 14 underlying commodities over a defined period (as set forth below), is deemed to be bullish, the Momentum Index invests into those Base Indices that show positive momentum, and if the overall commodity environment is deemed to be bearish, the Momentum Index shorts those Base Indices that show negative momentum. Weights are equally distributed to all the selected Base Indices such that the sum of the weights will equal 100%. If the environment is trending sideways without clear momentum signals, the Momentum Index stays neutral and does not invest into any of the Base Indices, so that the sum of the weights will equal 0%.

Based on the weight of each Base Index determined on the Monthly Observation Date, the holding of each Base Index will be adjusted on the first Index Business Day of the next calendar month (the “Monthly Rebalancing Date”), as further described below. The holding of each Base Index will remain constant until the next Monthly Rebalancing Date.

The table below shows the Base Indices included in the Momentum Index and the respective current weight of each Base Index as of March 30, 2012. The weights in the table below that are negative represent a short position in the applicable Base Index, the weights that are positive represent a long position in the applicable Base Index and the weights that are zero represent that the Momentum Index is not invested in the applicable Base Index.

Base Index	Bloomberg Ticker	Weight
S&P GSCI Crude Oil ER Index	SPGCCLP Index	0.00%
S&P GSCI Natural Gas ER Index	SPGCNGP Index	0.00%
S&P GSCI Corn ER Index	SPGCCNP Index	0.00%
S&P GSCI Wheat ER Index	SPGCWHP Index	0.00%
S&P GSCI Soybean ER Index	SPGCSOP Index	0.00%
S&P GSCI Sugar ER Index	SPGCSBP Index	0.00%
S&P GSCI Copper ER Index	SPGCICP Index	0.00%
S&P GSCI Aluminum ER Index	SPGCIAP Index	0.00%
S&P GSCI Zinc ER Index	SPGCIZP Index	0.00%
S&P GSCI Nickel ER Index	SPGCIKP Index	0.00%
S&P GSCI Gold ER Index	SPGCGCP Index	0.00%
S&P GSCI Silver ER Index	SPGCSIP Index	0.00%
S&P GSCI RBOB Gasoline ER Index	SPGCHUP Index	0.00%
S&P GSCI Heating Oil ER Index	SPGCHOP Index	0.00%

A closing level for the Momentum Index will be calculated by the Index Sponsor on an "excess return" basis (the “ER Closing Level”).  The ER Closing Level will be published by the Index Sponsor as soon as reasonably practicable after the Index Valuation Time on each Index Business Day, subject to adjustment as provided herein.

“Index Business Day” means:

(i)
a day (other than a Saturday or Sunday) which is not a holiday in the CME Group New York Floor holiday calendar for the relevant year as published on the CME Group website (or such other holiday calendar as the Index Sponsor determines to be the successor to such holiday calendar); and

(ii)	which is an S&P Index Business Day (as defined in the S&P Description) in respect of the S&P Index.

“Index Valuation Time” means 11.00 pm (London time) on each Index Business Day or, if the publication time of the closing level in respect of any Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time for the Momentum Index.

Excess Return Calculation

Subject to “Index Commodity Adjustment Event”, the ER Closing Level on each Index Business Day is calculated by the Index Sponsor as:

Where:

ILer(t)	= ER Closing Level on Index Business Day t
ILer(t-1)	= ER Closing Level on the Index Business Day immediately preceding Index Business Day t
ILa(t, i)	= Base Index “i” closing level on Index Business Day t
ILa(t – 1, i)	= Base Index “i” closing level on the Index Business Day immediately preceding the Index Business Day t
Ua(k, i)	= Holding of Base Index “i” on Index Business Day t, as computed on the Monthly Rebalancing Date k immediately preceding (and excluding) t.

The Momentum Index has been calculated back to November 1, 2000 (the “Base Date”). On the Base Date the ER Closing Level was 100.

Rebalancing

The holding of each Base Index is rebalanced monthly on the 1st Index Business Day (the “Monthly Rebalancing Date”) of each calendar month and will remain constant until the next Monthly Rebalancing Date. The rebalancing is based on the weight of the Base Indices (the “Index Weight”) determined on the Monthly Observation Date immediately preceding the relevant Monthly Rebalancing Date, the ER Closing Level and the Base Index closing level on the relevant Monthly Rebalancing Date. The holding for Index Commodity “i” on the Monthly Rebalancing Date k is calculated as follows:

Where:

ILer(k)	= ER Closing Level on Monthly Rebalancing Date k

ILa (k, i)	= Base Index “i” closing Level on Monthly Rebalancing Date k

W(o, i)	= Weight of Base Index “i” on the relevant Monthly Observation Date o immediately preceding the Monthly Rebalancing Date k

If an Exception Rebalancing Event (as defined below) occurs, the Index Business Day immediately following such Exceptional Rebalancing Event will be an “Exceptional Rebalancing Date” (together with the Monthly Balancing Dates, the “Balancing Dates”), and a rebalancing will occur on such date in accordance with the provisions below.

Weight Determination of the Base Indices

Unless an Exceptional Rebalancing Event (as defined below) has occurred, the Momentum Index is rebalanced monthly on the relevant Monthly Rebalancing Date based on the weight of each Base Index determined in accordance with the steps set forth below on the relevant Monthly Observation Date.

First, on each Index Business Day for each Base Index “i”, a directional indicator (DI) is calculated by comparing its average level over the past 15 Index Business Days (short-term moving average, or STMA) to its average level over the past 60 Index Business Days (long-term moving average, or LTMA). If LTMA is less than STMA for the relevant Base Index, the DI will be “Bullish” for such Base Index on the relevant date of calculation. If LTMA is greater than STMA, the DI will be “Bearish.” If LTMA is equal to STMA, the DI will be “Neutral.”

Second, an environmental indicator (EI) for an Index Business Day is calculated based on the directional indicators of all of the Base Indices. If the DIs for nine or more Base Indices are “Bullish” for such day, the EI will equal 100%. If the DIs for nine or more Base Indices are “Bearish”, the EI will equal -100%. In all other cases, the EI will equal 0.

Third, a “Signal” is generated for each Monthly Observation Date based on the average of EIs over the past 45 Index Business Days. If the average of the EIs over the past 45 Index Business Days is greater than or equal to 50%, the Signal will be “Bullish.” If the average of the EIs over the past 45 Index Business Days is less than or equal to -50%, the Signal will be “Bearish.” In all other cases, the Signal will be “Neutral.”

If the Signal on the Monthly Observation Date t is “Neutral”, the weight for each Base Index will be set to zero and the Momentum Index will be uninvested. If the Signal on the Monthly Observation Date t is “Bearish” or “Bullish”, the weight of each Base Index “i”, W(t,i), will be determined by comparing the Signal on the Monthly Observation Date t to the directional indicator of such Base Index on the same date.

•
If the Signal generated is “Bullish”, the Base Indices with the DI of “Bullish” on the same day will be assigned a weight representing a long position in those Base Indices equal to i) 1 divided by ii) the number of Base Indices with the DI of “Bullish” on the same day; all the other Base Indices will be assigned a weight of 0.

•
If the Signal generated is “Bearish”, the Base Indices with the DI of “Bearish” on the same day will be assigned a weight representing a short position in those Base Indices equal to i) 1 divided by ii) the number of Base Indices with the DI of “Bearish” on the same day; all the other Base Indices will be assigned a weight of 0.

An “Exceptional Rebalancing Event” is deemed to have occurred if, on the 15th Index Business Day before the last Index Business Day of each calendar month (the “Exceptional Rebalancing Observation Date,” together with the Monthly Observation Dates, “Observation Dates”), the Signal generated on such day, as compared to the Signal generated on the immediately preceding Monthly Observation Date, has changed from a value below -0.50 to a value above 0.50, or from a value above 0.50 to a value below -0.50. If an Exceptional Rebalancing Event occurs, the weights of all the Base Indices will be rebalanced following the steps above. Such rebalancing is implemented one Index Business Day after the Exceptional Rebalancing Observation Date using the weights determined on the Exceptional Rebalancing Observation Date.

Index Commodity Adjustment Event

If, in respect of an Index Business Day, a S&P Adjustment Event has occurred in relation to any Index Commodity and the related Designated Contract Expiration (each such Index Commodity, a “Disruption Affected Commodity”, such Index Business Day, an “Affected Business Day” and, where multiple Affected Business Days fall on consecutive Index Business Days, each such day a “Multiple Affected Business Day”), then on the immediately succeeding Index Business Day that is a Non-Disrupted Day in respect of all Index Commodities (such day, the “Adjustment Event End Date”), the Index Sponsor will, where such Affected Business Day (or any such Multiple Affected Business Day) has fallen on a Rebalancing Date, determine (i) the ER Closing Level and (ii) the holding of each Base Index, in each case, in respect of the Adjustment Event End Date as if the applicable Deemed Closing Price Variable Value had been used for each Closing Price Variable (relevant to such determinations) in respect of such Rebalancing Date; provided that, whether or not an Observation Date, a Rebalancing Date or any other date is an Affected Business Day, the Index Weights of the Base Indices determined in respect of such Rebalancing Date in accordance with the provisions under “Rebalancing” will not be recalculated or adjusted.

For the purposes of the above description:

“Adjusted S&P Commodity ERCV” means, for the Base Index in respect of the a Disruption Affected Commodity and an Affected Business Day, the hypothetical closing level of such Base Index and such day calculated by the Index Sponsor as the product of (A) the closing level of such Base Index and such Affected Business Day and (B) the sum of (i) 1 and (ii) the sum of the Disruption Amounts for such Affected Business Day for each Designated Contract Expiration in respect of such Disruption Affected Commodity and the relevant Designated Contract.  For the avoidance of doubt, during any Roll Period (as defined in the S&P Description) in respect of an Index Commodity, both of the relevant First Nearby Contract Expiration and the relevant Roll Contract Expiration (each as defined in the S&P Description) are Designated Contract Expirations.

“Closing Price Variable” means:

(i) the closing level of the Base Index in respect of each Disruption Affected Commodity; and

(ii) each Index Closing Price Variable.

“Contract Roll Weight” has the meaning given to such term in the S&P Description.

“Daily Contract Reference Price” has the meaning given to such term in the S&P Description.

“Deemed Closing Price Variable Value” means, in respect of an Affected Business Day:

(i) for the closing level of the Base Index in respect of a Disruption Affected Commodity, a value equal to the Adjusted S&P Commodity ERCV in respect of such Base Index and such Affected Business Day; and

(ii) for any other Closing Price Variable, the value such Closing Price Variable would have on such day if the applicable Deemed Closing Price Variable Value were used as provided in sub-paragraph 1 of this definition for the closing level of the Base Index for such day in respect of each Disruption Affected Commodity.

"Designated Contract" has the meaning given to such term in the S&P Description.

“Designated Contract Expiration" has the meaning given to such term in the S&P Description.

“Disrupted Day” means, in respect of an Index Commodity, an S&P Index Business Day on which an S&P Adjustment Event occurs (or continues to exist), in respect of such Index Commodity and the relevant Designated Contract Expiration, as determined by the Index Sponsor. For the avoidance of doubt, during any Roll Period (as defined in the S&P Description) in respect of an Index Commodity, the relevant Designated Contract Expiration for this purpose will mean either (or both) of the relevant First Nearby Contract Expiration and the relevant Roll Contract Expiration (each as defined in the S&P Description).

“Disruption Amount” means, in respect of a Designed Contract Expiration and an Index Business Day, an amount calculated by the Index Sponsor as the product of (A) (a) the quotient of (i) the Daily Contract Reference Price in respect of such Designated Contract Expiration on the S&P Adjustment Event End Date in respect of the relevant Index Commodity and (ii) the Daily Contract Reference Price in respect of such Designated Contract Expiration on such Index Business Day, (b) minus one (from such quotient), and (B) the hypothetical Contract Roll Weight in respect of such Designated Contract Expiration on such Index Business Day as determined by the Index Sponsor were the Index Sponsor to determine the Contract Roll Weight in respect of such Index Business Day in accordance with the provisions of the S&P Index and exercise any judgment or discretion that would otherwise be undertaken by the S&P Index Sponsor in connection with such determination.

“Exchange” means, in respect of an Index Commodity, the exchange or quotation system on which the Designated Contract relating to such Index Commodity is traded.

“Exchange Business Day” means, in respect of an Index Commodity, a day that is (or but for the occurrence of an Index Commodity Disruption Event, Limit Event or Force Majeure Event, would have been) a trading day for such Index Commodity on the relevant Exchange.

“Exchange Holiday” means, in respect of an Index Commodity and a related Designated Contract Expiration, a day which is an S&P Index Business Day but which is not an Exchange Business Day, as determined by the Index Sponsor.

“Index Closing Price Variable” means any value or parameter relating to the Momentum Index which may vary with the closing level of any of the Base Indices, which may include, but will not be limited to, the holding of each Base Index and the ER Closing Level.

“Index Commodity Disruption Event” means, in respect of an Index Commodity and a related Designated Contract Expiration: (i) an event (other than an Exchange Holiday or Limit Event) that requires the S&P Index Sponsor to calculate the S&P Closing Price in respect of the relevant Index Commodity on an alternative basis, as determined by the Index Sponsor; or (ii) any event (other than an Exchange Holiday or Limit Event) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, the Designated Contract Expiration on the Exchange, as determined by the Index Sponsor.

“Limit Event” means, in respect of an Index Commodity and a related Designated Contract Expiration, a suspension or limitation imposed on trading by the relevant Exchange or otherwise including, without limitation, where such suspension or limitation is imposed by reason of movements in price exceeding limits permitted by the relevant Exchange, as determined by the Index Sponsor.

“Non-Disrupted Day” means, in respect of an Index Commodity, a day which is an S&P Index Business Day and which is not a Disrupted Day in respect of such Index Commodity.

“S&P Adjustment Event” means, in respect of an Index Commodity and a related Designated Contract Expiration, an Index Commodity Disruption Event, an Exchange Holiday or a Limit Event.

“S&P Adjustment Event End Date” means, where an S&P Adjustment Event occurs in respect of an Index Commodity and the related Designated Contract Expiration, the first day thereafter on which is a Non-Disrupted Day for such Index Commodity or, if such day is not an Index Business Day, the immediately succeeding Index Business Day.

“S&P Closing Price” means, in respect of an Index Business Day and an Index Commodity, the closing price on the relevant Exchange of the Designated Contract Expiration in respect of such Index Commodity, expressed or re-expressed, as the case may be, in U.S. Dollars on the standard basis for such Designated Contract Expiration as determined by the Index Sponsor, as published by the relevant Exchange for that Index Business Day or if, in the determination of the Index Sponsor, such Index Business Day is a Disrupted Day for such Index Commodity, the closing price on the relevant Exchange of the Designated Contract Expiration (expressed or re-expressed as aforesaid) published by the relevant Exchange for the immediately preceding Non-Disrupted Day for such Index Commodity.

“S&P Description” means the S&P GSCITM Index Methodology as published by the S&P Index Sponsor and as amended from time to time, copies of which are available on:

http://www2.standardandpoors.com/spf/pdf/index/SP_GSCI_Index_Methodology_Web.pdf or any successor thereto.

“S&P Index” means the S&P GSCITM Index.

“S&P Index Business Day” means an S&P GSCI Business Day (as defined in the S&P Description) in relation to the S&P Index.

“S&P Index Sponsor” means the corporation or other entity that (a) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the S&P Index and (b) announces (directly or through an agent) the level of the S&P Index.

Base Index Adjustment Event

If a Base Index Disruption Event occurs in relation to a Base Index on any Scheduled Publication Day, the Index Sponsor may, in its sole and absolute discretion, either:

(i)	calculate the ER Closing Levels by reference to the closing level of the relevant Base Index on the immediately preceding Valid Date for a period of up to ten successive Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of such Base Index; or

(iii)
calculate the ER Closing Levels using, in lieu of a published closing level for that Base Index, the level for that Base Index calculated on a "excess return" basis as at the Index Valuation Time on the relevant Index Business Day as determined by the Index Sponsor in accordance with the formula for and method of calculating that Base Index last in effect prior to the failure but only using those contracts or commodities that comprised that Base Index prior to that Base Index Disruption Event; or

(iv)	permanently cancel the Momentum Index and the publication of ER Closing Levels relating to the Momentum Index

In the case of (i) above, if a Base Index Disruption Event in relation to the relevant Base Index continues for a period of ten successive Scheduled Publication Days, on the expiration of such period, the Index Sponsor will have the right to select a course of action from (ii), (iii) or (iv) (but not (i)) above in its sole and absolute discretion.

For the purposes of the above description:

"Base Index Adjustment Event" means, in respect of a Base Index, a Base Index Disruption Event, a Base Index Cancellation or a Base Index Modification.

"Base Index Disruption Event" means, in respect of a Base Index, on a Scheduled Publication Day the relevant Base Index Sponsor fails to calculate and announce a closing level.

“Base Index Sponsor” means, in respect of a Base Index, the corporation or other entity that (a) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to such Base Index and (b) announces (directly or through an agent) the closing level of the relevant Base Index.

“Base Index Modification” means, in respect of a Base Index, on or prior to an Index Business Day the relevant Base Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating a relevant Base Index or in any other way materially modifies that Base Index (other than a modification prescribed in that formula or method to maintain that Base Index in the event of changes in the constituent contracts or commodities and other routine events).

“Scheduled Publication Day” means, in respect of a Base Index, a day on which the closing level of such Base Index is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event, would have been) published.

“Successor Base Index” has the meaning given in the paragraph below.

If a Base Index is (A) not calculated and announced by the relevant Base Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of that Base Index then, in each case that index (the “Successor Base Index” in respect of that Base Index) will be deemed to be the relevant Base Index.

“Valid Date” means, in respect of a Base Index, a day on which the closing level of such Base Index is calculated and published by the Base Index Sponsor.

Force Majeure Event

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of the Momentum Index as it considers appropriate to determine any ER Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Momentum Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Momentum Index.

For the purposes of the above description:

"Force Majeure Event" means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Momentum Index, the S&P Index, or any Base Index.

Hedging Disruption Event

If the Index Sponsor determines that a Hedging Disruption Event (as defined below) has occurred or exists on an Index Business Day, the Index Sponsor may, in its sole and absolute discretion:

(i)
make such determinations and/or adjustments to the terms of the Momentum Index as it considers appropriate to determine the ER Closing Levels in respect of the Momentum Index on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Momentum Index until the next Index Business Day on which it determines that no Hedging Disruption Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Momentum Index.

For the purposes of the above description:

"Hedging Disruption Event" means, in respect of the Momentum Index, that the Index Sponsor or any entity (or entities) acting on behalf of the Index Sponsor engaged in any underlying or hedging transactions in respect of the Index Sponsor's obligations in relation to the Momentum Index is unable, after using commercially reasonable efforts, to (a) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the price risk of the Index Sponsor entering into or performing its obligations with respect to or in connection with the Momentum Index; or (b) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Determinations by the Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Changes in the Methodology of the Momentum Index

The Index Sponsor will, except as otherwise provided below, employ the methodology described above and its application of such methodology will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Momentum Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to, or any suspension or termination of, or any other events affecting, any Base Index) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Momentum Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained herein.  The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with “Publication of ER Closing Levels and Adjustments” below.

Publication of ER Closing Levels and Adjustments

Subject to adjustment as provided herein, the Index Sponsor will, as soon as practicable after the Index Valuation Time on each Index Business Day, publish the ER Closing Level on Bloomberg Page “DBCMMOUE” or any successor page thereto, and the TR Closing Level on Bloomberg Page “DBCMMOUT” or any successor page thereto and, in each case, on its website at http://index.db.com or any successor thereto.

The Index Sponsor will publish any adjustments made to the Momentum Index on its website http://index.db.com or any successor thereto.

Neither the Momentum Index nor any products linked to the Momentum Index are sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).  S&P does not make any representation or warranty, express or implied, to any member of the public regarding the advisability of investing in securities generally or the ability of S&P GSCITM Index to track general commodity market performance.  S&P’s only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCITM Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG.  S&P has no obligation to take the needs of Deutsche Bank AG into consideration in determining, composing or calculating S&P GSCITM Index.  S&P has no obligation or liability in connection with the administration, marketing or trading of products linked to the Momentum Index.
S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF PRODUCTS LINKED TO THE MOMENTUM INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN.  S&P

MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. IN THIS PARAGRAPH AND THE PRECEDING PARAGRAPH, REFERENCES TO THE S&P GSCITM INDEX SHALL BE INTERPRETED TO INCLUDE REFERENCE TO EACH BASE INDEX.

THE APEX 14 INDEX

The description below is just a summary of the rules applicable to the Apex 14 Index and the basis on which the Apex 14 Index will be calculated. The index rules described herein are subject to change at any time and may be superseded by any subsequent index rules.

The Deutsche Bank Liquid Commodity Apex 14 Net USD Index (the “Apex 14 Index”) is intended to reflect the effect of a target volatility strategy in respect of the Deutsche Bank Liquid Commodity Apex IndexTM (the “Base Index”), after the deduction of a running cost of 1.00% per annum from the Base Index. The target volatility strategy is based on a fixed target volatility level of 14% and the realized volatility of the Base Index over a defined period, as set forth below. The inception date of the Apex 14 Index is May 18, 2011.

The Apex 14 Index has been calculated back to a base date of July 31, 2001. The closing level of the Apex 14 Index is calculated on an excess return after cost basis (the “Index ERAC Closing Level”). The Index ERAC Closing Level was set equal to 100 on July 31, 2001.

While the Base Index has no controls for volatility, the Apex 14 Index dynamically controls the exposure to the Base Index to target volatility of 14%. Accordingly, the Apex 14 Index is rebalanced monthly to reset its participation in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility of 14%. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Apex 14 Index to the Base Index on any Index Rebalancing Date (as defined below) is 200%.

If, on an Index Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is 14%, the participation of the Apex 14 Index in the Base Index will be set to 100% going forward. If, on an Index Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 14%, the participation of the Apex 14 Index in the Base Index will be reset to a level greater than 100%, but no greater than 200%. To maintain the target volatility of 14%, the Apex 14 Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, on an Index Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 14%, the participation of the Apex 14 Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 14%, the Apex 14 Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward. The participation in the Base Index is assessed at each monthly Rebalancing Date.

For example, if the realized volatility of the Base Index for a given three-month period is 7% (equal to 50% of the target volatility of 14%), the participation of the Apex 14 Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. If the realized volatility of the Base Index for a given three-month period is 28% (equal to 200% of the target volatility of 14%), the participation of the Apex 14 Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index. The formula for this allocation calculation is set forth in detail under “—Methodology of the Apex 14 Index—Allocation to the Base Index” below.

As of March 30, 2012, the participation level of the Apex 14 Index in the Base Index was 200.00%.

The Base Index – The Deutsche Bank Liquid Commodity Apex IndexTM

The Base Index is intended to reflect the performance of a basket of three underlying indices, weighted according to a dynamic allocation strategy which aims to achieve equal “risk contribution” of each underlying index. This risk-weighted basket consists of the following indices (each, an “Underlying Index” and collectively, the “Underlying Indices”):

•	the Deutsche Bank Liquid Commodity Mean Reversion Enhanced IndexTM (the “MRE Index”)

•	the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”)

•	the Deutsche Bank Commodity Leveraged Harvest IndexTM (the “Leveraged Harvest Index”)

Calculation of the Base Index ERAC Closing Level

The Base Index ERAC Closing Level reflects the performance of the Base Index on an excess return basis, less a running cost of 1.00% per annum. The Base Index ERAC Closing Level on each Index Business Day is equal to the Base Index ERAC Closing Level on the December 31st (or, if such day was not an Index Business Day, the immediately preceding Index Business Day) of the calendar year immediately preceding such Index Business Day (the "Relevant Year End Date") multiplied by the product of (i) the Base Index ER Closing Level (as defined below) for such Index Business Day divided by the Base Index ER Closing Level for the Relevant Year End Date and (ii) the sum of (a) 1 and (b) the product of (A) -1.00% and (B) (x) the number of calendar days from and including January 1st of the calendar year (the "Relevant Year") in which such Index Business Day falls to and including such Index Business Day divided by (y) the number of calendar days in the Relevant Year.

Expressed as a formula:

A = B x C x (1 + D x E)

Where:

"A" is the Base Index ERAC Closing Level for the relevant Index Business Day;

"B" is the Base Index ERAC Closing Level for the Relevant Year End Date;

"C" is the Base Index ER Closing Level for the relevant Index Business Day divided by the Base Index ER Closing Level for the Relevant Year End Date;

"D" is -1.00%; and

"E" is (i) the number of calendar days from and including the January 1st of the Relevant Year to and including the relevant Index Business Day divided by (ii) the number of calendar days in the Relevant Year.

Calculation of the Base Index ER Closing Level

The “Base Index ER Closing Level” is the closing level of the Base Index calculated on an excess return basis, based on the excess return closing levels of each of the three Underlying Indices (the “Underlying Index ER Closing Levels”), which are in turn affected by changes in the prices of the commodities included in the relevant Underlying Index. The Base Index ER Closing Level on an Index Business Day t is equal to the sum of (A) the Base Index ER Closing Level on the Index Business Day immediately preceding the Index Business Day t and (B) the sum of the values for each Underlying Index on the Index Business Day t calculated as the product of (i) the change in the relevant Underlying Index ER Closing Level from Index Business Day t -1 to Index Business Day t and (ii) the holding of the relevant Underlying Index on Index Business Day t. Expressed as a formula:

Where:
ILer(t)	= Base Index ER Closing Level on Index Business Day t
ILer(t-1)	= Base Index ER Closing Level on the Index Business Day immediately preceding Index Business Day t
ILa(t, i)	= Underlying Index “i” ER closing level on Index Business Day t
ILa(t – 1, i)	= Underlying Index “i” ER closing level on the Index Business Day immediately preceding the Index Business Day t
Ua(k, i)	= Holding of Underlying Index “i” on Index Business Day t, as computed on the Base Index Rebalance Date k immediately preceding (and excluding) t.

The holding of an Underlying Index will be rebalanced monthly on the last Index Business Day of each calendar month (the “Base Index Rebalance Date”) and will remain constant until the next Base Index Rebalance Date. The rebalancing is based on the weight of such Underlying Index, as determined on the relevant Base Index Observation Date (as defined below) in order to seek equal “risk contribution” by each Underlying Index, and also on the Base Index ER Closing Level and the particular Underlying Index ER Closing Level on the Base Index Rebalance Date. The holding of Underlying Index “i” on the Base Index Rebalance Date k is equal to (A) (i) the product of the Base Index ER Closing Level on such Rebalance Date k and (ii) the weight of the Underlying Index “i” determined on the relevant Base Index Observation Date o, divided by (B) the Underlying Index ER Closing Level on such Rebalance Date k.

Expressed as a formula:

Where:
Ua(k, i)	= Holding of Underlying Index “i” computed on the Base Index Rebalance Date k
ILer(k)	= Base Index ER Closing Level on Base Index Rebalance Date k
ILa(k, i)	= Underlying Index “i” ER closing level on Base Index Rebalance Date k
W (o, i)	= Weight of Underlying Index “i” calculated on the Base Index Observation Date o immediately preceding Base Index Rebalance Date k.

The Base Index has been calculated back to a base date of March 30, 2001 and the Base Index ER Closing Level was set equal to 100 on the base date.

Weight Determination of the Underlying Indices of the Base Index

The weight of each Underlying Index in the Base Index is adjusted based on the three-month volatility of each Underlying Index, as calculated on the third-to-last Index Business Day of each calendar month (the “Base Index Observation Date”). The weight of each Underlying Index in the Base Index bears an inverse relationship to the three-month historical volatility of such Underlying Index. If an Underlying Index exhibits higher three-month volatility relative to the other Underlying Indices, it will be assigned a smaller weight; and if an Underlying Index exhibits a lower three-month volatility relative to the other Underlying Indices, it will be assigned a greater weight. The weights of the Underlying Indices are subject to the limitation that no one Underlying Index can be assigned a weight of more than 65% or less than 17.5%. The weight of the Underlying Index “i” is calculated as follows:

Where :
σ is the volatility of the relevant Underlying Index “i” estimated on the relevant Base Index Observation Date based on the period of 3 months up to and including such Base Index Observation Date using the daily value of the closing level of the relevant Underlying Index; and
N equals 3;

provided that:

i)
if for Underlying Index “i” , σi = 0%, then Wi=17.5%; and the remaining weight of 82.5% is distributed among the other Underlying Indices using the formula above, without taking into account of Underlying Index “i” .

ii)	for each Underlying Index “i” , 17.5% <= Wi <= 65%.

The following examples illustrate the calculation of weights of Underlying Indices and have been rounded for ease of analysis. If the MRE Index, the Momentum Index and the Leveraged Harvest Index exhibited three-month historical volatility of 10%, 20% and 30%, respectively, as estimated on a Base Index Observation Date, the weights of the Underlying Indices will be calculated as follows:

MRE Index Weight	=	1/10%
		(1/10%) + (1/20%) + (1/30%)

	=	10
		10 + 5 + 3.33

	=	54.6%

Momentum Index Weight	=	1/20%
		(1/10%) + (1/20%) + (1/30%)

	=	5
		10 + 5 + 3.33

	=	27.3%

Leveraged Harvest Index Weight	=	1/30%
		(1/10%) + (1/20%) + (1/30%)

	=	3.33
		10 + 5 + 3.33
	=	18.2%

 If the MRE Index, the Momentum Index and the Leveraged Harvest Index exhibited three-month historical volatility of 10%, 20% and 50%, respectively, as estimated on a Base Index Observation Date, the weights of the Underlying Indices will be calculated as follows:

MRE Index Weight	=	1/10%
		(1/10%) + (1/20%) + (1/50%)

	=	10
		10 + 5 + 2
	=	58.8%

Momentum Index Weight	=	1/20%
		(1/10%) + (1/20%) + (1/50%)

	=	5
		10 + 5 + 2

	=	29.4%

Leveraged Harvest Index Weight	=	1/50%
		(1/10%) + (1/20%) + (1/50%)

	=	2
		10 + 5 + 2

	=	11.8%

Since the weight of the Leveraged Harvest Index as calculated above is less than 17.5%, it is set to the minimum weight of 17.5%, and the remaining 82.5% weight is distributed between the two indices according to their volatility as follows:

MRE Index Weight	=	1/10%	x	82.5%
		(1/10%) + (1/20%)

	=	10	x	82.5%
		10 + 5

	=	55.0%

Momentum Index Weight	=	1/20%	x	82.5%
		(1/10%) + (1/20%)

	=	5	x	82.5%
		10 + 5
	=	27.5%

In a special case, if an Underlying Index exhibits a 0% volatility as determined on the relevant Base Index Observation Date, then its weighting within the Base Index will be set to the minimum of 17.5%. For example, If the MRE Index, the Momentum Index and the Leveraged Harvest Index exhibited three-month historical volatility of 0%, 40% and 50%, respectively, as estimated on a Base Index Observation Date, the weights of the Underlying Indices will be calculated as below:

MRE Index Weight	=	17.50%
Momentum Index Weight	=	1/40%	x	82.5%
		(1/40%) + (1/50%)

	=	2.5	x	82.5%
		2.5 + 2
	=	45.8%

Leveraged Harvest Index Weight	=	1/50%	x	82.5%
		(1/40%) + (1/50%)

	=	2	x	82.5%
		2.5 + 2

	=	36.7%

As of March 30, 2012, the weights of the Underlying Indices were as follows:

Underlying Index	Weight
MRE Index	17.65%
Momentum Index	24.61%
Leveraged Harvest Index	57.73%

Methodology of the Apex 14 Index

As discussed above, the closing level of the Apex 14 Index is calculated on an excess return after cost basis (the “Index ERAC Closing Level”). The Index ERAC Closing Level is calculated based on the Base Index ERAC Closing Level (as described above) and the level of notional participation of the Apex 14 Index in the Base Index (the “Allocation”).

Allocation to the Base Index

The Allocation is adjusted monthly on the last Index Business Day of each calendar month (the “Index Rebalancing Date”), subject to the maximum of 200%, based on the three-month realized volatility of the Base Index, as determined on the date that is two Index Business Days prior to the applicable Index Rebalancing Date (the “Index Calculation Date”). The Allocation for an Index Rebalancing Date is equal to the lesser of (i) 200% and (ii) the Target Volatility of 14% divided by the 3m Realized Volatility as of the relevant Index Calculation Date.

Expressed as a formula:

Allocation	=	Min	(	Maximum Participation,	Target Volatility	)
3m Realized Volatility (T)

where:

“Maximum Participation” is 200%;

“Target Volatility” is 14%; and

“3m Realized Volatility (T)” is calculated on the Index Calculation Date T as the three-month realized return volatility of the Base Index for the period from (but excluding) the Index Calculation Date falling in the third calendar month prior to the month in which the Index Rebalancing Date falls to (and including) the Index Calculation Date falling in the same calendar month as the Index Rebalancing Date.

Calculation of the Index ERAC Closing Level

The Index ERAC Closing Level is equal to the product of (A) the Index ERAC Closing Level on the Index Rebalancing Date immediately preceding such Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the Index Rebalancing Date immediately preceding such Index Business Day and (y) (a) the quotient of (i) the Base Index ERAC Closing Level on such Index Business Day (as numerator) and (ii) the Base Index ERAC Closing Level on the Index Rebalancing Date immediately preceding such Index Business Day minus (b) 1.

Expressed as a formula:

TV(t)	=	TV(m(t))	x	[	1 + Allocation(m(t))	x	(	Index(t)	-1)	]
Index(m(t))

Where:

“TV(t)” is the Index ERAC Closing Level of the Apex 14 Index for the relevant Index Business Day;

“TV (m(t))” is the Index ERAC Closing Level of the Apex 14 Index on the Index Rebalancing Date immediately preceding the relevant Index Business Day;

“Allocation (m(t))” is the Allocation on the Index Rebalancing Date immediately preceding the relevant Index Business Day;

“Index (t)” means the Base Index ERAC Closing Level on the relevant Index Business Day; and

“Index (m(t))” means the Base Index ERAC Closing Level on the Index Rebalancing Date immediately preceding the relevant Index Business Day.

For the purpose of this Description:

An “Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Corrections to the Apex 14 Index closing levels

In calculating the closing levels of the Apex 14 Index, the Index Sponsor will have regard to subsequent corrections to the Base Index ERAC Closing Level in the period up to and including the Index Valuation Time on the 5th Index Business Day following the Index Business Day to which the closing level of the Apex 14 Index relates but not thereafter.

THE UNDERLYING INDICES

The Deutsche Bank Liquid Commodity Mean Reversion Enhanced IndexTM

The Deutsche Bank Liquid Commodity Mean Reversion Enhanced IndexTM (the “MRE Index”) was created by the Index Sponsor on July 25, 2008. The MRE Index is intended to reflect the performance of 12 commodities: Aluminum, Copper, Corn, Crude Oil, Gold, Lead, Natural Gas, Nickel, Silver, Soybeans, Wheat and Zinc (each an “Index Commodity”). These twelve Index Commodities are from four commodity sectors – Energy, Base Metals, Precious Metals and Agriculture. All Index Commodities except Natural Gas are represented by the relevant Deutsche Bank Liquid Commodity Index-Optimum Yield (“DBLCI-OY”) individual commodity sub-index, as set forth below. Natural Gas is represented by the Natural Gas Sub-Index.

The weights of the Index Commodities in the MRE Index are systematically adjusted based on the relative price of each Index Commodity on the 6th Index Business Day of each calendar month (the “Monthly Calculation Date”). Each Index Commodity’s weight is a function of the ratio of its one-year and five-year moving average prices, and its base weight within the MRE Index. Relatively expensive Index Commodities are assigned lower weights; conversely, relatively cheap Index Commodities are assigned higher weights, each in relation to the base weight of the relevant Index Commodities within the MRE Index. For determining the 1-year moving average price and the 5-year moving average price of each Index Commodity in the MRE Index, the price of the futures contract that had been included in the relevant sub-index for the relevant period is used. At each monthly rebalancing on and following March 12, 2012, the Index Commodity with the greatest weight cannot be assigned a weight greater than 32%; each of the remaining commodities cannot be assigned a weight greater than 18%; and, no Index Commodity in the Agriculture sector can be assigned a weight greater than 18% at each monthly rebalancing.  Prior to March 12, 2012, the Index Commodity with the greatest weight cannot be assigned a weight greater than 35% and each of the remaining commodities cannot be assigned a weight of greater than 20% at each monthly rebalancing. The Index Commodities in the Agriculture sector are: Corn, Soybeans and Wheat.

Based on the weight of each Index Commodity in the MRE Index, the holding of such Index Commodity is adjusted accordingly on the date that is two Index Business Days after the relevant Monthly Calculation Date (the “Monthly Rebalancing Date”), as further described below. The holding of each Index Commodity will remain constant until the next Monthly Rebalancing Date.

The closing level of the MRE Index will be calculated by the Index Sponsor on an excess return basis (the “MRE Index ER Closing Level”).

The table below shows the sub-indices included in the MRE Index, as well as their respective current weights and base weights within the MRE Index, as of March 30, 2012.

MRE Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	5.87%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	2.51%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	3.03%
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	20.13%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	1.54%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB Index	4.34%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	5.72%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	0.09%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	6.08%
DBLCI-OY Wheat Basket	Chicago Board of Trade Kansas City Board of Trade Minneapolis Grain Exchange	DBLCOWUE Index	10.85%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	5.91%
DBLCI Natural Gas (Natural Gas)	N.Y. Mercantile Exchange	DBLCNGEU Index	33.96%

Effective on March 13, 2012, the DBLCI-OY individual commodity sub-index on wheat included in the MRE Index, which tracks the performance of an underlying futures contract on wheat traded on the Board of Trade of the City of Chicago, Inc. (“CBOT”), was replaced by the DBLCI-OY Wheat Basket Index (the “wheat basket index”), which tracks the performance of a basket of three underlying futures contracts on wheat traded on CBOT, the Kansas City Board of Trade (“KCBT”) and the Minneapolis Grain Exchange, Inc. (“MGEX”), respectively. The wheat basket index is rebalanced annually so that the underlying futures contracts on wheat traded on CBOT, KCBT and MGEX will be weighted equally on each rebalancing day.

Rolling Methodology of The Deutsche Bank Liquid Commodity—Optimum Yield™ Sub-Indices

Eleven of the twelve sub-indices included in the MRE Index utilize the DBLCI-OY’s “Optimum Yield” methodology (such sub-indices, the “DBLCI-OY Sub-Indices”). The twelfth sub-index, the DBLCI Natural Gas Index uses a fixed rolling methodology, as further described below. The DBLCI-OY employs a rules-based approach when it rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield. In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation. In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling as the contract approaches expiry in a contango market. The opposite is true for a market in backwardation. Thus, assuming a flat spot price, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

On the first day of each month that is a business day in New York (“first New York business day”), each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY Sub-Index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an excess return basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day. The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

The DBLCI Natural Gas Index

The DBLCI Natural Gas Index (the "Natural Gas Sub-Index”) is intended to reflect the performance of the price of futures contracts on Natural Gas. The Index Sponsor of the Natural Gas Sub-Index is Deutsche Bank AG, London Branch.

The Natural Gas Sub-Index is composed of Natural Gas futures contracts, rolling monthly into the fourth month contract. The Closing Level of the Natural Gas Sub-Index is calculated on an excess return basis.

The Natural Gas Sub-Index provides for the replacement of an Exchange Traded Instrument in the third calendar month prior to the month in which the specified delivery date of such Exchange Instrument falls. This replacement takes place over a period of time – from the second Index Business Day of the month to the sixth Index Business Day of the month – in order to lessen the impact on the market for such Exchange Traded Instruments.

Calculation of the MRE Index ER Closing Level

The MRE Index ER Closing Level is calculated as:

Where:

ILB(t)	= MRE Index ER Closing Level on Index Business Day t
ILB(t -1)	= MRE Index ER Closing Level on the Index Business Day immediately preceding Index Business Day t
ILa(t,i)	= Index Commodity “i” closing level on Index Business Day t
Ua(k,i)	= Holding of Index Commodity “i” on Index Business Day t, as computed on the immediately preceding Monthly Rebalancing Date k.

The holding of each Index Commodity is rebalanced monthly on the 8th Index Business Day (the “Monthly Rebalancing Date”) of each calendar month and will remain constant until the next Monthly Rebalancing Date. The rebalancing is based on the weight of the Index Commodity determined on the date that is two Index Business Days before the relevant Monthly Rebalancing Date (the “Monthly Calculation Date”), the MRE Index ER Closing Level and the Index Commodity closing level on the relevant Monthly Rebalancing Date. The holding for Index Commodity i on the Monthly Rebalancing Date k is calculated as follows:

Where:

Ua(k, i)	= Holding of Index Commodity “i” as computed on Monthly Rebalancing Date k
ILB(k)	= MRE Index ER Closing Level on Monthly Rebalancing Date k
ILa(k,i)	= Index Commodity “i” closing level on Monthly Rebalancing Date k
W (o, i)	= Weight of Index Commodity “i” determined on the Monthly Calculation Date o immediately preceding Monthly Rebalancing Date k

MRE Index Weight Rebalancing

The weight of each Index Commodity is calculated on the Monthly Calculation Date using the mean reverting weight strategy as follows.

First, the “divergence tick” for each Index Commodity “i” on the Monthly Calculation Date t is calculated. The divergence tick is a measure of the ratio of the 5 year and 1 year commodity moving average prices and is calculated as follows:

Where:

dk(t,i)	= Divergence tick of Index Commodity “i” on Index Business Day t
MA1(t,i)	= One-year moving average of Index Commodity “i” as of Index Business Day t
MA5(t,i)	= Five-year moving average of Index Commodity “i” as of Index Business Day t
f	= 0.05

The moving average calculations are based on the price of the contracts included in each individual Index Commodity during the relevant (one year or five year) period. During roll periods, the price of the old contract being rolled out of the MRE Index is used. The one year average is based on price data from the 6th Index Business Day of the month to the first Index Business Day succeeding the date 12 months prior to the 6th Index Business Day of the month. The five year average is based on price data from the 6th Index Business Day of the month to the first Index Business Day succeeding the date 60 months prior to the 6th Index Business Day of the month.

Second, the pre-capped commodity weight of Index Commodity “i” on the Monthly Calculation Date t is calculated as follows:

Where:

PW (t,i)	= Pre-capped weight of individual Index Commodity “i” on Index Business Day t
CW (i)	= Base weight for Index Commodity “i”
CW (j)	= Base weight for each Index Commodity “j” underlying the MRE Index
k	= 0.3

Third, the index weights are determined by capping the pre-capped index weights using an iterative process to ensure diversification. The pre-capped weights are ordered by the highest to lowest weight. If two pre-capped weights are identical, the Index Commodity with the highest “value” (meaning the current weight of the Index Commodity multiplied by the closing level of the Index Commodity) is ordered first. If the highest ranked pre-capped weight is above 32%, it is capped to 32%. All the other weights are capped to 18%. In addition, the weights for all Index Commodities in Agriculture are capped to 18%. The difference between the capped weights and pre-capped weights is distributed pro-rata among the remaining commodities. In the event any Index Commodities other than the highest ranked Index Commodity have a weight above 18% after the redistribution, they are capped to 18%. The redistribution is repeated, with the weight of those Index Commodities having a weight below 18% being increased on a pro-rata basis. This process is repeated iteratively until only the highest ranked Index Commodity has a weight above 18% (in the event the highest ranked Index Commodity has a weight below 18%, no Index Commodity will have a weight above 18%).

The Deutsche Bank Liquid Commodity Momentum IndexTM

The Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”) was created by the Index Sponsor on October 18, 2010. The Momentum Index is intended to reflect the performance of 14 commodities: Aluminum, Copper, Corn, Crude Oil, Gold, Heating Oil, Natural Gas, Nickel, Silver, RBOB Gasoline, Soybeans, Sugar, Wheat, and Zinc, with each commodity given a weighting that is adjusted monthly based on trends in the prices of each commodity and of the commodities as a group. This is just a summary of the Momentum Index. For additional information about the Momentum Index, please see the section entitled “The Momentum Index” above.

 The Deutsche Bank Commodity Leveraged Harvest IndexTM

The Deutsche Bank Commodity Leveraged Harvest IndexTM (the “Leveraged Harvest Index”) is intended to reflect the effect of three times leveraged exposure to the Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy (the “Harvest Base Index”).

The level of the Leveraged Harvest Index will be calculated by the Index Sponsor on an excess return basis (the “Leveraged Harvest Index ER Closing Level”). The Leveraged Harvest Index has been calculated back to the base date of August 4, 1997 (the “Base Date”) and the Leveraged Harvest Index ER Closing Level is set to 100 on the Base Date.

Calculation of the Leveraged Harvest Index ER Closing Level

The Leveraged Harvest Index ER Closing Level on each Index Business Day is calculated by the Index Sponsor as the product of (A) the Leveraged Harvest Index ER Closing Level on the Previous Leveraged Rebalancing Date in respect of such Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) 3 and (y) (a) the quotient of (i) the Harvest Base Index Closing Level on such Index Business Day (as numerator) and (ii) the Harvest Base Index Closing Level on such Previous Leveraged Rebalancing Date (as denominator) less (b) 1. Expressed as a formula:

where:
is the Leveraged Harvest Index ER Closing Level on the relevant Index Business Day;
is the Leveraged Harvest Index ER Closing Level on the Previous Leveraged Rebalancing Date in respect of the relevant Index Business Day .
is the Harvest Base Index Closing Level on the relevant Index Business Day;
is the Harvest Base Index Closing Level on the Previous Leveraged Rebalancing Date in respect of the relevant Index Business Day;

“Leveraged Rebalancing Date” means the last Index Business Day of each calendar month; and

“Previous Leveraged Rebalancing Date” means, in respect of a day, the Leveraged Rebalancing Date immediately preceding such day (or, if such Leveraged Rebalancing Date falls before the Base Date, the Base Date).

The Harvest Base Index

The Harvest Base Index was created by the Index Sponsor on December 15, 2007. The Harvest Base Index represents a long position in the Deutsche Bank Commodity Booster Index-Benchmark Light Energy (the “Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum YieldTM Sub-Indices” herein) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index. For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest Base Index. The constituent commodities included in the Booster Index are set forth below.

The closing level of the Harvest Base Index is dependent on the relative performance of the Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the Booster Index will outperform the S&P GSCI Light Energy Index. The Harvest Base Index will appreciate if the Booster Index outperforms the S&P GSCI Light Energy Index, and will depreciate if the Booster Index underperforms the S&P GSCI Light Energy Index.

For each index constituent in the Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest Base Index on an excess return basis (the “Harvest Base Index Closing Level”) on each Index Business Day.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time. In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the Booster Index

The table below shows those sub-indices included in the Booster Index, as well as their respective weights within the Booster Index, as of March 30, 2012.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	17.10%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.03%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	10.64%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	5.70%

DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	8.60%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	6.28%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	5.46%
DBLCI-OY MAL (Aluminum)	London Metal Exchange	DBLCOALE Index	4.29%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.31%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	4.26%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	3.01%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	4.56%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	2.45%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.86%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.75%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	0.88%
DBLCI-OY KC (Coffee)	ICE Futures U.S.	DBLCYEKC Index	1.59%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.21%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.71%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.07%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.76%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.99%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	1.06%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.45%

ADJUSTMENTS EVENTS

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event (as defined below) occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the closing levels of the Apex 14 Index by reference to the Base Index ER Closing Level on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Index in respect of the Base Index; or

(iii)	permanently cancel the Apex 14 Index and the publication of the closing levels relating to the Apex 14 Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancelation (as defined below) or Base Index Modification (as defined below) occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Apex 14 Index and the publication of the closing levels relating to the Apex 14 Index or (c) in the case of a Base Index Modification, make such adjustments to the terms of the Apex 14 Index as it considers appropriate to determine the closing levels on any such day.

Base Index Adjustment Events

If an Underlying Index Disruption Event (as defined below) occurs to one or more Underlying Indices on an Index

Business Day, the level of the Base Index will be calculated based on (i) the levels of the Underlying Indices which are not disrupted on such Index Business Day and (ii) the adjusted levels, as provided below, of the Underlying Indices which are disrupted on such Index Business Day; provided that, no adjustment or recalculation of the weights of the Underlying Indices shall be made in the event of the occurrence of an Underlying Index Disruption Event.

Underlying Index Adjustment Events

If an Underlying Index Disruption Event occurs in relation to an Underlying Index on any Underlying Index Scheduled Publication Day, the Index Sponsor may, in its sole and absolute discretion:

(i)  calculate the relevant closing level by reference to the Underlying Index ER Closing Level of the relevant Underlying Index on the immediately preceding day on which such Underlying Index ER Closing Level was published for a period of up to ten successive Underlying Index Scheduled Publication Days; or

(ii) select a Successor Underlying Index in respect of such Underlying Index; or

(iii) calculate the relevant closing level using, in lieu of a published Underlying Index ER Closing Level for that Underlying Index, the level for that Underlying Index calculated on an excess return basis at the Index Valuation Time on the relevant Index Business Day as determined by the Index Sponsor in accordance with the formula for and method of calculating that Underlying Index last in effect prior to the failure but only using those contracts or commodities that comprised that Underlying Index prior to that Underlying Index Adjustment Event; or

(iv) permanently cancel the Base Index and the publication of closing levels relating to the Base Index.

If an Underlying Index Disruption Event in relation to an Underlying Index continues for a period of more than ten successive Underlying Index Scheduled Publication Days, then from (and including) the eleventh Underlying Index Scheduled Publication Day of such period the Index Sponsor may act in accordance with the provisions of (ii), (iii) or (iv) above but not in accordance with the provisions of (i) above.

If an Underlying Index Cancellation or Underlying Index Modification occurs in relation to an Underlying Index, the Index Sponsor will on the day on which such Underlying Index Modification or Underlying Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion:

(a) select a Successor Underlying Index in respect of such Underlying Index; or

(b) calculate the relevant closing level using, in lieu of a published Underlying Index ER Closing Level for that Underlying Index, the level for that Underlying Index calculated on an excess return basis at the Index Valuation Time on the relevant Index Business Day as determined by the Index Sponsor in accordance with the formula for and method of calculating that Underlying Index last in effect prior to the change or cancellation but only using those contracts or commodities that comprised that Underlying Index prior to that Underlying Index Adjustment Event; or

(c) permanently cancel the Base Index and the publication of closing levels relating to the Base Index.

 “Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce the Base Index ER Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Base Index ER Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

 “Base Index Cancellation” means, in respect of the Base Index, on or prior to a Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to an Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

 “Index Valuation Time” means 11:00 pm (London time) on each Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the relevant index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

 “Successor Base Index” means the index which will be deemed to be the Base Index for the purposes of determining the ER Closing Level if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index.

“Successor Underlying Index” means the index which will be deemed to be the Underlying Index for the purposes of determining the Underlying Index ER Closing Level if the Underlying Index (a) is not calculated and announced by the relevant Underlying Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (b) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of that Underlying Index.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

"Underlying Index Adjustment Event" means, in respect of an Underlying Index, an Underlying Index Disruption Event, an Underlying Index Cancellation or an Underlying Index Modification.

"Underlying Index Cancellation" means, in respect of an Underlying Index, on or prior to an Index Business Day the relevant Underlying Index Sponsor permanently cancels the Underlying Index and no Successor Underlying Index exists.

"Underlying Index Disruption Event" means, in respect of an Underlying Index, on an Underlying Index Scheduled Publication Day the relevant Underlying Index Sponsor fails to calculate and announce the Underlying Index ER Closing Level.

"Underlying Index Sponsor" means, in respect of an Underlying Index, the corporation or other entity that (a) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to such Underlying Index and (b) announces (directly or through an agent) the Underlying Index ER Closing Level of the relevant Underlying Index.

"Underlying Index Modification" means, in respect of an Underlying Index, on or prior to an Index Business Day the relevant Underlying Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating a relevant Underlying Index or in any other way materially modifies that Underlying Index (other than a modification prescribed in that formula or method to maintain that Underlying Index in the event of changes in the constituent contracts or commodities and other routine events).

"Underlying Index Scheduled Publication Day" means, in respect of the Underlying Index, a day on which the Underlying Index ER Closing Level is (or but for the occurrence of an Underlying Index Disruption Event would have been) published.

Force Majeure Events

If a Force Majeure Event occurs on an Index Business Day to the Apex 14 Index, Base Index or an Underlying Index (such an index, the “Disrupted Index”), the Index Sponsor may in its discretion:

(i)
make such determinations and/or adjustments to the terms of the Disrupted Index as it considers appropriate to determine the closing level of the Apex 14 Index, the Base Index ER Closing Level or the Underlying Index ER Closing Level, as applicable, on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Disrupted Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Disrupted Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the closing levels of the Disrupted Index.

Index Sponsor

The Index Sponsor for the Apex 14 Index, the Base Index and each Underlying Index is Deutsche Bank AG, London Branch. All determinations made by the Index Sponsor with respect to the Apex 14 Index, the Base Index and the Underlying Indices will be made in good faith and in a commercially reasonable manner, and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Apex 14 Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Apex 14 Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Apex 14 Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Apex 14 Index.

In case of any conflict between the Index ERAC Closing Level made publicly available and the Index ERAC Closing Level as calculated pursuant to the Apex 14 Index description contained herein and the related Apex 14 Index rules (the “Index Rules”), the Index ERAC Closing Level as calculated pursuant to the Index Rules will prevail.

THE CURVE ALPHA INDEX

The description below is just a summary of the rules applicable to the Curve Alpha Index and the basis on which the Curve Alpha Index will be calculated. The index rules described herein are subject to change at any time and may be superseded by any subsequent index rules.

The Deutsche Bank Commodity Curve Alpha 10 ERAC Index (Bloomberg: DBRCOCUE) (the “Curve Alpha Index”) is a target volatility index that seeks to achieve a 10% volatility level by dynamically adjusting exposure to the Deutsche Bank Commodity Curve Alpha Excess Return After Cost Index (the “Base Index”), based on the realized volatility of the Base Index over a defined period.  The Base Index is intended to reflect the effect of a deduction of running costs of 0.75% per annum in respect of a notional investment in the Deutsche Bank Commodity Curve Alpha Excess Return Index (the “Curve Alpha ER Index”).

The Curve Alpha ER Index is currently comprised of 24 Deutsche Bank Commodity Long Short Indices (each, a “Long Short Index”) in respect of each commodity currently included in the S&P GSCI® Light Energy Index. The commodities currently included in the S&P GSCI® Light Energy Index (each, an “Index Commodity”) are: Aluminum, Brent Crude Oil, Chicago Wheat, Cocoa, Coffee, Copper, Corn, Cotton, Feeder Cattle, Gasoil, Gasoline, Gold, Heating Oil, Kansas Wheat, Lead, Lean Hogs, Live Cattle, Natural Gas, Nickel, Silver, Soybeans, Sugar, WTI Crude Oil and Zinc.  Each Long Short Index with respect to an Index Commodity is assigned the same weight as such Index Commodity has in the S&P GSCI® Light Energy Index at the time of each annual rebalancing.

Each Long Short Index (other than the Long Short Indices with respect to Feeder Cattle, Lean Hogs and Live Cattle) represents a long position in the Deutsche Bank Commodity Optimum Yield Enhanced Index with respect to an Index Commodity (each, an “OYE Sub-Index”) and a short position in the S&P GSCI® single commodity sub-index (each, an “S&P GSCI Sub-Index”) with respect to the same Index Commodity.  Each OYE Sub-Index seeks to outperform the corresponding S&P GSCI Sub-Index by selecting its underlying futures contracts on the relevant Index Commodity using Deutsche Bank’s proprietary “Optimum Yield Enhanced” (“OYE”) methodology described below.  The OYE methodology is not applied to the Long Short Indices with respect to Feeder Cattle, Lean Hogs and Live Cattle.  The performance of the long position is measured instead based on the three-month forward version of the corresponding S&P GSCI® single-commodity sub-index (each, an “S&P GSCI F3 Sub-Index,” together with the OYE Sub-Indices, the “Long Base Indices”), whereas the performance of the short position is still measured by the corresponding S&P GSCI Sub-Index (the “Short Base Index”) as other Long Short Indices. The relative weights of the Long Base Index and the Short Base Index in each Long Short Index will be adjusted each month based on the actual volatility experienced by the Long Base Index and the Short Base Index over the previous three months as further described below.

The Curve Alpha ER Index is intended to reflect a market neutral investment in the returns from the Long Base Indices in excess of the returns from the Short Base Indices and seeks to generate stable returns without taking directional exposure to the Index Commodities. Because the market risk inherent in the Long Base Indices is designed to be offset by taking volatility-adjusted notional short positions in the Short Base Indices, this long-short strategy is intended to result in a reduced amount of market risk compared to an exposure to either the Long Base Indices or the Short Base Indices in isolation.  The Curve Alpha ER Index will appreciate if the Long Base Indices related to the Index Commodities on a weighted aggregate basis outperform the volatility adjusted Short Base Indices related to the corresponding Index Commodities. Conversely, if the Long Base Indices related to the Index Commodities on a weighted aggregate basis underperform the volatility-adjusted Short Base Indices related to the corresponding Index Commodities, the Curve Alpha ER Index will depreciate. The Base Index will appreciate if the Curve Alpha ER Index appreciates by more than 0.75% per annum and will depreciate otherwise.

The sponsor of the Curve Alpha Index is Deutsche Bank AG, London Branch (the “Index Sponsor”).  The base date of the Curve Alpha Index is October 31, 2002, on which day the closing level of the Curve Alpha Index (the “TV Closing Level”) was set at 100.  The Curve Alpha Index has been calculated on a live basis since November 30, 2011.

The Curve Alpha Index

The Curve Alpha Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility (“TV”) level and the realized volatility of the Base Index over a defined period. The Curve Alpha Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

On the last Index Business Day (as defined below) of each month (the “TV Rebalancing Date”), the exposure of the Curve Alpha Index to the Base Index is reset based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional exposure to the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, while notional exposure decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Curve Alpha Index to the Base Index, on a TV Rebalancing Date, is 600%. Because the Base Index contains an embedded fee of 0.75% per annum and the Curve Alpha Index may reflect a leveraged position in its Base Index as high as 600%, the embedded fee for the Curve Alpha Index can be magnified up to six times.

If, on a TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is 10%, the exposure of the Curve Alpha Index to the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the exposure of the Curve Alpha Index to the Base Index will be reset to a level greater than 100%, but no greater than 600%. To maintain the target volatility of 10%, the Curve Alpha Index attempts to compensate for such lower historical volatility in the Base Index by increasing exposure going forward. Conversely, if, at a TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the exposure of the Curve Alpha Index to the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Curve Alpha Index attempts to compensate for higher historical volatility in the Base Index by decreasing exposure going forward.  The exposure to the Base Index is assessed two Index Business Days prior to each monthly TV Rebalancing Date, and becomes effective at the end of the day on each monthly TV Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the exposure of the Curve Alpha Index to the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the exposure of the Curve Alpha Index to the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of March 30, 2012, the exposure level of the Curve Alpha Index to the Base Index was 600.00%.

The Base Index

The Deutsche Bank Commodity Curve Alpha Excess Return After Cost Index, the Base Index of the Curve Alpha Index, is intended to reflect the performance of a notional investment in the Curve Alpha ER Index less a running cost of 0.75% per annum.

The closing level for the Base Index (the “ERAC Closing Level”) will be calculated by the Index Sponsor on an “excess return after cost” basis on each Index Business Day using the closing level of the Curve Alpha ER Index (the “ER Closing Level”).

The Curve Alpha ER Index

The Curve Alpha ER Index is intended to reflect a market neutral investment in the returns from the exposure to the Long Base Indices in excess of the returns from the exposure to the

Short Base Indices and seeks to generate stable returns without taking directional exposure to the Index Commodities. The Curve Alpha ER Index is composed of a basket of Long Short Indices, each of which represents a long position in a Long Base Index with respect to an Index Commodity and a short position in the Short Base Index with respect to the same Index Commodity.  Each Long Base Index (other than those for Feeder Cattle, Lean Hogs and Live Cattle) is constructed using Deutsche Bank’s proprietary OYE methodology.  The Long Base Indices for Feeder Cattle, Lean Hogs and Live Cattle are the corresponding S&P GSCI F3 Sub-Indices.

The weight of each Long Short Index (the “Index Weight”) is the same as the weight of the respective Index Commodity in the S&P GSCI® Light Energy Index.  Subject to the “Index Commodity Adjustment” described below, the Index is rebalanced at the close of the 10th Index Business Day in January of each year (each, an “ER Rebalancing Date”).  On each ER Rebalancing Date, an existing Long Short Index may be deleted from the Index or a new Long Short Index may be added to the Index as a result of the corresponding deletion or addition of an Index Commodity in the S&P GSCI® Light Energy Index, and the weight of each Long Short Index is adjusted to have the same weight as their corresponding Index Commodity in the S&P GSCI® Light Energy Index.

The relative weights of the Long Base Index and the Short Base Index in each Long Short Index will be adjusted on the tenth Index Business Day of each month (each, a “Long Short Rebalancing Date”) based on the actual volatility experienced by the Long Base Index and the Short Base Index over the previous three months as described under “Calculation of the Curve Alpha Index.”

Table 1 sets forth the long position and short position for each Long Short Index as well as its Index Weight as of the ER Rebalancing Date in January 2012.

Table 1—The Long Short Indices

Long Short Indices	Index Weight	Bloomberg Ticker Long Position	Bloomberg Ticker Short Position	Trading Facility for Relevant Futures Contracts
Aluminum	4.67%	DBRCOYLA Index	SPGCIAP Index	London Metal Exchange
Brent Crude	9.80%	DBRCOYCO Index	SPGCBRP Index	ICE-UK
Chicago Wheat	5.45%	DBRCOYW Index	SPGCWHP Index	Chicago Board of Trade
Cocoa	0.47%	DBRCOYCC Index	SPGCCCP Index	ICE Futures U.S.
Coffee	2.00%	DBRCOYKC Index	SPGCKCP Index	ICE Futures U.S.
Copper	7.00%	DBRCOYLP Index	SPGCICP Index	London Metal Exchange
Corn	8.43%	DBRCOYC Index	SPGCCNP Index	Chicago Board of Trade
Cotton	2.58%	DBRCOYCT Index	SPGCCTP Index	ICE Futures U.S.
Gasoil	4.38%	DBRCOYQS Index	SPGCGOP Index	ICE-UK
Gasoline	2.53%	DBRCOYXB Index	SPGCHUP Index	N.Y. Mercantile Exchange
Gold	6.38%	DBRCOYGC Index	SPGCGCP Index	N.Y. Mercantile Exchange - COMEX
Heating Oil	2.78%	DBRCOYHO Index	SPGCHOP Index	N.Y. Mercantile Exchange
Kansas Wheat	1.70%	DBRCOYKW Index	SPGCKWP Index	Kansas City Board of Trade
Lead	0.80%	DBRCOYLL Index	SPGCILP Index	London Metal Exchange
Natural Gas	1.13%	DBRCOYNG Index	SPGCNGP Index	N.Y. Mercantile Exchange
Nickel	1.36%	DBRCOYLN Index	SPGCIKP Index	London Metal Exchange
Silver	1.01%	DBRCOYSI Index	SPGCSIP Index	N.Y. Mercantile Exchange - COMEX
Soybeans	4.72%	DBRCOYS Index	SPGCSOP Index	Chicago Board of Trade
Sugar	4.12%	DBRCOYSB Index	SPGCSBP Index	ICE Futures U.S.
WTI Crude Oil	17.45%	DBRCOYCL Index	SPGCCLP Index	N.Y. Mercantile Exchange
Zinc	1.10%	DBRCOYLX Index	SPGCIZP index	London Metal Exchange
Feeder Cattle	1.07%	SG3MFCP Index	SPGCFCP Index	Chicago Mercantile Exchange
Lean Hogs	3.16%	SG3MLHP Index	SPGCLHP Index	Chicago Mercantile Exchange
Live Cattle	5.90%	SG3MLCP Index	SPGCLCP Index	Chicago Mercantile Exchange

The Optimum Yield Enhanced Methodology

Each Long Base Index (other than those for Feeder Cattle, Lean Hogs and Live Cattle) is constructed using Deutsche Bank’s proprietary OYE methodology, which employs a rules-based approach when replacing, or rolling, constituent futures contracts approaching expiration with futures contracts having a later expiration.  Each OYE Sub-Index provides exposure to three different futures contracts (each, an “OYE Contract”) on the relevant Index Commodity’s forward curve to create diversification and reduce market impact during an index rolling.  These three OYE Contracts provide short-term (approximately 2-3 months), medium-term (approximately 4-8 months) and long-term (approximately 10-15 months) exposure, respectively, to the relevant Index Commodity. The OYE methodology allocates more weight to an OYE Contract with a higher risk-adjusted roll yield and less weight to one with a lower risk-adjusted roll yield with the objective of maximizing the risk-adjusted roll yield.  The three OYE Contracts are selected each month according to a pre-defined schedule, which is determined by the Index Sponsor to include the most liquid contracts for the relevant commodity and will not change during the life of the Index.

The OYE methodology is a response to the phenomena in futures markets known as contango and backwardation.  If the price of a futures contract is greater than the spot price, the market is in contango.  If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as a futures contract approaches expiration, the price has generally tended toward the spot price.  Assuming a flat spot price, this has generally resulted in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Generally, a contango market produces negative roll yield and a market in backwardation produces positive roll yield.  Thus, a contango market has historically tended to have a negative impact on the level of a futures index while a market in backwardation has historically tended to have a positive impact on the level of a futures index.  The OYE methodology is designed with an objective to minimize negative roll yield in a contango market and maximize positive roll yield in a market in backwardation.

On the first Index Business Day of each month (the “Selection Date”), the Index Sponsor identifies the three relevant OYE Contracts for each applicable Index Commodity for that month according to the pre-defined schedule.  If any of the three pre-selected OYE Contracts for that month is the same contract selected for the previous month, no rolling will occur with respect to that contract.  Otherwise, the existing OYE Contracts will roll into the new OYE Contracts between the second and sixth Index Business Days of that month (each such day, a “Rolling Date”; and all the Rolling Dates of that month collectively, a “Rolling Period”).  During a Rolling Period, the existing OYE Contracts will be sold and the new OYE Contracts will be bought.  By the close of the sixth Index Business day of each month, all OYE Contracts would be shifted into the new OYE Contracts (barring disruption events).

The weights of the three OYE Contracts in each OYE Sub-Index (each, a “Sub-Index Weight”) are rebalanced at the close of the Index Business Day following the Selection Date according to a dynamic allocation strategy which aims to allocate weights among the OYE Contracts based on their respective risk-adjusted roll yields.  The risk-adjusted roll yield of an OYE Contract is determined based on its Sharpe Ratio, which is calculated by dividing the implied roll yield of such OYE Contract by its spread volatility in relation to the spot contract  in the previous 61 Index Business Days. The implied roll yield of each OYE Contract is calculated based on the price of the short-term OYE contract and the price of the new OYE contract it will roll into in the current month.  The OYE methodology allocates more weight to an OYE Contract with a higher risk-adjusted roll yield and less weight to one with a lower risk-adjusted roll yield with the objective of maximizing the risk-adjusted roll yield.

The Single-Commodity Three-Month Forward Sub-Indices of the S&P GSCI® Light Energy Index

The Long Base Indices for Feeder Cattle, Lean Hogs and Live Cattle are the corresponding S&P GSCI F3 Sub-Indices. S&P GSCI F3 Sub-Indices are the forward month versions of the S&P GSCI® indices. The S&P GSCI® forward indices follow the same rules, weights and calculation methodology as the S&P GSCI® indices, except that the expiration of the designated contracts included in the S&P GSCI® forward indices are advanced by an applicable number of months. There are five forward-month versions of the S&P GSCI® indices: one-month forward, two-month forward, three-month forward, four-month forward, and five-month forward. For example, the single-commodity three-month forward sub-indices of the S&P GSCI® Light Energy Index include designated contracts that would be included in the non-forward S&P GSCI® Light Energy Index three months later.

Calculation of the Curve Alpha Index

Participation in the Base Index

In order to calculate the TV Closing Level of the Curve Alpha Index, the Index Sponsor will need to determine the level of notional participation of the Curve Alpha Index in the Base Index referred to herein as the “Allocation.”

The Allocation is adjusted on each TV Rebalancing Date and is an amount expressed as a percentage equal to:

Min	(	Maximum Participation,	Target Volatility	)
3m Realized Volatility (T)

Where:

“Maximum Participation” is 600%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility in respect of the relevant TV Rebalancing Date.

“3m Realized Volatility” is the actual volatility experienced by the Base Index over the previous three months and is calculated in respect of a TV Rebalancing Date using the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Rebalancing Date, the number of Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the ERAC Closing Level of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj–1)” means the ERAC Closing Level of the Base Index on the Index Business Day immediately preceding the jth Index Business Day in the relevant Realized Volatility Calculation Period.

“Index Business Day” means a day (other than a Saturday or Sunday) which is not a holiday in the CME Group New York Floor holiday calendar for the relevant year (or such other holiday calendar as the Index Sponsor determines to be the successor to such holiday calendar) and is an S&P GSCI Business Day (as defined below under “The S&P GSCI® Light Energy Index”).

“Realized Volatility Calculation Period” means, in respect of a TV Rebalancing Date, the period from (but excluding) the TV Observation Date falling in the third calendar month prior to the month in which the TV Rebalancing Date falls to (and including) the TV Observation Date falling in the same calendar month as the TV Rebalancing Date.

The “TV Observation Date” is the third to last Index Business Day of each calendar month.

The TV Closing Level

After the Allocation is determined on each TV Rebalancing Date, the Index Sponsor will calculate the TV Closing Level of the Curve Alpha Index on each Index Business Day as follows, subject to any Index Adjustment Event (as defined below):

TV (t)	=	TV (t-1)	+	(	ERAC (t) – ERAC (t-1))	x	Base Index Holding

Where:

“TV (t)” is the TV Closing Level for the relevant Index Business Day;

“TV (t-1)” is the TV Closing Level on the immediately preceding Index Business Day;

“ERAC (t)” means the ERAC Closing Level of the Base Index on the relevant Index Business Day;

“ERAC (t-1)” means the ERAC Closing Level of the Base Index on the immediately preceding Index Business Day; and

“Base Index Holding” reflects the notional holding of the Curve Alpha Index in the Base Index determined based on the Allocation and the relative closing levels of the Curve Alpha Index and the Base Index on the TV Rebalancing Date immediately preceding the relevant Index Business Day. The Base Index Holding on the relevant Index Business Day is equal to the product of (i) the Allocation on the TV Rebalancing Date immediately preceding the relevant Index Business Day and (ii) the quotient, the numerator of which is the TV Closing Level on the TV Rebalancing Date immediately preceding the relevant Index Business Day and the denominator of which is the ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Index Business Day.

If, in respect of any Index Business Day, the Index Sponsor determines that there is a high probability that the TV Closing Level in respect of such Index Business Day will be equal to or less than zero, the TV Closing Level in respect of such Index Business Day and every subsequent Index Business Day shall be deemed to be equal to zero. The Index Sponsor will base its determination, amongst other things, on the trading prices of the most actively traded futures contracts on the relevant Index Commodities.

The ERAC Closing Level

The ERAC Closing Level of the Base Index is calculated by the Index Sponsor on an “excess return after cost” basis on each Index Business Day as follows by comparing the closing level of the Curve Alpha ER Index on such Index Business Day to the closing level of the Curve Alpha ER Index on the last Index Business Day of the immediately preceding calendar year less a running cost of 0.75% per annum:

ERAC (t)	=	ERAC (pt)	x	ER (t)	x	( 1 – C x	n	)
				ER (pt)			D

Where:

“ERAC (t)” is the ERAC Closing Level of the Base Index for the relevant Index Business Day;

“ERAC (pt)” is the ERAC Closing Level of the Base Index on the last Index Business Day of the immediately preceding calendar year;

“ER (t)” is the ER Closing Level of the Curve Alpha ER Index for the relevant Index Business Day;

“ER (pt)” is the ER Closing Level of the Curve Alpha ER Index on the last Index Business Day of the immediately preceding calendar year;

“C” is the annual running cost factor of 0.75%;

“n” is the number of calendar days from and excluding the last Index Business Day of the preceding calendar year to and including the relevant Index Business Day; and

“D” is the number of calendar days from and excluding the last Index Business Day of the preceding calendar year to and including the last Index Business Day of the current calendar year.

The ER Closing Level

The ER Closing Level of the Curve Alpha ER Index reflects the performance of the weighted basket of the Long Short Indices related to the Index Commodities and is calculated by the Index Sponsor as follows:

ER (t)	=	ER (t-1)	+	S	( LS (t, i) – LS (t-1, i) )	x	LS Index Holding (i)

Where:

“ER (t)” is the ER Closing Level for the relevant Index Business Day;

“ER (t-1)” is the ER Closing Level on the immediately preceding Index Business Day;

“LS (t, i)” is the closing level of the relevant Long Short Index on the relevant Index Business Day;

“LS (t-1, i)” is the closing level of the relevant Long Short Index on the immediately preceding Index Business Day; and

“LS Index Holding (i)” reflects the notional holding of the Curve Alpha ER Index in a Long Short Index determined based on the Index Weight of such Long Short Index and the relative closing levels of the Curve Alpha ER Index and the Long Short Index on the ER Rebalancing Date immediately preceding the relevant Index Business Day. The LS Index Holding in respect of a Long Short Index is equal to the product of (1) the base weight of the Index Commodity underlying such Long Short Index in the S&P GSCI® Light Energy Index on the ER Rebalancing Date immediately preceding the relevant Index Business Day and (2) the quotient, the numerator of which is the ER Closing Level on the ER Rebalancing Date immediately preceding the relevant Index Business Day and the denominator of which is the closing level of such Long Short Index on the ER Rebalancing Date immediately preceding the relevant Index Business Day.

The closing Level of a Long Short Index is calculated by the Index Sponsor as follows:

LS (t)	=	LS (t-1)	+	(L (t) – L (t-1)) x LW	+	(S (t) – S (t-1)) x SW

Where:

“LS (t)” is the closing level of such Long Short Index for the relevant Index Business Day;

“LS (t-1)” is the closing level of such Long Short Index on the immediately preceding Index Business Day;

“L (t)” is the closing level of the relevant Long Base Index for the relevant Index Business Day;

“L (t-1)” is the closing level of the relevant Long Base Index on the immediately preceding Index Business Day;

“S (t)” is the closing level of the relevant Short Base Index for the relevant Index Business Day;

“S (t-1)” is the closing level of the relevant Short Base Index on the immediately preceding Index Business Day;

“LW” is the product of (i) 100% and (ii) the quotient, the numerator of which is the closing level of such Long Short Index on the Long Short Rebalancing Date immediately preceding the relevant Index Business Day and the denominator of which is the closing level of the relevant Long Base Index on the Long Short Rebalancing Date immediately preceding the relevant Index Business Day; and

“SW” is the product of (i) –100%, (ii) the quotient, the numerator of which is the closing level of such Long Short Index on the Long Short Rebalancing Date immediately preceding the relevant Index Business Day and the denominator of which is the closing level of the relevant Short Base Index on the Long Short Rebalancing Date immediately preceding the relevant Index Business Day and (iii) the quotient, the numerator of which is the volatility of the relevant Long Base Index over the previous three months and the denominator of which is the volatility of the relevant Short Base Index over the previous three months.

LW and SW reflect the notional holdings of a Long Short Index in the relevant Long Base Index and Short Base Index, determined based on the weightings of the Long Base Index (100%) and Short Base Index (-100% adjusted by the relative volatility experienced by the Long Base Index and the Short Base Index over the previous three months) and the relative closing levels of the Long Short Index and the Long Base Index or the Short Base Index, as applicable, on the Long Short Rebalancing Date immediately preceding the relevant Index Business Day. If the volatility experience by the Short Base Index is greater than the volatility experienced by the Long Base Index in the previous three months, the absolute value of the notional holding of the Short Base Index (SW) will be less than the value of the notional holding of the Long Index (LW). Conversely, if the volatility experience by the Short Base Index is less than the volatility experienced by the Long Base Index in the previous three months, the absolute value of the notional holding of the Short Base Index (SW) will be greater than the value of the notional holding of the Long Base Index (LW).

Calculation of Notional Holdings on a Rebalancing Date

Solely for purposes of determining notional holdings in the Base Index, the Long Short Indices, the Long Base Indices and the Short Base Indices, if a market disruption event occurs on an Index Business Day that is a TV Rebalancing Date with respect to the Base Index, an ER Rebalancing Date with respect to the Curve Alpha ER Index, or a Long Short Rebalancing Date with respect to a Long Short Index,  the Index Sponsor shall instead determine the TV Closing Level, the ERAC Closing Level, the ER Closing Level and the closing level of the affected Long Short Index on such Index Business Day by reference to, in place of the disrupted index levels or contract prices, the index levels or contract prices on the immediately succeeding Index Business Day that is a Valid Date.

Publication of TV Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” below, the Index Sponsor will publish the TV Closing Level on Bloomberg page DBRCOCUE <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

The “Index Valuation Time” means 11:00 pm (London time) on each Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

Corrections to the TV Closing Level

In calculating the TV Closing Level, the Index Sponsor shall have regard to any corrections to the ERAC Closing Level of the Base Index published by the Index Sponsor prior to (but not after) the Index Valuation Time on the day which is the first Valid Date (as defined below) following the Index Business Day to which the TV Closing Level relates.

Index Adjustment Events

An “Index Adjustment Event” occurs if a Base Index Disruption Event, Base Index Cancellation or Base Index Modification occurs. If a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV Closing Levels by reference to the ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Curve Alpha Index and the publication of the TV Closing Level relating to the Curve Alpha Index.

If a Base Index Disruption Event continues for a period of more than ten successive Base Index Scheduled Publication Days, then from and including the eleventh Base Index Scheduled Publication Day, the Index Sponsor may act in accordance with the provisions of (ii) or (iii) above, but not in accordance with the provision (i) above.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Curve Alpha Index and the publication of the TV Closing Level relating to the Curve Alpha Index or (c) make such determinations and/or adjustments to the Curve Alpha Index as described herein as it considers appropriate to determine the TV Closing Level on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce the ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Curve Alpha Index as it considers appropriate to determine the TV Closing Level on any such Index Business Day; and/or

(ii) defer publication of the information relating to the Curve Alpha Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Curve Alpha Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV Closing Level in respect of the Curve Alpha Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Index

The Index Sponsor will, except as otherwise provided herein, employ the methodology described above and its application of such methodology will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Curve Alpha Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Curve Alpha Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error, or to cure, correct or supplement any defective provision contained in description of the Curve Alpha Index.  The Index Sponsor will publish notice on its website of any such modification or change and the effective date thereof.

The S&P GSCI® Light Energy Index

We have derived all information regarding the S&P GSCI® Light Energy Index and S&P GSCI® contained in this pricing supplement, including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”). The S&P GSCI® Light Energy Index is calculated, maintained and published by S&P. The value of the S&P GSCI® Light Energy Index is published each S&P GSCI Business Day under the Bloomberg ticker symbol “SPGCLEP <Index>”.

The S&P GSCI® Light Energy Index is a sub-index of the S&P GSCI®, a composite index of commodity sector returns. S&P acquired the rights to the S&P GSCI® from Goldman, Sachs & Co. in February 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI® in May 1991. The former name of the S&P GSCI® was the Goldman Sachs Commodity Index, or GSCI®.

The S&P GSCI® is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI® is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI® are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI® are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with its Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI® are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI® has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI®, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

The S&P GSCI® Light Energy Index is comprised of the same commodity futures as the S&P GSCI® but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI® commodities.  Because the weights of energy-related S&P GSCI® commodities are reduced in the S&P GSCI® Light Energy Index relative to the S&P GSCI®, the relative weights of the remaining S&P GSCI® commodities are necessarily increased.  As a result, although the S&P® Light Energy Index contains all of the S&P GSCI® commodities that are included in the S&P GSCI®, they are not world-production weighted in the same manner as the S&P GSCI®.

The S&P GSCI® is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time. In order to accomplish these objectives, the S&P GSCI® is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI®; any contract that satisfies the eligibility criteria and the other conditions specified in the S&P GSCI® Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI® as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI® and the S&P GSCI® Light Energy Index. Since the S&P GSCI® is the parent index of the S&P GSCI® Light Energy Index, the methodology for the S&P GSCI® relates as well to the methodology of the S&P GSCI® Light Energy Index. The methodology for determining the composition and weighting of the S&P GSCI® Light Energy Index and the S&P GSCI® and for calculating their values is subject to modification in a manner consistent with the purposes of the S&P GSCI® Light Energy Index and the S&P GSCI®, as described below. S&P makes the official calculations of the S&P GSCI® and the S&P GSCI® Light Energy Index.

The Index Committee and the Index Advisory Panel

S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI®, and is responsible for all analytical methods and calculation of the indices. The Committee is comprised of full-time professional members of S&P’s staff. At each meeting, the Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

S&P considers information about changes to its indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

S&P has established an Index Advisory Panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI®. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise the Index Committee and S&P with respect to, among other things, the calculation of the S&P GSCI®, the effectiveness of the S&P GSCI® as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI®. The Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI® are made by the Index Committee and S&P.

Composition of the S&P GSCI®

In order to be included in the S&P GSCI®, a contract must satisfy the following general eligibility criteria:

•      The contract must be in respect of a physical commodity and not a financial commodity.

•      In addition, the contract must:

o      have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

o      at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

Beginning in January 2007, the trading facility (as defined below) on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the S&P GSCI® that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

The commodity must be the subject of a contract that:

•      is denominated in U.S. dollars; and

•      is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development during the relevant annual calculation period or interim calculation period and that:

o      makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

o      makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

o      accepts bids and offers from multiple participants or price providers; and

o      is accessible by a sufficiently broad range of participants.

With respect to inclusion in each sub-index of the S&P GSCI®, a contract must be in respect to the physical commodity that is described by that specific sub-index.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI®. In appropriate circumstances, however, S&P, in consultation with the Advisory Panel, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI®, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each S&P GSCI Business Day by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI®, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

•      A contract that is not included in the S&P GSCI® at the time of determination and that is based on a commodity that is not represented in the S&P GSCI® at such time must, in order to be added to the S&P GSCI® at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded equals (i) the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, multiplied by (ii) the average of the daily contract reference prices on the last day of each month during such period.

•      A contract that is already included in the S&P GSCI® at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI® must, in order to continue to be included in the S&P GSCI® after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

•      A contract that is not included in the S&P GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI® at such time must, in order to be added to the S&P GSCI® at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

•      A contract that is already included in the S&P GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI® at such time must, in order to continue to be included in the S&P GSCI® after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition:

•      A contract that is already included in the S&P GSCI® at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight is determined by dividing the reference dollar weight of such contract by the sum of the reference dollar weights of all designated contracts. The reference dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These reference percentage dollar weight amounts are summed for all contracts included in the S&P GSCI® and each contract’s percentage of the total is then determined.

•      A contract that is not included in the S&P GSCI® at the time of determination must, in order to be added to the S&P GSCI® at such time, have a reference percentage dollar weight of at least 1.0%.

•      In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the S&P GSCI® in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI® attributable to such commodity exceeding a particular level.

•      If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI® attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the S&P GSCI® the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI® attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI® attributable to it.

The contracts currently included in the S&P GSCI® are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

The quantity of each of the contracts included in the S&P GSCI® is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation, or other factors, S&P, in consultation with its advisory committee may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI®, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI® are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI® is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI® to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI® will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI®, in consultation with the Advisory Panel, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI®. Commodities included in the S&P GSCI® which no longer satisfy such criteria, if any, will be deleted.

S&P, in consultation with the Advisory Panel, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI® are necessary or appropriate in order to assure that the S&P GSCI® represents a measure of commodity market performance. S&P has the discretion to make any such modifications, in consultation with the Advisory Panel.

Contract Expirations

Because the S&P GSCI® comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI® for each commodity during a given year are designated by S&P, in consultation with the Advisory Panel, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI® will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI®. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI®. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI®

The value of the S&P GSCI® on any given day is equal to the total dollar weight of the S&P GSCI® divided by a normalizing constant that assures the continuity of the S&P GSCI® over time. The total dollar weight of the S&P GSCI® is the sum of the dollar weight of each of the underlying commodities.

The dollar weight of each such commodity on any given day is equal to:

•      the daily contract reference price,

•      multiplied by the appropriate CPWs, and

•      during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI® calculation.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI® of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI® on the preceding day, minus one.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI® is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI® also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI® is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•      no daily contract reference price is available for a given contract expiration;

•      any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•      the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•      trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract, will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the S&P GSCI® Light Energy Index

The value of the S&P GSCI® Light Energy Index on any S&P GSCI Business Day is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCI Business Day multiplied by (2) one plus the contract daily return of the applicable index on the S&P GSCI Business Day on which the calculation is made.

“S&P GSCI Business Day” means a day on which the S&P GSCI® indices are calculated, as determined by the NYSE Euronext Holiday & Hours schedule.

License Agreement with Standard & Poor’s

The S&P GSCI® and the S&P GSCI® Light Energy Index are licensed by S&P for use in connection with an issuance of the securities.

The securities are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representations or warranties, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities offered herein particularly or the ability of the S&P indices to track general stock market performance or any economic factors. S&P’s only relationship to Deutsche Bank AG (the “Licensee”) and its affiliates is the licensing of certain trademarks and trade names of S&P and/or of the S&P GSCI® which is determined, composed and calculated by S&P without regard to the Licensee or the securities. S&P has no obligation to take the needs of the Licensee, its affiliates or the owners of the securities into consideration in determining, composing or calculating the S&P GSCI®. S&P is not responsible for and has not participated in the determination of the timing price, or quantity of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI® OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONDITIONS OR REPRESENTATIONS AS TO RESULTS TO BE OBTAINED BY LICENSEE, ITS AFFILIATES, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI® OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE X-ALPHA INDEX

General Description

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by Deutsche Bank AG, London Branch (the “Index Sponsor”) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (each, a “Benchmark Index” and, collectively, the “Benchmark Indices”). The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom. The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks (the “growth stocks”) and, from a value perspective, low price-earnings ratio or high dividend yielding stocks (the “value stocks”) in the above-referenced geographic regions.

The X-Alpha Model pairs each DB Regional Style Index that reflects the performance of the growth stocks and each DB Regional Style Index that reflects the performance of the value stocks with a Benchmark Index for a total of eight index constituent pairs (each, an “Index Constituent Pair”), as described below under “—Index Constituent Pairs.”

The return of each Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index (which is measured as the return of such DB Regional Style Index since the last time such DB Regional Style Index was reconstituted) compared to that of the relevant Benchmark Index over the same time period. The X-Alpha Model, in turn, reflects a weighted return in U.S. dollars of the eight Index Constituent Pairs, with the Index Constituent Pairs weights determined based upon the Index Constituent Pair Percentage Weight for each Index Constituent Pair specified below under “—Index Constituent Pairs,” adjusted based upon recent observed volatility as described below under “—Calculation and Reconstitution of the X-Alpha Index.” Effectively, each Index Constituent Pair’s weighting in the X-Alpha Model is based upon two components: a fixed regional weighting which is multiplied by a volatility weighting that is calculated every three months based upon the comparison of the actual volatility experienced by such Index Constituent Pair and by the X-Alpha Model as a whole to the target volatility of 8%, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The objective of the X-Alpha Index is to reflect the performance of an alpha investment model. “Alpha” is the difference in the performance of an asset (or financial indicator) relative to a benchmark asset (or financial indicator). An alpha investment model is a model that aims to generate positive alpha – i.e., positive returns that are generated without regard to the direction of a benchmark. The alpha in the X-Alpha Index is generated, in relation to each Index Constituent Pair, by the performance of a DB Regional Style Index relative to the Benchmark Index with which it is paired.

Index Constituents

The DB Regional Style Indices and the Benchmark Indices have been selected from four regions, representing the Euro Zone, the United States, Japan and the United Kingdom. Each Index Constituent reflects the reinvestment of dividends into such Index Constituent. In the case of the DB Regional Style Indices, 85% of the cash dividends paid are reinvested into the relevant index as a result of taxation on dividends, with the exception of the DB Regional Style Indices that are focused on the United States, for which 75% of the cash dividends are reinvested. In the case of the Benchmark Indices, cash dividends are reinvested into each relevant index less any withholding taxes or other charges, in accordance with the rules of each Benchmark Index.

The X-Alpha Model tracks the performance of the following eight DB Regional Style Indices:

(A)	in the Euro Zone:

(i)
the Deutsche Bank Euro Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest dividend yield selected from the Dow Jones EURO STOXXSM Large Index;

(ii)
the Deutsche Bank Euro Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the Dow Jones EURO STOXXSM Large Index;

(B)	in the United States:

(i)
the Deutsche Bank U.S. Value Total Return Index, which is intended to reflect the total return performance of thirty stocks with the lowest price-earnings ratio selected from the 251 stocks with the highest market capitalization contained in the S&P 500® Index;

(ii)
the DB U.S. Growth Total Return Index, which is intended to reflect the total return performance of the thirty stocks with the highest short-term earnings momentum selected from the 251 stocks with the highest market capitalization contained in the S&P 500®  Index;

(C)	in Japan:

(i)
the Deutsche Bank Japan Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the TOPIX 100® Index;

(ii)
the Deutsche Bank Japan Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the TOPIX 100® Index;

(D)	in the United Kingdom:

(i)
the Deutsche Bank U.K. Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the FTSE 100® Index; and

(ii)	the DB U.K. Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the FTSE 100® Index.

The performance of each DB Regional Style Index is measured against one of the Benchmark Indices, as described below under “—Index Constituent Pairs.”

For purposes of calculating the Index closing level (as defined below under “—Index closing level”), the DB Regional Style Indices and Benchmark Indices that are not denominated in U.S. dollars are expressed in U.S. dollars by converting the non-U.S. dollar amounts into U.S. dollars using the Exchange Rate.

“Exchange Rate” means, for any date of determination, the rate of exchange prevailing at 16:00 Central European Time (or at such time approximate thereto as the Index Sponsor determines to be practicable) on such day between the currency in which any Index Constituent is expressed (the “Reference Currency”) and U.S. dollars (expressed as the number of units of the Reference Currency or a fraction thereof required to buy one U.S. dollar) as determined by the Index Sponsor by reference to such source(s) as the Index Sponsor may determine to be appropriate at such time.

Index Constituent Pairs

The X-Alpha Index comprises eight pairs of notional financial positions which reflect the combined performance of a direct investment in one DB Regional Style Index minus the return of an equal investment in the Benchmark Index with which it is paired. Each of the eight DB Regional Style Indices is paired with one of the four Benchmark Indices to form an Index Constituent Pair as set forth in the table below, each of the two DB Regional Indices in the same region being paired with the Benchmark Index in the same region. The objective behind this pairing is to isolate the potential excess return of the “value” or “growth” stock selection model implemented by the relevant DB Regional Style Index over the return achieved by the Benchmark Index with which it is paired. Each Index Constituent Pair is rebalanced every three months such that the notional financial positions which comprise such Index Constituent Pair are reset to equal amounts, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The Index Constituents comprising each of the eight Index Constituent Pairs are:

Index Constituent Pair	DB Regional Style Index	Benchmark Index	Index Constituent Pair Percentage Weight
Euro Value Pair	DB Euro Value Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM (the “Euro Stoxx Index”)	15%
Euro Growth Pair	DB Euro Growth Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM	15%
U.S. Value Pair	DB U.S. Value Total Return Index	S&P 500® Total Return Index	25%
U.S. Growth Pair	DB U.S. Growth Total Return Index	S&P 500® Total Return Index	25%
U.K. Value Pair	DB U.K. Value Total Return Index	FTSE 100® Total Return Index	5%
U.K. Growth Pair	DB U.K. Growth Total Return Index	FTSE 100® Total Return Index	5%
Japan Value Pair	DB Japan Value Total Return Index	TOPIX 100® Total Return Index	5%
Japan Growth Pair	DB Japan Growth Total Return Index	TOPIX 100® Total Return Index	5%

Index Closing Level

The Index closing level (as defined below) on any trading day (as defined below under “—Market Disruption Events”) depends on the performance, in relation to each Index Constituent Pair, of the relevant DB Regional Style Index relative to the relevant Benchmark Index. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the Index closing level will fall. Therefore, whether or not the Index closing level rises or falls depends not on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall performance of the DB Regional Style Indices relative to the Benchmark Indices when measured by reference to each Index Constituent Pair.

For purposes of this description of the X-Alpha Index:

“Index closing level” means, on October 22, 1996, 1000. On each subsequent trading day, the Index closing level shall be determined by multiplying the X-Alpha Leveraged Reference Level for such trading day by the X-Alpha Leveraged Daily Cumulative Return for such trading day.

“X-Alpha Leveraged Reference Level” means, in respect of each trading day in the period from and including the first trading day following an X-Alpha Reconstitution Day (the “First X-Alpha Reconstitution Day”) to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Reconstitution Day” means the sixth trading day following an Index Reconstitution Day.

“Index Reconstitution Day” means the 12th calendar day of each January, April, July and October or, if any such day is not a London Business Day, the first following day that is a London Business Day.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“X-Alpha Leveraged Daily Cumulative Return” means, in respect of a trading day, an amount expressed as a percentage equal to the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i)	equals the X-Alpha Exposure for such trading day (except on an X-Alpha Reconstitution Day, where it equals the X-Alpha Exposure for the immediately preceding trading day); and

(ii)	equals X-Alpha Model Daily Cumulative Return for such trading day,

all as determined by the Index Sponsor.

“X-Alpha Exposure” means, in respect of the X-Alpha Model Daily Level, an amount expressed as a percentage equal to, and not to exceed 150% or fall below 50%, in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, the quotient of (i) the Target Volatility Cap as numerator and (ii) the 100 Day Annualized Volatility determined in respect of the X-Alpha Model Daily Level on the Index Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day as denominator, all as determined by the Index Sponsor.

“X-Alpha Model Daily Level” means, in respect of a trading day, an amount expressed in U.S. dollars and determined by the Index Sponsor to be equal to the sum of:

(A)
the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Weight for such Index Constituent Pair as of such trading day and (ii) the Index Constituent Pair Leveraged Daily Level for such trading day; and

(B)	the Knock-Out Cash Component, if any, for such Index Constituent Pair as of such trading day.

The X-Alpha Model Daily Level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards.

The X-Alpha Model Daily Level will be calculated on each trading day, except as provided in the following sentence; provided, that if the Index Sponsor determines that any Index Constituent Pair Leveraged Daily Level cannot be determined on such trading day and no market disruption event has occurred on that trading day then, except as provided herein, no X-Alpha Model Daily Level for such trading day shall be determined. Upon the occurrence of a market disruption event, the X-Alpha Model Daily Level will not be calculated on the relevant trading day and will be calculated on the first succeeding trading day on which there is no market disruption event; provided, that if the market disruption event continues for a period of eight trading days, then the Index Sponsor will calculate the X-Alpha Model Daily Level having regard to the then prevailing market conditions, the last reported closing level of each relevant Index Constituent and such other conditions as the Index Sponsor determines relevant to the calculation of the X-Alpha Model Daily Level.

If a market disruption event occurs on an Index Constituent Pair Reconstitution Day, the Index Sponsor will make such determinations and/or adjustments as it considers appropriate to determine the X-Alpha Model Daily Level and/or any Index Constituent Pair Reference Level affected by the market disruption event on such Index Constituent Pair Reconstitution Day by reference to the prevailing market conditions and the last available Index Constituent Reference Level for the affected DB Regional Style Index or Benchmark Index, as the case may be, or may determine that such day shall not be that Index Constituent Pair Reconstitution Day but that such other day as the Index Sponsor shall select shall be that Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Weight” means, in relation to an Index Constituent Pair and a trading day, the number of units or portion of units, as applicable, of such Index Constituent Pair contained in the X-Alpha Index on such trading day and shall be determined by the Index Sponsor to be in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, an amount equal to the product of (A) and (B) where:

(A) is the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day and (ii) the Index Constituent Pair Weight determined for such Index Constituent Pair for the X-Alpha Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day; and

(B) equals the quotient of (i) the Index Constituent Pair Percentage Weight for such Index Constituent Pair as numerator and (ii) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day as denominator.

“Index Constituent Pair Leveraged Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of (i) the Index Constituent Pair Leveraged Return for such Index Constituent for such trading day and (ii) the Index Constituent Pair Leveraged Reference Level for such Index Constituent Pair for such trading day, all as determined by the Index Sponsor.

“Index Constituent Pair Leveraged Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage, the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i) is (a) minus (b) where

(a) equals the Index Constituent Pair Daily Cumulative Return for such trading day; and
(b) equals one (1); and

(ii)
equals the Index Constituent Pair Exposure for such trading day (except on an Index Constituent Pair Reconstitution Day, where it equals the Index Constituent Pair Exposure for the immediately preceding trading day), all as determined by the Index Sponsor.

“Index Constituent Pair Daily Cumulative Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage the product of (A) and (B) where:

(A) equals the sum of one (1) and (i) minus (ii) where

(i) equals the Index Constituent Return for the DB Regional Style Index constituting part of such Index Constituent Pair and (ii) equals the Index Constituent Return for the Benchmark Index constituting part of such Index Constituent Pair, in each case for such trading day; and

(B) equals (i) minus (ii) where

(i) is one (1) and (ii) equals the Borrow Fee (as defined below under “—Index Costs”) calculated for such trading day,

all as determined by the Index Sponsor.

“Index Constituent Return” means, in relation to an Index Constituent and a trading day, (A) minus (B), expressed as a percentage, where:

(A)
equals the quotient of (i) the Index Constituent Daily Index Level for such Index Constituent for such trading day as numerator and (ii) the Index Constituent Reference Level for such Index Constituent for such trading day as denominator and

(B)	equals one (1),

all as determined by the Index Sponsor.

“Index Constituent Daily Index Level” means, in relation to an Index Constituent and a trading day, the closing level on such trading day for such Index Constituent, in each case as determined by the Index Sponsor and converted into U.S. dollars at the Exchange Rate on such trading day.

“Index Constituent Reference Level” means, in relation to an Index Constituent and a trading day, the Index Constituent Daily Index Level of such Index Constituent for the Index Constituent Pair Reconstitution Day immediately preceding such trading day.

“Index Constituent Pair Exposure” means, in relation to an Index Constituent Pair and expressed as a percentage, and not to exceed 150% or fall below 50%, in respect of an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) and each trading day thereafter to but excluding the immediately succeeding Index Constituent Pair Reconstitution Day, the quotient of:

(A)	the Target Volatility Cap as numerator; and

(B)	the 100 Day Annualized Volatility determined in respect of such Index Constituent Pair on the Index Reconstitution Day immediately preceding the First Index Pair Reconstitution Day as denominator,

all as determined by the Index Sponsor.

“Index Constituent Pair Reconstitution Day” means the third trading day following an Index Reconstitution Day.

“Index Constituent Pair Leveraged Reference Level” means, in relation to an Index Constituent Pair in respect of each trading day in the period from and including the first trading day following an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Leveraged Daily Level determined in respect of the First Index Constituent Pair Reconstitution Day, all as determined by the Index Sponsor.

“Index Constituent Pair Reference Level” means, in relation to an Index Constituent Pair, in respect of each trading day in the period from and including the first trading day following the First Index Constituent Pair Reconstitution Day to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Daily Level as of the First Index Pair Reconstitution Day, all as determined by the Index Sponsor.

“Knock-Out Cash Component” means, on a trading day subsequent to any Index Constituent Pair Knock-Out Event, an amount equal to the sum of:

(A)	the relevant Stop Loss Amount; and

(B)	the product of (i) the Knock-Out Cash Component Return determined on such trading day and (ii) the relevant Stop Loss Amount;

provided, that the Knock-Out Cash Component will reset to zero on the following Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Knock-Out Event” means, in relation to any trading day, a determination by the Index Sponsor that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair on such trading day is below -40% (negative forty percent).

“Stop Loss Amount” means, one trading day following the occurrence of an Index Constituent Pair Knock-Out Event, an amount determined by the Index Sponsor to be equal to the product of (A) the Index Constituent Pair Weight for the relevant Index Constituent Pair as determined for such day and (B) the relevant Index Constituent Pair Leveraged Daily Level for such day.

“Knock-Out Cash Component Return” means the product of (A) the Federal Funds Rate minus 6.25 basis points and (B) a number being (i) divided by (ii) where:

(i)
equals the number of calendar days in the period from and including the date of the occurrence of the relevant Index Constituent Pair Knock-Out Event to but excluding the immediately succeeding Index Reconstitution Day and

(ii)	is 365,

all as determined by the Index Sponsor.

“Target Volatility Cap” means 8%.

“100 Day Annualized Volatility” is expressed as a percentage and represents, in relation to an Index Reconstitution Day and an Index Constituent Pair Daily Level or the X-Alpha Model Daily Level, as the case may be, an annualized statistical measure of the deviation over time in changes in daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, calculated on the basis of the daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, for the 100 trading days preceding the relevant Index Reconstitution Day. 100 Day Annualized Volatility is calculated by the Index Sponsor using the following formula:

where:

ln =	natural logarithm;

n =	number of Week Days from and excluding the Week Day falling 100 Week Days prior to the relevant Index Reconstitution Day up to and including the relevant Index Reconstitution Day; and

where to calculate the 100 Day Annualized Volatility of an Index Constituent Pair Daily Level:

Pi = where i is a number other than 0, the relevant Index Constituent Pair Daily Level observed on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the relevant Index Constituent Pair Daily Level observed on the relevant Index Reconstitution Day; or

where to calculate the 100 Day Annualized Volatility of the X-Alpha Model Daily Level:

Pi = where i is a number other than 0, the X-Alpha Model Daily Level on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the X-Alpha Model Daily Level on the relevant Index Reconstitution Day.

“Index Constituent Pair Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of the Index Constituent Pair Daily Cumulative Return and the Index Constituent Pair Reference Level for such Index Constituent Pair, in each case for such trading day and all as determined by the Index Sponsor.

“Week Day” means a day other than a Saturday or Sunday.

“X-Alpha Model Daily Cumulative Return” means, with respect to a trading day, an amount expressed as a percentage, determined by the Index Sponsor as (A) minus (B), where:

(A)
is the quotient of (i) the X-Alpha Model Daily Level (as defined above) in respect of such trading day as numerator and (ii) the X-Alpha Model Reference Level in respect of such trading day as denominator; and

(B)	equals 1.

“X-Alpha Model Reference Level” means, in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the X-Alpha Model Daily Level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Leveraged Reference Level” means in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, as determined by the Index Sponsor.

The Index closing level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards. The Index closing level will be published on each trading day; provided, that if no X-Alpha Model Daily Level is determined for a trading day, then no Index closing level will be determined for such trading day.

Calculation and Reconstitution of the X-Alpha Index

The calculation of the X-Alpha Index involves a series of daily calculations and quarterly reconstitution events based on five steps, which are described below. Step 1 is performed on a daily basis, while Steps 2-5 are performed only during a quarterly reconstitution. A reconstitution occurs in two separate phases. The first phase occurs on an Index Constituent Pair Reconstitution Day, which is the third trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 2 and 3. The second phase occurs on an X-Alpha Reconstitution Day, which is the sixth trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 4 and 5.

The calculation of X-Alpha Index and the reconstitution process are fully quantitative and rules-based and contain no subjectivity or discretion on the part of the Index Sponsor.

Step 1	Convert any non-U.S. dollar denominated Index Constituents into U.S. Dollars (performed on each trading day)

Each Index Constituent denominated in a currency other than the U.S. dollars is converted into U.S. dollars using the Exchange Rate.

Step 2	Rebalance each Index Constituent Pair so that the DB Regional Style Index position and the relevant Benchmark Index position are equal (performed on each Index Constituent Pair Reconstitution Day)

Each Index Constituent Pair is rebalanced such that the notional financial positions which comprise such Index Constituent Pair and represent the performance of a DB Regional Style Index and the relevant Benchmark Index are equal.

Step 3	Determine the Index Constituent Pair Exposure for each Index Constituent Pair (performed on each Index Constituent Pair Reconstitution Day)

The Index Constituent Pair Exposure is calculated for each Index Constituent Pair based on such Index Constituent Pair’s 100 Day Annualized Volatility calculated as of the immediately preceding Index Reconstitution Day compared to the Target Volatility Cap, subject to a minimum participation of 50% and a maximum participation of 150%.

Step 4	Determine the weighting of each Index Constituent Pair in the X-Alpha Model (performed on each X-Alpha Reconstitution Day)

The weighting of each Index Constituent Pair in the X-Alpha Model is comprised of two components and is calculated by multiplying the Index Constituent Pair Percentage Weight for such Index Constituent Pair (the first component) by the Index Constituent Pair Exposure determined for such Index Constituent Pair on the immediately preceding Index Constituent Pair Reconstitution Day (the second component) as described in Step 3 above. Multiplying these two components results in an adjustment of the regional weighting of each Index Constituent Pair based on the volatility of such Index Constituent Pair compared to the Target Volatility Cap. Such adjustment serves to increase the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been lower than the Target Volatility Cap and to decrease the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been higher than the Target Volatility Cap.

Step 5
Determine the X-Alpha Exposure and adjust, if necessary, the weighting of each Index Constituent Pair in the X-Alpha Model previously determined in Step 4 (performed on each X-Alpha Reconstitution Day)

The X-Alpha Exposure is calculated for the X-Alpha Model based on the X-Alpha Model’s 100 Day Annualized Volatility compared to the Target Volatility Cap, subject to a minimum of 50% and a maximum of 150%. This step is necessary because, even though the volatility of each Index Constituent Pair is targeted to the Target Volatility Cap through the adjustment described in Step 4 above, the 100 Day Annualized Volatility of the X-Alpha Model as a whole may still be below that of the Target Volatility Cap. If this occurs, the weighting for each Index Constituent Pair in the X-Alpha Model will be recalculated by multiplying the weighting for such Index Constituent Pair determined in Step 4 above by the X-Alpha Exposure calculated for the X-Alpha Model in this Step 5.

Knock-Out of an Index Constituent Pair

In the event that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair is below -40% (negative forty percent), the level of the Index Constituent Pair is no longer used in the calculation of the X-Alpha Model until the next reconstitution. Rather, until the next reconstitution, the exposure of the X-Alpha Model to that Index Constituent Pair is replaced with exposure to a notional amount equal to the product of the Index Constituent Pair Weight for such Index Constituent Pair and the relevant Index Constituent Pair Leveraged Daily Level for such day, and interest thereon at the Federal Funds Rate minus 0.0625%. The “Federal Funds Rate” is the interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight. This simulates the effect of “selling out” the notional position represented by the exposure of the X-Alpha Model to the poor-performing Index Constituent Pair and investing the proceeds in a Federal Funds Rate-based instrument until the next reconstitution. Upon the next reconstitution, the Index Constituent Pair would again be included in the X-Alpha Model as described above.

Index Costs

On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the X-Alpha Index on such day.

“Borrow Fee” means, in relation to any trading day, an amount equal to the Borrow Fee Rate multiplied by the Day Count Fraction.

“Borrow Fee Rate” means 0.60%, provided that the Index Sponsor may increase or decrease this percentage from time to time when, in the determination of the Index Sponsor, the arithmetic average of the rate charged by three market counterparties as selected by the Index Sponsor from time to time in its sole and absolute discretion in relation to lending futures or constituent stocks of all the Index Constituents changes from time to time as determined conclusively by the Index Sponsor in its sole and absolute discretion from time to time.

“Day Count Fraction” means, with respect to a trading day, (i) the number of calendar days in the period from and excluding the Index Reconstitution Day immediately preceding such trading day up to and including such trading day divided by (ii) 365.

Index Adjustments

Index Change Upon Change in Law, Error or Illegality

If any change in law or regulations would (i) make the calculation of the Index illegal or (ii) materially change the economic terms of the X-Alpha Index in the reasonable view of the Index Sponsor, then the Index Sponsor may modify the methodology of the X-Alpha Index in order to reconstitute the X-Alpha Index or calculate the Index closing level to the extent required to permit calculation of the X-Alpha Index or make such modification or prevent such material change in the economic terms of the X-Alpha Index, as the case may be. The Index Sponsor may also make modifications to the terms of the X-Alpha Index and the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest or proven error. In such a case, the Index Sponsor shall make any modification to the Index methodology such that the fundamental economic terms of the X-Alpha Index are equivalent to those immediately prior to the change in law or regulations requiring such modification.

Adjustments to the Index Constituent Pairs

If at any time in the determination of the Index Sponsor, (i) the DB Regional Style Index Sponsor (as defined below under “Additional Information Relating to the DB Regional Style Indices—DB Euro Value Total Return Index and DB Euro Growth Total Return Index”) or a Benchmark Index Sponsor makes a material change in the formula for or the method of calculating any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or in any other way materially modifies such DB Regional Style Index or such Benchmark Index (other than a modification described in the formula or method of maintaining such DB Regional Style Index or Benchmark Index in the event of changes to constituent share and capitalization and other routine events), (ii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor makes a manifest error (in the determination of the Index Sponsor) in the calculation and/or publication of any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or (iii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor fails to calculate and/or publish any DB Regional Style Index or the relevant Benchmark Index, then the Index Sponsor shall select a replacement index to replace the affected Index Constituent. Should the Index Sponsor decide that there is no suitable replacement index, then the Index Sponsor may make such determinations and/or adjustments as it considers appropriate until such time (if any) as the Index Sponsor determines that there is a suitable replacement index. Any such replacement index shall be an Index Constituent and shall be included in the relevant Index Constituent Pair from the date the Index Sponsor determines to be the effective date of such replacement. The Index Sponsor has no obligation to inform any person about any such replacement.

Index Calculation—Change in Methodology

The application of the methodology described herein shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to constitute the X-Alpha Index and calculate the Index closing level, no assurance can be given that market, regulatory, juridical, financial or fiscal circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification or change of such methodology, and in such circumstances the Index Sponsor shall be entitled to make such modification or change as it shall in its sole and absolute discretion consider appropriate. The Index Sponsor will promptly publish notice of making any material modification or change to the X-Alpha Index methodology described in this description as described below under “—Further Information Relating to the X-Alpha Index.” The Index Sponsor may also make modifications to the terms of the X-Alpha Index and/or the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest error or proven error or to cure, correct or supplement any defective provision contained herein. The Index Sponsor has no obligation to inform any person about such modification or change. The Index Sponsor will make reasonable efforts to ensure that such modifications or changes will result in a methodology that is consistent with the methodology described above.

Index Composition and Calculation—Change in Rebalancing and/or Reconstitution Period

The Index Sponsor may, by way of announcement published as described below under “—Further Information Relating to the X-Alpha Index,” amend any Index Reconstitution Day, Index Constituent Pair Reconstitution Day and/or X-Alpha Reconstitution Day (each, a “Date,” and, together, the “Dates”) on no less than 14 calendar days’ notice prior to such amendment taking place. Such amendment may, in the sole and absolute discretion of the Index Sponsor, be applicable in relation to any one or more Dates, and for a certain period or indefinitely.

The Index Sponsor may also, where it determines in its sole and absolute discretion that due to any market, regulatory, juridical, financial or fiscal circumstances, including any such circumstances arising as a result of hedging activity in relation to investments linked to the X-Alpha Index, a lack of market liquidity or any combination of factors, determine that any Dates should be expanded to include additional trading days, or moved to a trading day immediately before or succeeding any such Date, and may amend such other provisions relating to the composition and/or the calculation of the X-Alpha Index and/or the Index closing level that it considers necessary to effect any such change.

The Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the X-Alpha Index and is under no obligation to continue the calculation, publication and dissemination of the X-Alpha Index.

Market Disruption Events

With respect to the X-Alpha Index, a “market disruption event” means:

1.      (a) where the relevant Index Constituent is other than the Euro Stoxx Index, the failure of a relevant Exchange or any Related Exchange to open for trading during its regular trading session on any trading day;

(b) where the relevant Index Constituent is the Euro Stoxx Index:

(i)	the failure of the index sponsor of the Euro Stoxx Index to publish the level of that Index Constituent, or

(ii)	the failure of any Related Exchange to open for trading during its regular trading session,

in each case, on any trading day;

2.    where the relevant Index Constituent is other than the Euro Stoxx Index:

(a)	the occurrence or existence at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time for such Index Constituent:

(i)
of any suspension of or limitation imposed on trading by the relevant Exchange or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or any Related Exchange or otherwise:

(A)	on any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent; or

(B)	in futures or options contracts relating to the relevant Index Constituent on any relevant Related Exchange; or

(ii)
of any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general (A) to effect transactions in, or obtain market values for, on any relevant Exchange(s), securities that comprise 20 percent or more of the level of the relevant Index Constituent, or (B) to effect transactions in, or obtain market values for, futures or options contracts on or relating to the relevant Index Constituent on any relevant Related Exchange or futures or options contracts on or relating to any securities comprising the Index Constituent on the relevant exchange for the relevant futures or options contract; or

(b)
the closure on any Exchange Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or such Related Exchange(s), as the case may be, at least one hour prior to (A) the actual closing time for the regular trading session on such Exchange(s) or such Related Exchange(s) on such Exchange Business Day or, if earlier, (B) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for the relevant Index Constituent on such Exchange Business Day;

3.    where the relevant Index Constituent is the Euro Stoxx Index and in relation to the Euro Stoxx Index and a Component Security included in the Euro Stoxx Index, either:

(a)	the occurrence or existence, in respect of any Component Security, of:

(i)
a Trading Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security;

(ii)
an Exchange Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security; or

(iii)	an Early Closure in respect of such Component Security; and

the aggregate of all Component Securities in respect of which a Trading Disruption, an Exchange Disruption or an Early Closure occurs or exists, comprises 20 percent or more of the level of that Index Constituent; or

(b)
the occurrence or existence, in respect of futures or options contracts relating to that Index Constituent, of: (i) a Trading Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange, (ii) an Exchange Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange or (iii) an Early Closure, in each case in respect of such futures or options contracts; or

4.    a general moratorium is declared in respect of banking activities in any relevant country,

if, in the determination of the Index Sponsor, any of the foregoing is material and, in determining what is “material” the Index Sponsor may have regard to such circumstances as it deems appropriate, including any hedging arrangements of the Index Sponsor and/or any of its affiliates in relation to any transactions entered into by any of them relating to the Index or any Index Constituent.

As used above in relation to the Euro Stoxx Index:

“Early Closure” means the closure on any Exchange Business Day of the Exchange in respect of any Component Security or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange, as the case may be, at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange or Related Exchange, as the case may be, on such Exchange Business Day; and (ii) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for such Index Constituent on such Exchange Business Day.

“Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general to effect transactions in, or obtain market values for: (i) any Component Security on the Exchange in respect of such Component Security; or (ii) futures or options contracts relating to that Index Constituent on any Related Exchange; or (iii) futures or options contracts on or relating to any Component Securities on the relevant exchange for the relevant futures or options contract.

“Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange, as the case may be, or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise: (i) relating to any Component Security on the Exchange in respect of such Component Security; or (ii) in futures or options contracts relating to that Index Constituent on any Related Exchange.

In relation to paragraphs 1, 2 and 3 above, for the purpose of determining whether a market disruption event exists in relation to an Index Constituent or in respect of a Component Security at any time, if an event giving rise to a market disruption event occurs in respect of a security included in the Index Constituent or such Component Security at that time, then the relevant percentage contribution of that security or Component Security, as the case may be, to the level of that Index Constituent shall be based on a comparison of (i) the portion of the level of that Index Constituent attributable to that security or Component Security, as the case may be, and (ii) the overall level of that Index Constituent, in each case, either (a) except where the relevant Index Constituent is the Euro Stoxx Index, immediately before the occurrence of such market disruption event or (b) where the relevant Index Constituent is the Euro Stoxx Index, using the official opening weightings as published by the relevant index sponsor as part of the market “opening data.”

A “trading day” means a day on which each Exchange and each Related Exchange is scheduled to be open for its respective regular trading session, and any day on which the index sponsor for the Euro Stoxx Index is scheduled to publish the level of the Euro Stoxx Index.

“Exchange” means:

(a)
in respect of each Index Constituent other than the Euro Stoxx Index, the principal stock exchange(s) on which the securities comprising the Index Constituent are principally traded, as determined by the Index Sponsor; and

(b)
in respect of the Euro Stoxx Index, in relation to each component security of the Euro Stoxx Index (each, a “Component Security”), the principal stock exchange on which such Component Security is principally traded, as determined by the Index Sponsor.

“Exchange Business Day” means:

(a)
where the relevant Index Constituent is not the Euro Stoxx Index, any trading day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time; and

(b)
where the relevant Index Constituent is the Euro Stoxx, any trading day on which the relevant index sponsor publishes the level of the Index Constituent and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means in relation to each Index Constituent, each exchange or quotation system where trading has a material effect (as determined by the Index Sponsor) on the overall market for futures or options contracts relating to such Index Constituent (or any constituent of such Index Constituent).

“Relevant Time” means, with respect to any Index Constituent:

(a)	where the relevant Index Constituent is not the Euro Stoxx Index, the Scheduled Closing Time on the relevant Exchange on the relevant trading day; and

(b)	where the relevant Index Constituent is the Euro Stoxx Index,

(i)	for the purposes of determining whether a market disruption event has occurred pursuant to paragraph 3 of the definition thereof,

(A)	in respect of any Component Security, the Scheduled Closing Time (as defined below) on the relevant Exchange in respect of such Component Security; and

(B)	in respect of any options contracts or futures contracts on or relating to such Index Constituent, the close of trading on the relevant Related Exchange; and

(ii)	in all other circumstances, the time at which the official closing level of the relevant Index Constituent is calculated and published by the relevant index sponsor.

If, for the purposes of clauses (a) and (b)(i)(A) above, the relevant Exchange closes prior to its Scheduled Closing Time and the Relevant Time is after the actual closing time for its regular trading session, then the Relevant Time shall be such actual closing time.

“Scheduled Closing Time” means, in respect of an Exchange or Related Exchange and a trading day, the scheduled weekday closing time of such Exchange or Related Exchange on such trading day without regard to after hours or any other trading outside of the regular trading session hours.

Change in Methodology

Effective July 17, 2007, the methodology for the calculation of the X-Alpha Index was changed by the Index Sponsor to provide that: (i) in calculating the Index Constituent Pair Leveraged Return on an Index Constituent Pair Reconstitution Day, the Index Constituent Pair Exposure for each Index Constituent Pair would be that in effect for the immediately preceding trading day rather than the newly calculated Index Constituent Pair Exposure and (ii) in calculating the X-Alpha Leveraged Daily Cumulative Return on an X-Alpha Reconstitution Day, the X-Alpha Exposure would be that in effect for the immediately preceding trading day rather than the newly calculated X-Alpha Exposure.

The following table presents a comparison of the Index closing levels and annualized return from October 22, 1996

(the X-Alpha Index inception date) to July 16, 2007 calculated under the original methodology for the calculation of the X-Alpha Index to the retrospectively calculated Index closing levels and annualized return that would have resulted if the revised methodology for the calculation of the X-Alpha Index had been applied beginning on October 22, 1996.

	Prior Methodology	Revised Methodology (Retrospectively Calculated)
October 22, 1996 (retrospectively calculated)	1,000.00	1,000.00
October 3, 2006 (first date of live calculation)	2,018.76	1,933.94
July 16, 2007 (last day of original methodology)	2,184.80	2,073.74
Annualized Return from October 22, 1996 to July 16, 2007	7.55%	7.03%

To effect the transition from the original methodology to the revised methodology, the Index closing level in effect on July 16, 2007 was used as the starting point for the calculation of the X-Alpha Index under the new methodology. While the revised methodology would have resulted in lower Index closing levels and return for the dates and periods presented in the table above, such revised methodology would not necessarily have such an effect in all market conditions.

Further Information Relating to the X-Alpha Index

The Index Sponsor will publish the Index closing level for each trading day on Bloomberg ticker DBGLXAE <Index> or any successor thereto and on Deutsche Bank’s website at https://index.db.com/servlet/home or any successor thereto. The Index Sponsor will also publish on these websites any adjustments made to the X-Alpha Index, including notice of any material modification or change to the X-Alpha Index methodology described in this description. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this description.

THE HAVEN INDEX

General

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Haven Index

The Haven Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a volatility filter.  The inception date of the Haven Index was October 15, 2010.

The Haven Index has been calculated back to a base date of December 12, 1999.  The level of the Haven Index is calculated on an excess return basis (the “Haven Index Closing Level”) by Deutsche Bank AG on each index business day. The Haven Index Closing Level is quoted in U.S. dollars.

The Haven Index employs a volatility filter to dynamically control the notional participation, up to a maximum of 100%, in the Base Index.  The volatility filter employs a moving average rule which calculates the ratio of the two-week moving average against the one-year moving average of one week implied volatility of EUR/USD at-the-money options.  If the two-week moving average is above the one-year moving average, meaning that the short-term average exceeds the long-term average, the volatility filter will reduce the notional participation in the Base Index. Conversely, if the two-week moving average is below the one-year moving average, meaning that the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, subject to a maximum participation of 100%.

The volatility filter is observed on a daily basis, and the exposure to the Base Index is rebalanced on each index business day.  As of March 19, 2012, the participation level of the Haven Index in the Base Index was 100%.

The Base Index - The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index was created by Deutsche Bank AG (the “Base Index Sponsor”) on December 19, 2005. The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential losses from currency rate risk. The Base Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) and may lead investors to move out of such currencies rapidly, which may lead to the currency becoming volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

The Base Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S dollar. The Base Index is recomposed every quarter; at each recomposition, the Base Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Base Index currencies (the “Index Currencies”) for that quarter.

On October 20, 2011, the Eligible Currencies were the Australian dollar, the Brazilian real, the Canadian dollar, the Swiss franc, the Czech koruna, the Euro, the British pound, the Hungarian forint, the Japanese yen, the Korean won, the Mexican peso, the Norwegian krone, the New Zealand dollar, the Polish zloty, the Swedish krona, the Singapore dollar, the Turkish lira, the Taiwanese dollar, the U.S. dollar and the South African rand. The Australian dollar, the

Canadian dollar, the Swiss franc, the Euro, the British pound, the Japanese yen, the Norwegian krone, the New Zealand dollar, the Swedish krona, and the U.S. dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Base Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects from the remaining G10 currencies and the remaining non-G10 currencies the currencies with the three highest and three lowest Yield Fix Rates for inclusion in the Base Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Base Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Base Index reflects notional long forward positions in the Long Currencies, and notional short forward positions in the Short Currencies; these positions are equally weighted. A new equally-weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Base Index (the “Base Index Closing Level”) over the prior quarter. During each quarter, the Base Index Closing Level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar or decrease in the value of the Short Currencies versus the dollar will drive increases in the Base Index Closing Level. Conversely, a decrease in the value of the Long Currencies versus the dollar or increase in the value of the Short Currencies versus the dollar will drive decreases in the Base Index Closing Level. In addition, the Base Index Closing Level reflects the deduction of an annual 1.5% fee, which accounts for the Base Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of October 20, 2011, the Long Currencies were the Australian dollar, the Brazilian real, the Hungarian forint, the Norwegian krone and the Turkish lira. As of that date, the Short Currencies were the Japanese yen, the Singapore dollar, the Swiss franc, the Taiwanese dollar and the U.S. dollar.

In addition, at any quarterly recomposition, the Base Index Sponsor may add as an Eligible Currency any currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Base Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Base Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Base Index Sponsor, the Base Index Sponsor may make such adjustments to the methodology and calculation of the Base Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

Force Majeure Event and Other Adjustment Events

Force Majeure Event

If a Force Majeure Event occurs or continues on any index business day that in the determination of the Index Sponsor prevents or otherwise affects its determinations in respect of a the Haven Index on such index business day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Haven Index as it considers appropriate to determine the Haven Index Closing Level on any such index business day; and/or

(ii) defer making available the Haven Index Closing Level until the next index business day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cease to calculate and make available the Haven Index Closing Level.

For purposes of this description:

“Force Majeure Event” means an event or circumstance other than an Index Disruption Event and a Base Index Disruption Event (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor.

Other Adjustment Events

If at any time in the determination of the Index Sponsor:

(a) the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Haven Index or in any other way materially modifies the Haven Index (an “Index Modification”); or

(b) the Index Sponsor makes an error in the calculation and/or publication of the Haven Index (an “Index Error”); or

(c) the Index Sponsor fails to calculate and/or publish the Haven Index (an “Index Disruption Event”);or

(d) a Base Index Disruption Event occurs; or

(e) the Index Sponsor permanently cancels the Haven Index and no successor index exists (an “Index Cancellation” and, together with an Index Modification, an Index Error, an Index Disruption Event and a Base Index Disruption Event, each an “Index Adjustment Event”), then the Index Sponsor may:

(i)  make such determinations and/or adjustments in relation to the determination of the Haven Index and the calculation of the Haven Index Closing Level as it deems appropriate; and/or

(ii)  defer making available the Haven Index Closing Level until the next index business day on which it determines that no Index Adjustment Event exists or subsists; and/or

(iii)  replace the Haven Index or the Base Index with a replacement index in good faith and in a commercially reasonable manner with an index using the same or substantially the same formula for and method of calculation as is used in the calculation of the Haven Index or the Base Index, as applicable; and/or

(iv)  calculate the Haven Index Closing Level by reference to the closing level of the Base Index for a period of up to ten successive days using the most recent Base Index closing level prior to the Force Majeure Event or other Index Adjustment Event; and/or

(v)  permanently cease to calculate and make available the Haven Index Closing Level.

Any adjustment, determination, deferral, replacement or cancellation shall be effective on any such day as determined by the Index Sponsor.

For purposes of this description:

A “Base Index Disruption Event” means the occurrence of any of the events set out in (i)-(x) below (or any event which the Base Index Sponsor determines may lead to any such event), all as determined by the Base Index Sponsor.  The Base Index Sponsor is Deutsche Bank AG, London Branch.

(i)    Dual Exchange Rate: a currency exchange rate which is used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising the Base Index on the relevant disrupted day splits into dual or multiple currency exchange rates.

(ii)  General Inconvertibility: the occurrence of any event that generally makes it impossible to convert any Base Index currency comprising the Base Index on the relevant disrupted day into U.S. dollars in the Base Index currency jurisdiction for the Base Index currency through customary legal channels.

(iii)  General Non-Transferability: the occurrence of any event that generally makes it impossible to deliver:

(A)      U.S. dollars from accounts inside the Base Index currency jurisdiction for any Base Index currency comprising the Base Index on the relevant disrupted day to accounts outside the relevant Base Index currency jurisdiction; or

(B)      any Base Index currency comprising the Base Index on the relevant disrupted day between accounts inside the Base Index currency jurisdiction for the Base Index currency or to a party that is a non-resident of the relevant Base Index currency jurisdiction.

(iv) Governmental Authority Default: with respect to any security or indebtedness for borrowed money of, or guaranteed by, any governmental authority in relation to any Base Index currency comprising the Base Index on the relevant disrupted day, the occurrence of a default, event of default or other similar condition or event (however described) including, but not limited to:

(A)  the failure of timely payment in full of any principal, interest or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money or guarantee;

(B)  a declared moratorium, standstill, waiver, deferral, repudiation or rescheduling of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee; or

(C)  the amendment or modification of the terms and conditions of payment of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee, without the consent of all holders of such obligation.  The determination of the existence or occurrence of any default, event of default or other similar condition or event shall be made without regard to any lack or alleged lack of authority or capacity of such governmental authority to issue or enter into such security, indebtedness for borrowed money or guarantee.

(v)  Governmental Authority Action: any change in, or amendment to, the laws or regulations prevailing in the Base Index currency jurisdiction in respect of any Base Index currency comprising the Base Index on the relevant disrupted day or a change in any application or official interpretation of such laws or regulations or any other action by a governmental authority which the Base Index Sponsor determines may cause any other Base Index Disruption Event to occur or which leads or may lead to the introduction of a "currency peg" regime.

(vi)  Illiquidity: it becomes impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(vii) Nationalisation: any expropriation, confiscation, requisition, nationalisation or other action by any relevant governmental authority which deprives Deutsche Bank AG (or any of its affiliates), of all or substantially all of its assets in the Base Index currency jurisdiction in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(viii) Price Materiality: in relation to any relevant market rate the Base Index Sponsor uses to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day, there is a material difference in such rate as determined by reference to the relevant forward price source(s) on any relevant day and the same rate determined by reference to any other market source(s) on such day, all as determined by the Base Index Sponsor.

(ix)  Price Source(s) Disruption: (A) it becomes impossible to obtain a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day from the relevant price source and (B) the Base Index Sponsor is unable to determine the relevant fallback rate.

(x)  Hedging Disruption: the Base Index Sponsor determines that Deutsche Bank AG and/or any of its affiliates would be unable, after using commercially reasonable efforts, to

(A)  acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to such Base Index; or

(B)  realize, recover or remit the proceeds of any such transaction(s) or asset(s).

If either the Haven Index or the Base Index is (A) not calculated and announced by the Index Sponsor or the Base Index Sponsor (as the case may be) but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Haven Index or the Base Index (as applicable), then in each case that index (the successor index and successor base index, respectively) will be deemed to be the Haven Index or the Base Index (as applicable).

Change in the Methodology of the Haven Index

The Index Sponsor may modify the methodology used to determine the Index as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index currency). The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Haven Index Closing Level. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

THE MUNI TRENDS INDEX

The Deutsche Bank Muni Trends Plus Index (the “Muni Trends Index”) is intended to reflect the economic performance over time, less costs, of a strategy that takes long and/or short positions in interest rate swaps to capture returns generated by (i) the over-prediction of future interest rates (“forward rate bias”) observed in the U.S. municipal market and (ii) the relative value between the yield curve of U.S. municipal interest rates and the yield curve of USD LIBOR interest rates in a rising interest rate environment.

Forward rate bias is the observed tendency of interest yield curves to over-predict future realized interest rates.  Because investors generally favor short-term trades, a relatively high premium needs to be embedded in long-term trades in order to compensate for duration risk (the risk that interest rates will change over time) and attract investors. However, forward rates tend to overcompensate investors for duration risk and are generally higher than future realized interest rates. The Muni Trends Index seeks to capture returns generated by the forward rate bias in the U.S. municipal market by taking a long position (receiving fixed payments and making floating payments) in one-year forward, one-year swaps on U.S. municipal interest rates.  One-year forward, one-year swaps are forward starting swaps that are effective one year from now and mature one year later. Such interest rate swaps generally require a party to pay a floating rate determined by reference to the SIFMA Municipal Swap Index, while receiving a fixed rate (the swap rate) from the other party.

While U.S. municipal forward rates generally tend to over-predict future interest rates in U.S. municipal market, in a rising interest rate environment the forward rates have the tendency to under-predict future interest rates. Consequently, when short-term interest rates are rising, the Muni Trends Index will, in addition to the long position in one-year forward, one-year swaps on U.S. municipal interest rates, take a short position (making fixed payments and receiving floating payments) in one-year forward, one-year swaps on USD LIBOR with higher leverage than the long position to offset some or all of the potential losses suffered from the long position in one-year forward, one-year swaps on U.S. municipal interest rates and potentially generate gains from such short position. The net result is that the Muni Trends Index will take a long position in one-year forward, one-year swaps on U.S. municipal interest rates in a stable or decreasing interest rate environment, and in a rising interest rate environment, as indicated by the Rising Rates Signal described below, will take both a long position in one-year forward, one-year swaps on U.S. municipal interest rates and a short position in one-year forward, one-year swaps on USD LIBOR.

The long position and any short position will be rolled each quarter on the Friday immediately preceding the third Wednesday in each March, June, September and December (each, a “Roll Day”). The closing level of the Muni Trends Index (the “Index Closing Level”) on each Index Business Day (as defined below) is calculated on a leveraged basis using 15.3846 (10 divided by (1 minus 35%)) times the returns from the long position in one-year forward, one-year swaps on U.S. municipal interest rates minus, if applicable, 20 times the returns from the short position in one-year forward, one-year swaps on USD LIBOR, minus a roll cost of 3% per annum. The leverage level of the long position, 15.3846, was derived using the U.S. federal top marginal tax rate, which was 35% as of October 28, 2011.  For purposes of calculating the Index Closing Level, the U.S. municipal swap rates and the LIBOR swap rates are determined by reference to the Muni Yield Curve and the LIBOR Yield Curve, respectively, as described below.

The sponsor of the Muni Trends Index is Deutsche Bank Securities Inc. (the “Index Sponsor”).  The base date of the Muni Trends Index is September 17, 1990 (the “Index Base Date”), on which day the Index Closing Level was set at 100.  The Muni Trends Index has been calculated on a live basis since October 28, 2011.

Rising Rates Signal

On the Index Business Day immediately preceding each Roll Day (the “Signal Day”), if the 3-month USD LIBOR rate on the Signal Day has increased from the 3-month USD LIBOR rate on the preceding Signal Day by more than 45 basis points (0.45%), then USD interest rates will be deemed to be rising and a rising rates signal (a “Rising Rates Signal”) will be deemed to occur on the Signal Day.

If no Rising Rates Signal has occurred on a Signal Day, the Muni Trends Index will take a long positions in one-year forward, one-year swaps on U.S. municipal interest rates. If a Rising Rates Signal is deemed to have occurred on a Signal Day, the Muni Trends Index will take a short position in one-year forward, one-year swaps on USD LIBOR on each subsequent Index Business Day until the next Signal Day, in addition to its regular long positions in one-year forward, one-year swaps on U.S. municipal interest rates.

U.S. Municipal Yield Curve and USD Libor Yield Curve

A yield curve is the relation between the interest rate and the time to maturity of a debt instrument.  As the maturity of a debt increases, the cost of borrowing (the interest rate) will generally increase.  Using a select number of market data points, a yield curve can be constructed to predict the interest rates for any maturity along the yield curve.

To determine the relevant U.S. municipal swap rates used in calculating the Index Closing Level, the Index Sponsor will construct a U.S. municipal yield curve (the “Muni Yield Curve”) on each Index Business Day by using a collection of fixed for floating interest rate swaps of varying maturities in the U.S. municipal interest rate swap market and other financial instruments that the Index Sponsor may deem appropriate to consider for the purposes of building the Muni Yield Curve (such financial instruments including swaps, the “Muni Instruments”). Similarly, to determine the relevant LIBOR swap rates used in calculating the Index Closing Level in a rising interest rate environment, the Index Sponsor will construct a USD LIBOR yield curve (the “LIBOR Yield Curve,” together with the Muni Yield Curve, the “Yield Curves”) on each Index Business Day by using a collection of fixed for floating interest rate swaps of varying maturities in the LIBOR interest rate swap market and other financial instruments that the Index Sponsor may deem appropriate to consider for the purposes of building the LIBOR Yield Curve (such financial instruments including swaps, the “LIBOR Instruments,” together with the Muni Instruments, the “Instruments”).

Calculation of the Muni Trends Index

If a Rising Rates Signal has occurred, the Index Closing Level on each Index Business Day will be calculated on a leveraged basis using 15.3846 times the returns from the long position in one-year forward, one-year swaps on U.S. municipal interest rates minus 20 times the returns from the short position in one-year forward, one-year swaps on USD LIBOR, minus a roll cost of 3% per annum. If a Rising Rates Signal has not occurred, the Index Closing Level on each Index Business Day will be calculated on a leveraged basis using 15.3846 times the returns from the long position in one-year forward, one-year swaps on U.S. municipal interest rates minus a roll cost of 3% per annum.

The Index Sponsor will calculate the Index Closing Level of the Muni Trends Index on each Index Business Day to be equal to:

(i)
if a Rising Rates Signal is deemed to have occurred on the Signal Day immediately prior to such Index Business Day, the product of (i) the Index Closing Level on the Roll Day immediately prior to such Index Business Day (or, if none, the Index Base Date) and (ii) (a) one plus (b) the Muni Swap Rate Return on such Index Business Day minus (c) the LIBOR Swap Rate Return on such Index Business Day minus (d) the Accumulated Roll Cost; and

(ii)
if no Rising Rates Signal has occurred on the Signal Day immediately prior to such Index Business Day, the product of (i) the Index Closing Level on the Roll Day immediately prior to such Index Business Day (or, if none, the Index Base Date) and (ii) (a) one plus (b) the Muni Swap Rate Return on such Index Business Day minus (c) the Accumulated Roll Cost.

“Muni Swap Rate Return” means, in respect of a relevant Index Business Day, the product of (i) 15.3846, or 10 divided by (1 minus 35%), and (ii) (a) the Previous Muni Swap Rate minus (b) the Current Muni Swap Rate, in each case in respect of the relevant Index Business Day.

“Previous Muni Swap Rate” means, in respect of a relevant Index Business Day, the US SIFMA municipal market one-year forward, one-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the Muni Yield Curve on the Roll Day immediately preceding the relevant Index Business Day (or, if none, the Index Base Date).

“Current Muni Swap Rate” means, in respect of a relevant Index Business Day, the US SIFMA municipal market one-year forward, one-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the Muni Yield Curve on the relevant Index Business Day.

“LIBOR Swap Rate Return” means, in respect of a relevant Index Business Day, the product of (i) 20 and (ii) (a) the Previous LIBOR Swap Rate minus (b) the Current LIBOR Swap Rate, in each case in respect of the relevant Index Business Day.

“Previous LIBOR Swap Rate” means, in respect of a relevant Index Business Day, the US LIBOR market one-year forward, one-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the LIBOR Yield Curve on the Roll Day immediately preceding the relevant Index Business Day (or, if none, the Index Base Date).

“Current LIBOR Swap Rate” means, in respect of a relevant Index Business Day, the US LIBOR market one-year forward, one-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the LIBOR Yield Curve on the relevant Index Business Day.

“Accumulated Roll Cost” means, in respect of a relevant Index Business Day, the product of (i) 3%, (ii) the number of calendar days from the Roll Day immediately prior to such Index Business Day (or, if none, the Index Base Date) and (iii) 1 / 365.

“Index Business Day” means a day (other than a Saturday or Sunday):

(a)	on which commercial banks and exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York; and

(b)	on which no Disruption Event is subsisting.

Disruption Events

From time to time, an event may occur that would require the Index Sponsor to calculate either the Muni Yield Curve and/or the LIBOR Yield Curve for the Muni Trends Index on an alternative basis. If such Disruption Event (as defined below) occurs or subsists on any Index Business Day that in the determination of the Index Sponsor prevents or otherwise affects its determinations with respect to the Index Closing Level or any other relevant value that requires determination or calculation by the Index Sponsor in relation to such Index Business Day (including, but not limited to, the determination of any price, value, rate or level of any Instrument relating to the Muni Trends Index), then:

(i)
the Index Sponsor may make such adjustments and/or determinations in relation to the Muni Trends Index and any relevant value as it may determine, in its sole and absolute discretion, appropriate to facilitate the calculation and publication of the Index Closing Level on such Index Business Day; or

(ii)
if the Index Sponsor determines that any such adjustment or determination referred to in the sub-paragraph (i) above cannot be made on such Index Business Day,  then the Index Sponsor may defer calculation and publication of the Index Closing Level until the next Index Business Day on which the Index Sponsor determines, in its sole and absolute discretion, that no Disruption Event exists, provided that where the Index Sponsor determines to defer calculation and publication of the Index Closing Level and the calculation and publication of the Index Closing Level is deferred as a result of a Disruption Event continuing for a period of twenty consecutive Index Business Days, then the Index Sponsor may:

(a)
calculate and publish the Index Closing Level relating to each Index Business Day falling in or after such period having regard to the then prevailing market conditions, the last reported price, value, rate or level of any Instrument relating to the Index and such other factor(s) and condition(s) that the Index Sponsor considers relevant for the purpose of determining such Index Closing Levels including, but not limited to, for the avoidance of doubt, any modifications that the Index Sponsor determines to be appropriate in relation to any signal determinations relating to the Muni Trends Index; and/or

(b)
permanently cease to calculate and publish the Index Closing Level as of the later of (x) the date when such Disruption Event commenced or (y) the Index Business Day following the last Index Business Day for which the Index Sponsor calculated and published the relevant Index Closing Level in accordance with sub-paragraph (a) above (if any) and, in each case, as applicable, the Muni Trends Index shall terminate.

“Disruption Event,” in respect of the Muni Trends Index and a day, means an event (including a Force Majeure Event, a national holiday or a day of national mourning) that would require the Index Sponsor to calculate either the Muni Yield Curve or the LIBOR Yield Curve for the Muni Trends Index on an alternative basis were such an event to occur or exist on such day, all as determined by the Index Sponsor.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
Change of Law or Rules: there is a change in, or amendment to, the laws, rules or regulations relating to any Instrument or a change in any application or interpretation of such laws, rules or regulations.

(ii)	De Minimis Trading: the number of Instruments traded on any relevant date is materially reduced or liquidity in the market for any Instrument is otherwise reduced for any reason.

(iii)	Disappearance of Instrument: the failure of trading in any Instrument to commence, or the permanent discontinuation of trading in any Instrument.

(iv)
Hedging Disruption: The Index Sponsor determines that it and/or any of its affiliates would be unable, temporarily or permanently, after using commercially reasonable efforts, to: (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issue or other relevant transactions relating to or calculated by reference to the Index; or (B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

(v)	Material Change in Formula: the occurrence since the Index Base Date of a material change in the formula for or the method of calculating an Instrument.

(vi)
Price Source Disruption: a Price Source is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting access to the information necessary for determining any Yield Curve.

(vii)
Settlement Disruption: the Index Sponsor determines that trading in, or settlement in respect of any asset or assets notionally constituting the portfolio of any Instrument are subject to any material disruption temporarily or permanently.

(viii)
Tax Disruption: the imposition of or change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any Instrument, by any government or taxation authority after the Index Base Date, if the effect of such imposition, change or removal is to materially raise or lower the price at which such Instrument trades on the relevant exchange on any relevant date from what it would have been without that imposition or change or removal.

(ix)	Trading Suspension: the material suspension of trading in any Instrument.

(x)
Yield Curve Disruption: the Index Sponsor is temporarily or permanently unable to calculate a Yield Curve (including by reason of the failure or unavailability of any software or hardware through which or on which it is made available) or a Yield Curve is temporarily or permanently unavailable for any reason.

“Price Sources” means any providers of market price information relating to any Muni Instrument or LIBOR Instrument including but not limited to Reuters, Bloomberg and any other such provider, as determined by the Index Sponsor in its sole and absolute discretion.

“Force Majeure Event” means, in respect of the Muni Trends Index, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Muni Trends Index and which is beyond the reasonable control of the Index Sponsor.

Index Sponsor

Unless otherwise provided, all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Muni Trends Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Muni Trends Index, no assurance can be given that fiscal, market, regulatory, juridical, taxation, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to (a) any USD LIBOR interest rate swap transactions or U.S. municipal interest rate swap transactions from which values will be derived for a Muni Yield Curve or  a LIBOR Yield Curve or (b) any other financial instruments that the Index Sponsor deems appropriate to consider for the purposes of generating a Yield Curve) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor will be entitled to make any such modification or change. The Index Sponsor may also make modifications to the terms of the Muni Trends Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description. The Index Sponsor will make available any such modification or change and the effective date thereof on its website.

THE GLOBAL ASCENT INDEX

The Deutsche Bank Global Ascent II USD (Series 2) Index (the “Global Ascent Index”) is intended to reflect the economic performance over time, less costs, of a strategy that dynamically allocates exposure between (i) a notional investment in the Deutsche Bank Ascent Broad EUR Index (the “Ascent Broad Index”) and (ii) a notional investment in the Deutsche Bank FRB Basket Hedged into USD Index (the “FRB Basket Index”), using a risk-based algorithm that seeks to increase returns from such investments by increasing the allocation to the Ascent Broad Index and reducing the allocation to the FRB Basket Index when the markets appear relatively stable and investors are disposed to risk-taking, and by reducing the allocation to the Ascent Broad Index and increasing the allocation to the FRB Basket Index when the markets are in periods of risk aversion. In addition, any allocation to the Ascent Broad Index or the FRB Basket Index will be dynamically adjusted to achieve a 12% volatility level based on the realized volatility of the relevant index over defined periods.

The Ascent Broad Index is designed to capture cross-currency interest rate differentials in relation to certain developed and emerging market currencies by receiving the interest rates of the currencies in jurisdictions with high interest rates and paying the interest rates of the currencies in jurisdictions with low interest rates. This interest rate “carry strategy” tends to perform well in relatively stable and risk-seeking markets and tends to suffer losses in volatile and risk-averse markets. The FRB Basket Index is designed to capture returns generated by the over-prediction of future interest rates observed in the yield curve of U.S. dollar interest rates and the yield curve of Euro interest rates. The FRB Basket Index tends to perform well during difficult economic environments in which central bank ease monetary conditions by cutting short-term interest rates.

The Global Ascent Index allocates notional exposure between the Ascent Broad Index and the FRB Basket Index in accordance with a risk-based algorithm based on the Deutsche Bank Full Risk Monitor Signal (the “Risk Monitor Signal”).  The Risk Monitor Signal observes the movements of six different indicators and has a signal output of 1 or 0, indicating whether the perceived level of risk in the markets is risk averse (1) or risk taking (0). In respect of each Index Business Day (as defined below) on which the Risk Monitor Signal has a value of 1, the allocation to the Ascent Broad Index will be decreased in increments of 20% to a minimum notional allocation of 0%, and the allocation to the FRB Basket Index will be simultaneously increased in increments of 20% to a maximum notional allocation of 100%. On a monthly basis, the allocations of the Global Ascent Index are retested. If the Risk Monitor Signal has a value of 0 for each of the five Index Business Days preceding a monthly Roll Date (as defined below) of the Ascent Broad Index, the notional allocation to the Ascent Broad Index will be increased to 100% and the notional allocation to the FRB Basket Index will be simultaneously decreased to 0% on such monthly Roll Date.

In addition, on each Roll Date the exposure to each of the Ascent Broad Index and the FRB Basket Index will be dynamically adjusted to achieve a 12% volatility level, based upon a comparison of the realized volatility experienced by the relevant index over defined periods with the target volatility. When the realized volatility of the relevant index goes up, the leverage applied to the notional allocation to the Ascent Broad Index or the FRB Basket Index, as applicable, will decrease. When the realized volatility of the relevant index goes down, the leverage applied to the notional allocation to the Ascent Broad Index or the FRB Basket Index, as applicable, will increase up to the maximum leverage level for that index. The maximum leverage for the Ascent Broad Index is 240% (2.4 times) and the maximum leverage for the FRB Basket Index is 3000% (30 times).

The Index Closing Level of the Global Ascent Index will be calculated by the Index Sponsor on each Index Business Day based on the closing levels of the Ascent Broad Index and the FRB Basket Index and the notional allocations and leverages assigned to the Ascent Broad Index and the FRB Basket Index, less an index fee (the “Index Fee”) of 2.50% per annum and any reconstitution cost (the “Reconstitution Cost”), which are based on changes to the notional allocation to the Ascent Broad Index on each Rebalancing Date as described below. A “Rebalancing Date” means any

Roll Date of the Ascent Broad Index and any Index Business Day on which the notional allocation to the Ascent Broad Index is adjusted.

The sponsor of the Global Ascent Index is Deutsche Bank AG, London Branch (the “Index Sponsor”).  The base date of the Global Ascent Index is April 28, 2000 (the “Index Base Date”), on which day the Index Closing Level was set at 100.  The Global Ascent Index has been calculated on a live basis since October 18, 2011.

Risk Monitor Signal

 The Risk Monitor Signal combines the outcome of six different asset class indicators to produce a daily signal (the “Signal Output”) reflecting the perceived level of risk in the markets independent from any underlying investment.

Markets have the observed tendency to go through phases of expansion and contraction.  During these times of expansion and contraction, the level of risk investors perceive in the markets fluctuates.  Certain asset prices and volatility levels have been observed to contain implicit information on prevailing levels of perceived risk.  For example, a sudden widening of bond spreads may signify a general aversion towards risky assets.  The Risk Monitor Signal observes the movements of six different indicators and produces a Signal Output of 1 or 0, indicating whether the perceived level of risk in the markets is risk averse (1) or risk taking (0).

The Signal Output is determined by observing the movements of six different indicators (each, an “Indicator”): interest rates implied volatility, equity implied volatility, foreign exchange rates implied volatility, interest rate levels, LIBOR/OIS basis spreads and credit spreads.  These Indicators were chosen because they tend to demonstrate significant movement in economic downturns when investors become risk averse.  The implied volatility of interest rates, equity and/or foreign exchange rates may increase significantly in phases of economic contraction when investors exit risky assets.  Interest rates have the observed tendency to decrease as investors shift to investing in less-risky assets such as treasury bonds.  LIBOR/OIS basis spread is the basis spread between USD overnight indexed swap rate (“OIS”) fixed by the central bank and LIBOR, which is a floating rate of financing that fluctuates depending on how lending banks assess the risk of lending to other banks. Therefore, the basis spread between USD OIS and LIBOR tends to increase as the financial markets begin to price in a higher risk environment. Finally, credit spreads have the observed tendency to widen as markets anticipate increased default risk in economic downturns.

Each Indicator is made up of a set number of constituents to represent the Indicator asset class.

Indicator	Constituents
Interest Rates Implied Volatility	U.S. dollar and Euro 2 year 2 year, 5 year 10 year, and 10 year 10 year swaptions
Equity Implied Volatility	The S&P 500 Index and the Dow Jones EURO STOXX 50 Index
Foreign Exchange Rates Implied Volatility	Euro, South Korean won, Japanese yen and Australian dollar against U.S. dollar
Interest Rate Levels	U.S. dollar and Euro 3 month forward 3 month rate, 2 year swap rate and 10 year swap rate
LIBOR/OIS Basis Spreads	Basis spreads of 3 month USD LIBOR against the USD overnight indexed swap rate and 3-month EURIBOR against the Euro overnight index average rate
Credit Spreads	CDX and iTraxx indices covering Europe, America and Asia

Each constituent’s spot price or level is observed daily and is compared to its recent trend (if a constituent’s spot price or level moves too far way from the trend line, it signifies a change in fundamentals and the trend line will be adjusted).  If 50% or more of the constituents’ spot prices or levels of an Indicator on a business day deviate from their respective trend lines by more than an expected amount, then a signal of 1 is produced for that Indicator.  A signal of 1 for an Indicator means that the level of risk in the Indicator is risk averse.  For example, the LIBOR/OIS basis spreads Indicator has two constituents: (i) the basis spread between the three-month USD LIBOR and USD OIS rate, and (ii) the basis spread between the three-month EURIBOR and the Euro overnight index average rate (“EONIA”).  Generally, the USD OIS and EONIA rates reflect the market expectations of future official interest rates set by U.S. and EU central banks.  If LIBOR or EURIBOR begins to increase and the USD OIS or EONIA rate remains stable, then it means that lending banks are charging borrowing banks more for default risk.  If one or both constituents observe a growing basis spread that deviates from its respective trend line by more than an expected amount, then the LIBOR/OIS basis spread Indicator will produce a signal of 1.  Conversely, if neither constituents’ observed basis spread significantly deviates from its respective trend line, then the LIBOR/OIS basis spread Indicator will produce a signal of 0.

If three or more of the Indicators have a signal of 1, then the Signal Output for that day will be 1, indicating that the perceived level of risk in the markets is risk averse.

The sponsor of the Risk Monitor Signal is Deutsche Bank AG, London Branch.  The base date of the Risk Monitor Signal is March 16, 1990.  The Risk Monitor Signal has been calculated on a live basis since October 20, 2011.  Prior to

January 1, 2007, the Risk Monitor Signal was based on only four Indicators, where the Signal Output was 1 when the output of two or more of the Indicators was 1, and the Signal Output was 0 otherwise.

Ascent Broad Index

The DB Ascent Broad Index is designed to capture cross-currency interest rate differentials in relation to certain developed and emerging market currencies by receiving the interest rates of the currencies in jurisdictions with high interest rates and paying the interest rates of the currencies in jurisdictions with low interest rates.  More specifically, the Ascent Broad Index provides investors with exposure to the notional performance of interest rate carry trades on currencies selected from six developed-market countries (the currency of each such country, a “DM Currency”) and six emerging-market countries (the currency of each such country, an “EM Currency”; each of the DM Currencies and EM Currencies, an “Eligible Currency”).  The strategy reflected in the Ascent Broad Index takes the view that by taking long positions in high-yielding currencies and short positions in low-yielding currencies, an investor’s gain from interest rate differentials between high-yielding currencies and low-yielding currencies, less the costs of taking these positions, will exceed the potential losses from taking exchange rate risk with respect to the selected currencies.  However, no assurance can be given that this expectation is, or will remain, valid.  Various market factors and economic conditions could at any time and for extended periods of time cause, and have in the past caused currencies to become volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility, all of which can cause carry trade losses that would adversely affect the level of the Ascent Broad Index.  These adverse currency movements can be caused or exacerbated when investors become more risk-averse toward high-yielding currencies.  Such risk aversion can be greater with respect to the EM Currencies and may lead investors to move out of such currencies rapidly. The DM Currencies include Australian dollar (AUD), Canadian dollar (CAD), euro (EUR), British pound (GBP), Japanese yen (JPY) and U.S. dollar (USD), and the EM Currencies include Brazilian real (BRL), Chinese yuan (CNY), Indian rupee (INR), South Korean won (KRW), Mexican peso (MXN) and South African rand (ZAR).

The interest rate carry trades embedded in the Ascent Broad Index seek to exploit differentials in short-term interest rates among the countries of the Eligible Currencies by (i) taking notional long positions in (x) high-interest-rate-paying DM Currencies through 5-year floating-for-floating cross currency interest rate swaps on 3-month cash deposits in such DM Currencies against the U.S. dollar and/or (y) high-interest-rate-paying EM Currencies through 3-month foreign exchange non-deliverable forward contracts on such EM Currencies against the U.S. dollar, and (ii) taking notional short positions in (x) low-interest-rate-paying DM Currencies through 5-year floating-for-floating cross currency interest rate swaps on 3-month cash deposits in such DM Currencies against the U.S. dollar and/or (y) low-interest-rate-paying EM Currencies through 3-month foreign exchange non-deliverable forward contracts on such EM Currencies against the U.S. dollar.

If the Ascent Broad Index takes a notional long position in a DM Currency, it means that, in the relevant hypothetical swap transaction with a swap counterparty, the Ascent Broad Index receives a notional amount in U.S. dollars and pays a notional amount of equal value in the DM Currency at the start of the swap trade, pays interests on the notional amount in U.S. dollar and receives interests on the notional mount in the DM Currency in the course of the swap, and pays the notional amount in U.S. dollar and receives the notional amount in the DM Currency of equal value based on the USD/DM Currency spot exchange rate upon the swap’s termination.  If the Ascent Broad Index takes a notional long position in an EM Currency, it means that, in the relevant hypothetical forward transaction with a forward counterparty, the Ascent Broad Index buys the EM Currency at the 3-month forward exchange rate (and therefore sells the U.S. dollar) through a 3-month forward contract at the start of the 3-month period and then sells the EM Currency (and therefore buys the U.S. dollar) at the spot exchange rate at the end of the 3-month period.

If the Ascent Broad Index takes a notional short position in a DM Currency or an EM Currency, its rights and obligations with respect to the underlying swap transaction or the underlying forward transaction, as applicable, are reversed.  In the relevant hypothetical swap transaction with a swap counterparty, the Ascent Broad Index pays a notional amount in U.S. dollar and receives a notional amount of equal value in the DM Currency at the start of the swap trade, pays interests on the notional amount in the DM Currency and receives interests on the notional mount in U.S. dollar in the course of the swap, and receives the notional amount in U.S. dollar and pays the notional amount in the DM Currency of equal value based on the USD/DM Currency spot exchange rate upon the swap’s termination.  If the Ascent Broad Index takes a notional short position in an EM Currency, in the relevant hypothetical forward transaction with a forward counterparty, the Ascent Broad Index sells the EM Currency at the 3-month forward exchange rate (and therefore buys the U.S. dollar) through a 3-month forward contract at the start of the 3-month period and then buys the EM Currency (and therefore sells the U.S. dollar) at the spot exchange rate at the end of the 3-month period.

Whether it takes a long position or a short position in an Eligible Currency and whether the underlying transaction is a swap or a forward, the Ascent Broad Index is exposed to foreign exchange risk in the relevant trade because of the conversion of the relevant Eligible Currency back to U.S. dollars, or of U.S. dollars back to the relevant Eligible Currency, based on the spot exchange rate upon the termination of the trade. Therefore, the Ascent Broad Index will generally increase if the net interest payments (the amount of interest received from the high-interest-rate-paying Eligible

Currencies less the amount of interest paid on the low-interest-rate-paying Eligible Currencies) less any cost more than offsets any depreciation of the high-interest-rate-paying Eligible Currencies relative to the U.S. dollar or any appreciation of the low interest-rate-paying Eligible Currencies relative to the U.S. dollar. Conversely, the Ascent Broad Index will generally decrease if the net interest payments less any cost fails to offset any depreciation of the high-interest-rate-paying Eligible Currencies relative to the U.S. dollar or any appreciation of the low interest-rate-paying Eligible Currencies relative to the U.S. dollar.

The Ascent Broad Index consists of three equally weighted tranches, which are each rolled quarterly but in different months. The roll dates (each, a “Roll Date”) of the three tranches follow a January-April-July-October schedule, a February-May-August-November schedule and a March-June-September-December schedule, respectively.  At any time each tranche has long exposure to two out of twelve sub-indices and short exposure to two out of the same twelve sub-indices.  Each such sub-index tracks a swap trade relating to a DM Currency or a forward trade relating to an EM Currency, and reflects the economic return of such swap or forward trade.  On each Roll Date, all the Eligible Currencies are ranked based on their respective yields, and the exposure of the tranche is set so that it takes an equally weighted long position in the two sub-indices relating to the Eligible Currencies with the highest yields and an equally weighted short position in the two sub-indices relating to the Eligible Currencies with the lowest yields.  The tranche has zero exposure to the remaining currencies.  The yield of each Eligible Currency on a Roll Date is determined relative to the yield of U.S. dollars.

The closing level of each sub-index relating to a DM Currency is calculated by the sponsor of the Ascent Broad Index on each business day based on its closing level on the immediately preceding Roll Date and the sum of (i) the mark-to-market present value of the underlying cross-currency interest rate swap determined based on the USD/DM Currency spot exchange rate on such business day and (ii) the cumulative interest payments on the notional amount in the DM Currency less the interest payments on the notional amount in U.S. dollar from the immediately preceding Roll Date to such business day.  The closing level of each sub-index relating to an EM Currency is calculated by the sponsor of the Ascent Broad Index on each business day based on the product of (i) its closing level on the immediately preceding Roll Date and (ii) the present value of the change in forward exchange rate for the EM Currency against U.S. dollar between the immediately preceding Roll Date and such business day.

The closing level of each tranche of the Ascent Broad Index is calculated by the sponsor of the Ascent Broad Index on each business day based on its closing level on the immediately preceding Roll Date and the return of each sub-index from the immediately preceding Roll Date to the date of calculation multiplied by its respective weight, less the deduction of a cost with respect to each sub-index other than the U.S. dollar sub-index.  Within each tranche, the weight for each of the two sub-indices in which the tranche takes a notional long position is 50%, and the weight for each of the two sub-indices in which the tranche takes a notional short position is -50%.  The weight for the remaining sub-indices is zero.  The cost deducted with respect to each sub-index depends on whether the weight for the relevant sub-index changed on the immediately preceding Roll Date.  If its weight changed on the immediately preceding Roll Date, a “flip cost” will be deducted with respect to such sub-index other than the U.S. dollar sub-index, which will equal 7 basis points times the absolute value of the weight change for an EM Currency sub-index and 2 basis points times the absolute value of the weight change for a DM Currency sub-index.  If its weight did not change on the immediately preceding Roll Date, a “roll cost” will be deducted with respect to such sub-index other than the U.S. dollar sub-index, which will equal 3 basis points times the absolute value of its current weight for an EM Currency sub-index and 1 basis point times the absolute value of its current weight for a DM Currency sub-index.

The closing level of the Ascent Broad Index is then calculated based on the equally weighted returns of the three tranches, which are denominated in U.S. dollars, and then converted into Euro based on the USD/Euro spot rates on the immediately preceding Roll Date and the relevant date of calculation.

The sponsor of the Ascent Broad Index is Deutsche Bank AG, London Branch. The Ascent Broad Index has been calculated on a live basis since July 15, 2011, and has been retrospectively calculated to a base date of April 28, 2000.

FRB Basket Index

The FRB Basket Index is intended to reflect the economic performance over time of a strategy that takes equally weighted long positions in Eurodollar and EURIBOR futures contracts to capture returns generated by any over-prediction of future interest rates (“forward rate bias”) observed in the yield curve of U.S. dollar interest rates and the yield curve of Euro interest rates.

Forward rate bias is the observed tendency of interest yield curves to over-predict future realized interest rates.  Because investors generally favor short-term trades, a relatively high premium needs to be embedded in long-term trades in order to compensate for duration risk (the risk that interest rates will change over time) and attract investors.  However, forward rates tend to overcompensate investors for duration risk and are generally, but not always, higher than future realized interest rates.  The FRB Basket Index seeks to capture returns generated by the forward rate bias in the yield curve of U.S. dollar interest rates and the yield curve of Euro interest rates by taking a long position in 4th Eurodollar futures contracts and a long position in 4th EURIBOR futures contracts.  Eurodollars are U.S. dollars deposited in commercial banks outside the U.S.  4th Eurodollar futures contracts reflect market expectations for interest rates on three-month Eurodollar deposits one year in the future.  EURIBOR is the rate of interest at which Euro interbank term deposits within the Euro zone are offered by one prime bank to another prime bank.  4th EURIBOR futures contracts reflect market expectations for interest rates on three-month Euro deposits one year in the future.  The returns of the 4th EURIBOR futures contracts, which are denominated in Euros, will be converted into U.S. dollars, when calculating the closing level of the FRB Basket Index.

The notional long positions will be rolled each quarter on the Friday immediately preceding the third Wednesday in each March, June, September and December (each, a “FRB Basket Index Roll Day”).  The closing level of the FRB Basket Index on each business day is calculated as the product of (i) the closing level of the FRB Basket Index on the FRB Basket Index Roll Day immediately preceding the relevant business day and (ii) the sum of one plus the sum of 0.5 times the returns from the one-year U.S. forward rate on three-month Eurodollar deposits plus 0.5 times the product of the returns from the one-year Euro forward rate on three-month Euro deposits and the USD/Euro spot rate on such business day.  While U.S. and Euro forward rates generally tend to over-predict future interest rates denominated in U.S. dollars and Euros, in a rising interest rate environment the forward rates have the tendency to under-predict future interest rates. Consequently, in such an environment, the closing level of the FRB Basket Index may decline.

To determine the relevant U.S. forward rate used in calculating the closing level of the FRB Basket Index, the sponsor of the FRB Basket Index will construct a yield curve of U.S. dollar interest rates on each business day by using a collection of U.S. dollar cash deposits of varying durations, U.S. dollar fixed for floating interest rate swaps of varying maturities and first to fifth quarterly Eurodollar futures contracts.  Similarly, to determine the relevant Euro forward rate used in calculating the closing level of the FRB Basket Index, the sponsor of the FRB Basket Index will construct a yield curve of Euro interest rates on each business day by using a collection of Euro cash deposits of varying durations, Euro fixed for floating interest rate swaps of varying maturities and first to fifth quarterly EURIBOR futures contracts.

A yield curve is the relation between the interest rate and the time to maturity of a debt instrument.  As the maturity of a debt increases, the cost of borrowing (the interest rate) will generally increase.  Using a select number of market data points, a yield curve can be constructed to predict the interest rate for bonds of any maturity along the yield curve.

The sponsor of the FRB Basket Index is Deutsche Bank AG, London Branch.  The base date of the FRB Basket Index is March 16, 1990, on which day the closing level of the FRB Basket Index was set at 100.  The FRB Basket Index has been calculated on a live basis since February 28, 2004.

Calculation of the Global Ascent Index

The Index Closing Level of the Global Ascent Index will be calculated on each Index Business Day based on the closing levels of the Ascent Broad Index and the FRB Basket Index and the notional allocations and leverages assigned to the Ascent Broad Index and the FRB Basket Index, less an Index Fee of 2.50% per annum and any Reconstitution Cost, which are based on changes to the notional allocation to the Ascent Broad Index on each Rebalancing Date as described below.

The Index Sponsor will calculate the Index Closing Level of the Global Ascent Index on each Index Business Day to be equal to:

(A)	the product of:

(i)	the Index Closing Level on the Rebalancing Date immediately preceding such Index Business Day;

(ii)	the sum of:

(a) one;

(b)  the product of (x) the return of the Ascent Broad Index from the Rebalancing Date immediately preceding such Index Business Day, (y) the notional allocation to the Ascent Board Index on the Rebalancing Date immediately preceding such Index Business Day and (z) the leverage of the Ascent Broad Index on the Index Business Day immediately preceding the Roll Date preceding such Index Business Day; and

(c)  the product of (x) the return of the FRB Basket Index from the Rebalancing Date immediately preceding such Index Business Day, (y) 1 minus the notional allocation to the Ascent Board Index on the Rebalancing Date immediately preceding such Index Business Day and (z) the leverage of the FRB Basket Index on the Index Business Day immediately preceding the Roll Date preceding such Index Business Day; and

(iii)	one minus the Reconstitution Cost in respect of the Rebalancing Date immediately preceding such Index Business Day; minus

(B)
the Index Fee equal to the product of (i) the Index Closing Level on the Rebalancing Date immediately preceding such Index Business Day, (ii) 2.50% and (iii) the number of calendar days from, and including, the immediately preceding Rebalancing Date to, but excluding, such Index Business Day.

“Index Business Day” means a day (other than a Saturday or Sunday) (i) on which commercial banks and exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York and (ii) the TARGET2 System is open.

A “Rebalancing Date” means any Roll Date of the Ascent Broad Index and any Index Business Day on which the notional allocation to the Ascent Broad Index is adjusted.

Calculation of Allocation

The notional allocations to the Ascent Broad Index and the FRB Basket Index are varied in accordance with a risk-based algorithm and will be determined by the Index Sponsor as follows.

In respect of each Index Business Day other than a Roll Date:

(i)
if the Risk Monitor Signal has a value of 1 on the immediately preceding Index Business Day, the notional allocation to the Ascent Broad Index will be 20% less than the notional allocation to the Ascent Broad Index on such immediately preceding Index Business Day to a minimum notional allocation of 0% and the notional allocation to the FRB Basket Index will be 20% more than the notional allocation to the FRB Basket Index on the immediately preceding Index Business Day to a maximum notional allocation of 100%; and

(ii)	if the Risk Monitor has a value of 0 on the immediately preceding Index Business Day, the notional allocation to each of the Ascent Broad Index and the FRB Basket Index will not be changed.

In respect of each Index Business Day that is a Roll Date:

(i)
if the Risk Monitor Signal has a value of 0 for each of the five Index Business Days preceding such Roll Date, the notional allocation to the Ascent Broad Index will be increased to 100% and the notional allocation to the FRB Basket Index will be simultaneously decreased to 0% on such Roll Date; and

(ii)
if the Risk Monitor Signal does not have a value of 0 for each of the five Index Business Days preceding such Roll Date, then the notional allocation to the Ascent Broad Index and the FRB Basket Index will be determined in accordance with the above paragraph as if such Index Business Day were not a Roll Date.

Calculation of Leverage

In addition, on each Roll Date the exposure to each of the Ascent Broad Index and the FRB Basket Index will be dynamically adjusted to achieve a 12% volatility level, based upon a comparison of the realized volatility experienced by the relevant index over defined periods with the target volatility. When the realized volatility of the relevant index goes up, the leverage applied to the notional allocation to the Ascent Broad Index or the FRB Basket Index, as applicable, will decrease. When the realized volatility of the relevant index goes down, the leverage applied to the notional allocation to the Ascent Broad Index or the FRB Basket Index, as applicable, will increase.

On the Index Business Day immediately preceding each Roll Date, the Index Sponsor will determine the leverage to be applied to the notional allocation to the Ascent Broad Index or the FRB Basket Index, as applicable, for the period from (and including) such Roll Date to (but excluding) the following Roll Date. The leverage to be applied to the notional allocation to the Ascent Broad Index will be an amount equal to (i) 12% divided by (ii) the greater of the volatility experienced by the Ascent Broad Index over the previous 30 business days and the volatility experienced by the Ascent Broad Index over the previous 60 business days, subject to a maximum leverage of 240% (2.4 times). The leverage to be applied to the notional allocation to the FRB Basket Index will be an amount equal to (i) 12% divided by (ii) the greater of the volatility experienced by the FRB Basket Index over the previous 30 business days and the volatility experienced by the FRB Basket Index over the previous 60 business days, subject to a maximum leverage of 3000% (30 times).

By way of example, if, on a Roll Date, the actual volatility experienced by the Ascent Broad Index is 4% over the previous 30 business days and 12% over the previous 60 business days, the leverage to be applied to the Ascent Broad Index will be 100%. If, on such Roll Date, the actual volatility experienced by the Ascent Broad Index over the previous 60 business days is less than 12%, the leverage to be applied to the Ascent Broad Index will be reset to a level greater than 100%, but no greater than 240%. To maintain the target volatility of 12%, the Global Ascent Index attempts to compensate for such lower historical volatility in the Ascent Broad Index by increasing exposure going forward. Conversely, if, on a Roll Date, the actual volatility experienced by the Ascent Broad Index over the previous 60 business days is greater than 12%, the leverage to be applied to the Ascent Broad Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 12%, the Global Ascent Index attempts to compensate for higher historical volatility in the Ascent Broad Index by decreasing exposure going forward.  The leverage applied to the Ascent Broad Index and the leverage applied to the FRB Basket Index are assessed on the Index Business Day prior to each monthly Roll Date, and become effective at the end of the day on each monthly Roll Date.

Because the level of the Ascent Broad Index is reduced by the flip costs and/or roll costs on each Roll Date and the Global Ascent Index may reflect leveraged positions in the Ascent Broad Index as high as 240%, those associated flip costs and roll costs can be increased up to 2.4 times.

As of March 16, 2012, the notional allocation to each of the Ascent Broad Index and the FRB Basket Index, after adjustment by their respective leverages, were 122% and 0%, respectively.

Calculation of Reconstitution Cost

The Index Sponsor will calculate the Reconstitution Cost as a result of changing the notional allocation to the Ascent Broad Index on each Rebalancing Date. In respect of any Roll Date on which the notional allocation to the Ascent Broad Index is not changed, the Reconstitution Cost will be zero.

For each Rebalancing Date, the Reconstitution Cost is equal to the product of (i) 0.0009 and (ii) the absolute value of (x) the leverage applied to the Ascent Broad Index effective on the Roll Date immediately preceding such Rebalancing Date (or where such Rebalancing Date is a Roll Date, on the Roll Date) multiplied by the notional allocation to the Ascent Broad Index on such Rebalancing Date minus (y) the leverage applied to the Ascent Broad Index on the Index Business Day immediately preceding such Rebalancing Date multiplied by the notional allocation to the Ascent Broad Index on the Index Business Day immediately preceding such Rebalancing Date.

Disruption Events

From time to time, an event may occur that would require the Index Sponsor to calculate the Global Ascent Index on an alternative basis. If such Disruption Event (as defined below) occurs or subsists on any Index Business Day that in the determination of the Index Sponsor prevents or otherwise affects its determinations with respect to the Index Closing Level or any other relevant value that requires determination or calculation by the Index Sponsor in relation to such Index Business Day (including, but not limited to, the determination of any price, value, rate or level of any Instrument (as defined below) relating to the Global Ascent Index), then:

(i)
the Index Sponsor may make such adjustments and/or determinations in relation to the Global Ascent Index and any relevant value as it may determine, in its sole and absolute discretion, appropriate to facilitate the calculation and publication of the Index Closing Level on such Index Business Day; or

(ii)
if the Index Sponsor determines that any such adjustment or determination referred to in the sub-paragraph (i) above cannot be made on such Index Business Day, then the Index Sponsor may defer calculation and publication of the Index Closing Level until the next Index Business Day on which the Index Sponsor determines, in its sole and absolute discretion, that no Disruption Event exists, provided that where the Index Sponsor determines to defer calculation and publication of the Index Closing Level and the calculation and publication of the Index Closing Level is deferred as a result of a Disruption Event continuing for a period of twenty consecutive Index Business Days, then the Index Sponsor may:

(a)
calculate and publish the Index Closing Level relating to each Index Business Day falling in or after such period having regard to the then prevailing market conditions, the last reported price, value, rate or level of any Instrument relating to the Global Ascent Index and such other factor(s) and condition(s) that the Index Sponsor considers relevant for the purpose of determining such Index Closing Levels including, but not limited to, for the avoidance of doubt, any modifications that the Index Sponsor determines to be appropriate in relation to reconstitution relating to the Global Ascent Index; and/or

(b)
permanently cease to calculate and publish the Index Closing Level as of the later of (x) the date when such Disruption Event commenced or (y) the Global Ascent Index Business Day following the last Index Business Day for which the Index Sponsor calculated and published the relevant Index Closing Level in accordance with sub-paragraph (a) above (if any) and, in each case, as applicable, the Global Ascent Index shall terminate.

“Disruption Event,” in respect of any Index Business Day, means an event (including a Force Majeure Event, a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the Global Ascent Index on an alternative basis were such an event to occur or exist on such day, all as determined by the Index Sponsor in its sole and absolute discretion.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
Price Source Disruption: any Price Source of any Underlying Index, any Instrument or any other information relevant to the Global Ascent Index or any Underlying Index is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the Global Ascent Index.

(ii)
Trading Suspension: the material suspension of trading in any asset or financial instrument or security, notional or otherwise, which is a component or sub-component of the Global Ascent Index or any Underlying Index (each, an “Instrument”).

(iii)	Disappearance of any Instrument: the failure of trading to commence, or the permanent discontinuation of trading in any Instrument.

(iv)	De Minimis Trading: the number of Instruments traded on any relevant date is materially reduced or liquidity in the market for any Instrument is otherwise reduced for any reason.

(v)
Change of Law or Rules: there is a change in, or amendment to, the laws, rules, regulations or standard form contracts relating to any Instrument or a change in any application or interpretation of such laws, rules, regulations or standard form contracts that has a material effect on such Instrument.

(vi)
Settlement Disruption: the Index Sponsor determines in its sole and absolute discretion that trading in, or settlement in respect of, any Instrument is subject to any material disruption temporarily or permanently.

(vii)
Tax Disruption: the imposition of, change in, removal of or change in the interpretation of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any Instrument, by any government or taxation authority after the relevant Index Base Date, if the effect of such imposition, change, removal or change in interpretation is to raise or lower the price, rate or level at which such Instrument trades on the relevant exchange or in the relevant market on any relevant date from the price, rate or level at which it would have traded without that imposition, change, removal or change in interpretation.

(viii)
Hedging Disruption: The Index Sponsor determines that it and/or any of its affiliates would be unable, after using commercially reasonable efforts, to: (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issue, financial instrument or other relevant financial transaction relating to or calculated by reference to the Global Ascent Index; or (ii) realise, recover or remit the proceeds of any such transaction(s) or asset(s).

“Force Majeure Event” means, in respect of the Global Ascent Index, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Global Ascent Index and which is beyond the reasonable control of the Index Sponsor.

“Price Sources” means any providers of market price information relating to any Instrument, including but not limited to, (i) Reuters, Bloomberg and any other such provider, and/or (ii) any proprietary information, published or unpublished, of the Index Sponsor or any of its affiliates relevant to determining the price of such Instrument, in each case as applicable, as determined by the Index Sponsor in its sole and absolute discretion.

“Underlying Indices” means the Ascent Broad Index, the FRB Basket Index and the Risk Monitor Signal.

Adjustments to Underlying Index

Successor Underlying Index Sponsor and Successor Underlying Index

If at any relevant time, any Underlying Index is:

(i)
not calculated and published by the sponsor of such Underlying Index (a “Underlying Index Sponsor”) but is calculated and published by a successor sponsor (a “Successor Underlying Index Sponsor”) acceptable to the Index Sponsor; or

(ii)
replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of that Underlying Index (a “Successor Underlying Index”);

then in each case the relevant Underlying Index will be deemed to be (i) such Underlying Index so calculated and published by that Successor Underlying Index Sponsor or (ii) that Successor Underlying Index, as the case may be.

Underlying Index Events

If at any relevant time the Underlying Index Sponsor or the Successor Underlying Index Sponsor of an Underlying Index:

(iii)
makes or announces that it will make a material change in the formula for or the method of calculating an Underlying Index or in any other way materially modifies an Underlying Index (other than a modification prescribed in that formula or method to maintain that Underlying Index in the event of permitted changes in its constituents and/or other routine events (a “Underlying Index Modification”);

(iv)	permanently cancels the Underlying Index (a “Underlying Index Cancellation”);

(v)
fails to calculate such Underlying Index and publish the levels of such Underlying Index on an Index Business Day on which such Underlying Index levels were scheduled to be published (a “Underlying Index Disruption”); or

(vi)
the Index Sponsor determines, in its sole and absolute discretion that any price, value or level of such Underlying Index or any Instrument of such Underlying Index has been calculated by reference to incorrect data or to quotations by dealers that do not reflect the true market trading prices, values or levels of such Underlying Index and/or related Instrument (a “Underlying Index Error” and together with any Underlying Index Modification, Underlying Index Cancellation and Underlying Index Disruption, an “Underlying Index Event”),

then, upon the occurrence of any Underlying Index Event, the Index Sponsor may:

(a)
determine the level of such Underlying Index at the relevant time using, in lieu of a published level for that Underlying Index, the level of such Underlying Index as at the relevant time as determined by the Index Sponsor in accordance with the formula for and method of calculating such Underlying Index last in effect prior to the Underlying Index Event or in accordance with any other formula for or method of calculating such Underlying Index as the Index Sponsor determines to be appropriate for such purpose in its sole and absolute discretion;

(b)	select a successor Underlying Index to replace such Underlying Index in its sole and absolute discretion; or

(c)	permanently cease to calculate and publish the Global Ascent Index.

For the avoidance of doubt, in certain circumstances an event may be both an Underlying Index Event and a Disruption Event. In such cases, the Index Sponsor, acting in its sole and absolute discretion, shall decide whether to exercise its rights under the Disruption Events or this section.

Change in the Methodology and Termination of the Global Ascent Index

In calculating and determining the value of the Global Ascent Index, the Index Sponsor shall, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Global Ascent Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any Instrument for which values will be determined in relation to the Global Ascent Index and/or any relevant Underlying Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor shall be entitled to make any such modification or change.

The Index Sponsor may make modifications to the Global Ascent Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision. In particular, but without limitation, the Index Sponsor may, at any time and without notice, change the frequency of calculation of the Index Closing Level and make such adjustment to the methodology as it deems necessary, in its sole and absolute discretion, to take account of the amended frequency of calculation.  In making any such modifications however the Index Sponsor shall make reasonable efforts to ensure that such modifications or changes result in a methodology that is consistent in its intended commercial purpose. The Index Sponsor will make available any such modification or change and the effective date thereof on its website.

The Index Sponsor may, in its sole and absolute discretion, at any time and without notice, terminate the calculation and publication of the Global Ascent Index.

Index Sponsor

Unless otherwise provided, all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

THE MUNI ARBITRAGE INDEX

The Deutsche Bank Diversified Municipal Arbitrage 2 Plus Index (the “Muni Arbitrage Index”) is intended to reflect the economic performance over time, less costs, of a strategy that takes weighted long and short positions in interest rate swaps to capture returns generated by the observed tendency of the yield curve of U.S. municipal interest rates to be steeper than the yield curve of USD LIBOR interest rates.

Municipal interest rates are the interest rates of the tax-exempt municipal bonds. Due to the tax-exempt status of such municipal bonds, municipal interest rates should theoretically be lower than LIBOR interest rates by a percentage approximately equal to the U.S. federal top marginal tax rate.  In normal market environments, short-term municipal interest rates and short-term LIBOR interest rates have generally approximated this relationship.  However, municipal bonds with longer maturities tend to have higher yields than would be implied by this relationship. This is believed due to excess supply of longer-term municipal bonds, generated by the desire for longer term financing for municipal projects, relative to the investor demand for longer-term bonds.  Because of this imbalance of demand and supply, a greater premium (as compared to the premium in long-term LIBOR interest rates) needs to be embedded in long-term municipal bonds in order to entice investors to invest in them.  As a result, the yield curve of U.S. municipal interest rates has an observed tendency to be steeper than the yield curve of USD LIBOR interest rates.

The Muni Arbitrage Index seeks to capture returns generated by the observed tendency of the yield curve of U.S. municipal interest rates to be steeper than the yield curve of USD LIBOR interest rates, by taking both a long position (receiving fixed payments and making floating payments) with 50 times leverage in a basket of two-year forward starting swaps with one, two, three, four and six-year maturities on U.S. municipal interest rates and a short position (making fixed payments and receiving floating payments) with 25 times leverage in a basket of two-year forward starting swaps with one, two, three, four and six year maturities on USD LIBOR. Two-year forward starting swaps with one, two, three, four or six-year maturities are swaps that are effective two years from now and mature one, two, three, four or six years later.  Such interest rate swaps generally require one party to pay a floating rate determined by reference to either the SIFMA Municipal Swap Index or the USD LIBOR BBA, as applicable, while receiving a fixed rate (the swap rate) from the other party. Generally, the Muni Arbitrage Index is expected to increase if the yield curve of U.S. municipal interest rates is steeper than the yield curve of USD LIBOR interest rates after taking into account the leverage and the roll cost. Conversely, the Muni Arbitrage Index is expected to decrease if the yield curve of USD LIBOR interest rates is steeper than the yield curve of U.S. municipal interest rates after taking into account the leverage and the roll cost.

The long position and short position will be rolled each quarter on the second Index Business Day (as defined below) immediately preceding the third Wednesday in each March, June, September and December (each, a “Roll Day”). The closing level of the Muni Arbitrage Index (the “Index Closing Level”) on each Index Business Day  is calculated on a leveraged basis using 50 times the returns from the long position in a basket of two-year forward starting swaps with one, two, three, four and six year maturities on U.S. municipal interest rates minus 25 times the returns from the short position in a basket of two-year forward starting swaps with one, two, three, four and six year maturities on USD LIBOR, minus a roll cost of 2.50% per annum. For purposes of calculating the Index Closing Level, the U.S. municipal swap rates and the LIBOR swap rates are determined by reference to the Muni Yield Curve and the LIBOR Yield Curve, respectively, as described below.

The sponsor of the Muni Arbitrage Index is Deutsche Bank Securities Inc. (the “Index Sponsor”).  The base date of the Muni Arbitrage Index is January 2, 1996 (the “Index Base Date”), on which day the Index Closing Level was set at 100.  The Muni Arbitrage Index has been calculated on a live basis since June 21, 2011.

U.S. Municipal Yield Curve and USD Libor Yield Curve

A yield curve is the relation between the interest rate and the time to maturity of a debt instrument.  As the maturity of a debt increases, the cost of borrowing (the interest rate) will generally increase.  Using a select number of market data points, a yield curve can be constructed to predict the interest rates for any maturity along the yield curve.

To determine the relevant U.S. municipal swap rates used in calculating the Index Closing Level, the Index Sponsor will construct a U.S. municipal yield curve (the “Muni Yield Curve”) on each Index Business Day by using a collection of fixed for floating interest rate swaps of varying maturities in the U.S. municipal interest rate swap market and other financial instruments that the Index Sponsor may deem appropriate to consider for the purposes of building the Muni Yield Curve (such financial instruments including swaps, the “Muni Instruments”). Similarly, to determine the relevant LIBOR swap rates used in calculating the Index Closing Level in a rising interest rate environment, the Index Sponsor will construct a USD LIBOR yield curve (the “LIBOR Yield Curve,” together with the Muni Yield Curve, the “Yield Curves”) on each Index Business Day by using a collection of fixed for floating interest rate swaps of varying maturities in the LIBOR interest rate swap market and other financial instruments that the Index Sponsor may deem appropriate to consider for the purposes of building the LIBOR Yield Curve (such financial instruments including swaps, the “LIBOR Instruments,” together with the Muni Instruments, the “Instruments”).

Calculation of the Muni Arbitrage Index

The Index Closing Level on each Index Business Day will be calculated on a leveraged basis using 50 times the returns from the long position in a basket of two-year forward starting swaps with one, two, three, four and six year maturities on U.S. municipal interest rates minus 25 times the returns from the short position in a basket of two-year forward starting swaps with one, two, three, four and six year maturities on USD LIBOR, minus a roll cost of 2.50% per annum

The Index Sponsor will calculate the Index Closing Level of the Muni Arbitrage Index on each Index Business Day to be equal to the product of (i) the Index Closing Level on the Roll Day immediately prior to such Index Business Day (or, if none, the Index Base Date) and (ii) (a) one plus (b) the Average Municipal Arbitrage Return on such Index Business Day minus (c) the Accumulated Roll Cost.

“Average Municipal Arbitrage Return” is the arithmetic mean of all Municipal Arbitrage Returns <N>.

“N” means the number one (1), two (2), three (3), four (4), or six (6). The symbol <N>, depending on context thereof, shall be construed accordingly, for instance as “of maturity of N years” and so on.

“Municipal Arbitrage Return <N>” means (a) the Muni Swap Rate Return <N> minus (b) the LIBOR Swap Rate Return <N>.

“Muni Swap Rate Return <N>” means, in respect of a relevant Index Business Day, the product of (i) 50 and (ii) (a) the Previous Muni Swap Rate <N> minus (b) the Current Muni Swap Rate <N>, in each case in respect of the relevant Index Business Day.

“Previous Muni Swap Rate <N>” means, in respect of a relevant Index Business Day, the US SIFMA municipal market two-year forward, N year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the Muni Yield Curve on the Roll Day immediately preceding the relevant Index Business Day (or, if none, the Index Base Date).

“Current Muni Swap Rate <N>” means, in respect of a relevant Index Business Day, the US SIFMA municipal market two-year forward, N-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the Muni Yield Curve on the relevant Index Business Day.

“LIBOR Swap Rate Return <N>” means, in respect of a relevant Index Business Day, the product of (i) 25 and (ii) (a) the Previous LIBOR Swap Rate <N> minus (b) the Current LIBOR Swap Rate <N>, in each case in respect of the relevant Index Business Day.

“Previous LIBOR Swap Rate <N>” means, in respect of a relevant Index Business Day, the US LIBOR market two-year forward, N-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the LIBOR Yield Curve on the Roll Day immediately preceding the relevant Index Business Day (or, if none, the Index Base Date).

“Current LIBOR Swap Rate <N>” means, in respect of a relevant Index Business Day, the US LIBOR market two-year forward, N-year swap rate on the relevant Index Business Day, as determined by the Index Sponsor in its sole and absolute discretion by reference to the LIBOR Yield Curve on the relevant Index Business Day.

“Accumulated Roll Cost” means, in respect of a relevant Index Business Day, the product of (i) 2.50%, (ii) the number of calendar days from the Roll Day immediately prior to such Index Business Day (or, if none, the Index Base Date) and (iii) 1 / 365.

 “Index Business Day” means a day (other than a Saturday or Sunday):

(a)	on which commercial banks and exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York; and

(b)	on which no Disruption Event is subsisting.

Disruption Events

From time to time, an event may occur that would require the Index Sponsor to calculate either the Muni Yield Curve and/or the LIBOR Yield Curve on an alternative basis.  If such Disruption Event (as defined below) occurs or subsists on any Index Business Day that in the determination of the Index Sponsor prevents or otherwise affects its determinations with respect to the Index Closing Level or any other relevant value that requires determination or calculation by the Index Sponsor in relation to such Index Business Day (including, but not limited to, the determination of any price, value, rate or level of any Instrument relating to the Muni Arbitrage Index), then:

(i)
the Index Sponsor may make such adjustments and/or determinations in relation to the Muni Arbitrage Index and any relevant value as it may determine, in its sole and absolute discretion, appropriate to facilitate the calculation and publication of the Index Closing Level on such Index Business Day; or

(ii)
if the Index Sponsor determines that any such adjustment or determination referred to in the sub-paragraph (i) above cannot be made on such Index Business Day,  then the Index Sponsor may defer calculation and publication of the Index Closing Level until the next Index Business Day on which the Index Sponsor determines, in its sole and absolute discretion, that no Disruption Event exists, provided that where the Index Sponsor determines to defer calculation and publication of the Index Closing Level and the calculation and publication of the Index Closing Level is deferred as a result of a Disruption Event continuing for a period of twenty consecutive Index Business Days, then the Index Sponsor may:

(a)
calculate and publish the Index Closing Level relating to each Index Business Day falling in or after such period having regard to the then prevailing market conditions, the last reported price, value, rate or level of any Instrument relating to the Index and such other factor(s) and condition(s) that the Index Sponsor considers relevant for the purpose of determining such Index Closing Levels; and/or

(b)
permanently cease to calculate and publish the Index Closing Level as of the later of (x) the date when such Disruption Event commenced or (y) the Index Business Day following the last Index Business Day for which the Index Sponsor calculated and published the relevant Index Closing Level in accordance with sub-paragraph (a) above (if any) and, in each case, as applicable, the Muni Arbitrage Index shall terminate.

“Disruption Event,” in respect of the Muni Arbitrage Index and a day, means an event (including a Force Majeure Event, a national holiday or a day of national mourning) that would require the Index Sponsor to calculate either the Muni Yield Curve or the LIBOR Yield Curve for the Muni Arbitrage Index on an alternative basis were such an event to occur or exist on such day, all as determined by the Index Sponsor.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
Change of Law or Rules: there is a change in, or amendment to, the laws, rules or regulations relating to any Instrument or a change in any application or interpretation of such laws, rules or regulations.

(ii)	De Minimis Trading: the number of Instruments traded on any relevant date is materially reduced or liquidity in the market for any Instrument is otherwise reduced for any reason.

(iii)	Disappearance of Instrument: the failure of trading in any Instrument to commence, or the permanent discontinuation of trading in any Instrument.

(iv)
Hedging Disruption: The Index Sponsor determines that it and/or any of its affiliates would be unable, temporarily or permanently, after using commercially reasonable efforts, to: (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issue or other relevant transactions relating to or calculated by reference to the Index; or (B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

(v)	Material Change in Formula: the occurrence since the Index Base Date of a material change in the formula for or the method of calculating an Instrument.

(vi)
Price Source Disruption: a Price Source is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting access to the information necessary for determining any Yield Curve.

(vii)
Settlement Disruption: the Index Sponsor determines that trading in, or settlement in respect of any asset or assets notionally constituting the portfolio of any Instrument are subject to any material disruption temporarily or permanently.

(viii)
Tax Disruption: the imposition of or change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any Instrument, by any government or taxation authority after the Index Base Date, if the effect of such imposition, change or removal is to materially raise or lower the price at which such Instrument trades on the relevant exchange on any relevant date from what it would have been without that imposition or change or removal.

(ix)	Trading Suspension: the material suspension of trading in any Instrument.

(x)
Yield Curve Disruption: the Index Sponsor is temporarily or permanently unable to calculate a Yield Curve (including by reason of the failure or unavailability of any software or hardware through which or on which it is made available) or a Yield Curve is temporarily or permanently unavailable for any reason.

 “Price Sources” means any providers of market price information relating to any Muni Instrument or LIBOR Instrument including but not limited to Reuters, Bloomberg and any other such provider, as determined by the Index Sponsor in its sole and absolute discretion.

“Force Majeure Event” means, in respect of the Muni Arbitrage Index, an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Muni Arbitrage Index and which is beyond the reasonable control of the Index Sponsor.

Index Sponsor

Unless otherwise provided, all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Muni Arbitrage Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Muni Arbitrage Index, no assurance can be given that fiscal, market, regulatory, juridical, taxation, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to (a) any USD LIBOR interest rate swap transactions or U.S. municipal interest rate swap transactions from which values will be derived for a Muni Yield Curve or  a LIBOR Yield Curve or (b) any other financial instruments that the Index Sponsor deems appropriate to consider for the purposes of generating a Yield Curve) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor will be entitled to make any such modification or change. The Index Sponsor may also make modifications to the terms of the Muni Arbitrage Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description. The Index Sponsor will make available any such modification or change and the effective date thereof on its website.